STOCK PURCHASE AGREEMENT




                                     SELLERS



                                 Homer L. Aerts
                               J. Steven Dickmeyer
                                   Don D. Reed
                                  Terry L. Russ
                                Richard J. Silva




                                      BUYER


                             Air Methods Corporation

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of July 11, 1997, among HOMER L. AERTS, J. STEVEN DICKMEYER, DON D. REED, TERRY L. RUSS and RICHARD J. SILVA (individually, a "Seller" and collectively the "Sellers"), and AIR METHODS CORPORATION, a Delaware corporation (the "Buyer").

                                 R E C I T A L S

     A. The Sellers own, in the proportions set forth in SCHEDULE 2.1 hereto, all of the issued and outstanding shares of common stock (the "Shares") of Mercy Air Service, Inc., a California corporation ("Mercy" or the "Company"). Mercy owns and operates a medical transportation business which provides air-based transport, by helicopter, to individuals requiring advanced life support services during transport, in the counties of Los Angeles, Orange, Riverside, San Bernardino, Kern, Imperial, San Diego, Ventura and Santa Barbara in California (the "Service Area").

     B. Sellers also own, in the aggregate, all of issued and outstanding shares of common stock of Helicopter Services, Inc., a California corporation ("HSI"), which provides helicopter maintenance services primarily to Mercy and does business under the name "Western Helicopter Inc."

     C. Buyer desires to purchase from each Seller, and each Seller desires to sell and transfer to Buyer, all of the Shares owned by each Seller, on the terms and conditions hereinafter set forth.

     D. Concurrently herewith, Buyer and HSI are entering into an Asset Purchase Agreement of even date herewith (the "HSI Agreement"), which provides for the sale by HSI of substantially all of its assets to Buyer concurrently with the sale by Sellers of their respective Shares of Mercy hereunder.

     NOW, THEREFORE, in consideration of the respective covenants and promises of the Sellers and the Buyer hereinafter set forth, the parties hereto agree as follows:

1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), each Seller agrees severally, and not jointly, to sell, convey, assign, transfer, set over and deliver the Shares owned by him to Buyer, free and clear of pledges, options and any other adverse interests whatsoever, and Buyer shall purchase and accept such Shares from each of the Sellers.

2. PURCHASE PRICE AND TERMS OF PAYMENT.

     2.1 PURCHASE PRICE. As consideration for the sale to Buyer of the Shares, on the Closing Date Buyer shall pay to Sellers, in the manner hereinafter set forth, a purchase price (the "Purchase Price") that shall consist of Four Million Twenty-Six Thousand Three Hundred Thirty-Five Dollars ($4,026,235) and
(ii) the assumption by Buyer or the Company of certain obligations of the Sellers set forth on SCHEDULE 2.2 hereto (the "Assumed Obligations"). The Purchase Price shall be subject to adjustment, pursuant to Section 2.3 and
Section 8.6 hereof (and, as so adjusted, shall be referred to as the "Adjusted Purchase Price").

     2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer to the Sellers on the Closing Date, as follows:

          (a) CLOSING DATE CASH PAYMENT. A wire transfers of funds to each Seller in an amount that constitutes each Seller's proportionate share, as set forth in SCHEDULE 2.1 hereto (the "Proportionate Share"), of a cash payment in an amount aggregating Two Million Five Hundred Twenty-Six Thousand Two Hundred Thirty-Five Dollars ($2,526,235) (the "Closing Date Cash Payment");

          (b) SECURED NOTES. Delivery to each Seller of a secured promissory note of Buyer in a principal amount which represents each such Seller's Proportionate Share, of a principal sum totaling One Million Five Hundred Thousand Dollars ($1,500,000). Each of such secured promissory notes (a "Note" or, collectively, the "Notes") shall be in the form attached hereto as EXHIBIT A and shall be secured, in accordance with the terms and provisions contained in a security agreement, in the form attached hereto as EXHIBIT B (each, a "Security Agreement"), granting to Sellers a security interest in all present and future accounts receivable of Mercy, more fully described in Section 8 below; and

          (c) ASSUMPTION AGREEMENT. The execution and delivery by Buyer of an assumption agreement, (the "Assumption Agreement"), which shall provide for the assumption by Buyer or the Company of each of the Assumed Obligations, together with written consents of the creditors to which such obligations are payable (the "Creditors") that shall contain a release, in form and substance satisfactory to Sellers and their counsel, which releases and discharges each of the Sellers from all of such Assumed Obligations.

     2.3 ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price shall be subject to possible adjustments (the "Purchase Price Adjustments"), which are described in, and the respective amounts of which shall be determined in accordance with the terms and provisions of, SCHEDULE 2.3 hereof, which terms and provisions have been agreed upon by the parties hereto, and by this reference, are incorporated herein and made an integral part of this Agreement. Buyer shall arrange for KPMG Peat Marwick LLP, independent certified public accountants ("Peat Marwick"), to determine such Purchase Price Adjustments, to the extent necessary, as provided in SCHEDULE 2.3 hereto. Any increase or reduction in the Purchase Price as a result of any Purchase Price Adjustment shall be effectuated in the manner set forth in SCHEDULE 2.3 and shall be allocated among the Sellers in accordance with the respective Proportionate Share of each Seller as set forth on SCHEDULE
2.1. Notwithstanding the foregoing, immediately prior to Closing, the parties shall prepare an estimate of Closing Date Indebtedness (as that term is defined in SCHEDULE 2.3). If the estimate of the Closing Date Indebtedness is less than $8,200,000, then, the Closing Date Cash Payment shall be increased by the difference between $8,200,000 and such estimate. If, on the other hand, the estimate of Closing Date Indebtedness exceeds $8,200,000, then, the Closing Date Cash Payment shall be reduced by the amount of such excess. Any such adjustment to the Closing Date Cash Payment (which also shall constitute an adjustment to the Purchase Price) shall be documented in a written instrument executed and delivered by the parties at Closing concurrently with the payment of the Closing Date Cash Payment, as so adjusted, and shall be taken into account when Closing Purchase Price Adjustments are determined and effectuated pursuant to SCHEDULE
2.3 so that the Purchase Price is not adjusted more than once for the same item.

3. NON-COMPETITION AGREEMENTS. At Closing, each Seller shall enter into an agreement with Buyer, pursuant to which, among other things, such Seller shall agree not to compete with the business of the Company following the Closing, in consideration for Buyer's payment, by wire transfer, to such Seller at the Closing of a cash sum of $10,000.

4. REPRESENTATIONS AND WARRANTIES OF EACH SELLER. Each Seller, severally, as to himself and not jointly with any other of the Sellers, represents and warrants to Buyer as follows:

     4.1 AUTHORITY AND CAPACITY. Such Seller (i) has the full legal right and capacity to execute and deliver, and to perform his respective obligations under, this Agreement and his Non-Competition Agreement and (ii) has duly executed and delivered this Agreement on the date hereof with the intent to be legally bound hereby and to perform his obligations hereunder. This Agreement constitutes a valid and legally binding obligation of such Seller and is enforceable against such Seller in accordance with its terms, and such Seller's Non-Competition Agreement, when executed and delivered by the Seller, shall be a valid and legally binding obligation of such Seller enforceable against him in accordance with its terms, except, in each case, as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and
(ii) general principles of equity relating to the availability of equitable remedies (regardless of whether any such agreements are sought to be enforced in a proceeding at law or in equity).

     4.2 OWNERSHIP OF SHARES. Such Seller is the sole beneficial and record owner of, and at the Closing Seller will sell and convey to Buyer, the number of the Shares set forth opposite such Seller's name on SCHEDULE 2.1, free and clear of any pledges, options and any adverse interests of any nature whatsoever, other than restrictions imposed by federal and applicable state securities laws which do not constitute an impediment to the transfer of such Shares to Buyer as described in this Agreement. Such Seller has not, and as of the Closing he shall not have, sold, or granted any options or rights to purchase, and he has not entered, and as of the Closing he shall not have entered, into any agreement obligating him to sell or grant options or rights to purchase, any of such Shares, except to the Buyer.

     4.3 NO CONFLICTS. Except as set forth on SCHEDULE 4.3 , neither the execution and delivery nor the performance of this Agreement by such Seller, or of any of the other agreements to be entered into by such Seller with Buyer in connection with the transactions contemplated by this Agreement, will result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would be a default or breach of any lease, promissory note, security or pledge or any other agreement to which such Seller is a party or is subject and which is material to such Seller (a "Material Seller Contract");
(ii) the termination of any Material Seller Contract of such Seller or the acceleration of the maturity of any material amount of indebtedness of such Seller; (iii) the creation or imposition of any liens, charges or encumbrances on any of the Shares of such Seller; or (iv) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which such Seller is a party or is subject.

     4.4 DISCLOSURE. To the knowledge of such Seller, his representations and warranties contained in this Section 4, as modified by his Disclosure Schedules attached hereto, do not contain any statement of a material fact that was untrue when made or omits any material fact necessary to make the statements contained in such representations and warranties (as modified by such Disclosure Schedules) not misleading in light of the circumstances under which such statements were made. For purposes of this Section 4, the phrases "knowledge" or "best knowledge" of any Seller, means such Seller's actual knowledge.

5. JOINT REPRESENTATIONS AND WARRANTIES OF SELLERS. Subject to the disclosures and exceptions set forth in the Sellers' Disclosure Schedules, the Sellers hereby jointly make the following representations and warranties to Buyer with respect to the Company:

     5.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is authorized to do business in each jurisdiction in which the character of the properties owned by it or the nature of its business makes such authorization necessary and where the failure to be so qualified has had or is expected to have a Material Adverse Effect (as defined hereinafter) on the Company. The Company has the requisite corporate power and authority to conduct its business as now conducted and to own or lease (as the case may be), and to use, the properties and assets used therein. Complete and correct copies of (i) the Company's Articles of Incorporation and all amendments thereto, certified by the California Secretary of State; (ii) the Company's Bylaws, as amended to date, certified by the Company's Secretary; (iii) the stock and minute books of the Company; and (iv) any agreements restricting the transfer of or otherwise pertaining to any of the Shares, have been furnished to Buyer.

     The term "MATERIAL ADVERSE EFFECT," when used in connection with the Company, means any change, effect or circumstance that is materially adverse to the business, assets, financial condition or results of operations of the Company, other than such changes, circumstances or effects that: (i) are set forth or described in or contemplated by the Disclosure Schedules attached hereto, (ii) are set forth or described in the Financial Statements or the notes thereto, or (iii) that affects the medical air transportation business generally.

     5.2 CAPITALIZATION. The Company's authorized capital stock consists solely of 10,000 shares of common stock, without par value (the "Stock"), of which 83-1/3rd shares are issued and outstanding. All of the outstanding Shares are validly issued, fully paid and nonassessable and, to the knowledge of the Sellers, none of such Shares have been issued in violation of any preemptive rights or any agreement to which the Company is or was a party. Except as set forth on SCHEDULE 5.2 hereto, there are no outstanding warrants, options or subscriptions or other rights to purchase (collectively, "Options") or any outstanding convertible or exchangeable securities entitling the holders thereof to convert or exchange such securities ("Convertible Securities") into, shares of Company Stock, nor is the Company a party to any agreement obligating it to sell, grant or issue any Options or Convertible Securities.

     5.3 SUBSIDIARIES; INVESTMENTS. The Company does not own, directly or indirectly, shares of capital stock of any other corporation or any equity interest in any other entity or business.

     5.4 NO CONFLICTS. Except as set forth in SCHEDULE 5.4, neither the execution and delivery nor the performance of this Agreement by the Sellers, or of any of the other agreements to be entered into by Sellers pursuant to or in connection with the transactions contemplated by this Agreement, will result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of the Company, or any Material Company Contract (as defined in Section 5.12 hereof); (ii) the termination of any Material Company Contract or the acceleration of the maturity of any material indebtedness of the Company; (iii) the creation or imposition of any liens or encumbrances on any of the material assets of the Company which have had or are expected to have a Material Adverse Effect on the Company; or (iv) a violation or breach of any law, regulation, writ, injunction or decree of any court or governmental instrumentality to which the Company is a party or by which any of its material properties are bound, where such violation has had or is expected to have a Material Adverse Effect on the Company.

     5.5 FINANCIAL STATEMENTS. The Sellers have delivered to Buyer financial statements of the Company consisting of unaudited balance sheets, and related statements of operation, stockholders equity and cash flows, as of and for the fiscal years ended December 31, 1994, 1995 and 1996 (the "Financial Statements"). Except as otherwise set forth in the footnotes contained therein or in SCHEDULE 5.5, the Financial Statements were prepared on an accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly present the financial condition of the Company as at the relevant dates thereof and the results of its operations for the respective periods covered thereby. Except as set forth in SCHEDULE 5.5, the Company has no debts, obligations or liabilities, fixed or contingent, of a nature that would be required, in accordance with GAAP, to be shown on a balance sheet and that are not shown as of December 31, 1996 on the balance sheet (the "1996 Balance Sheet") that is included in the Financial Statements for the fiscal year then ended (the "1996 Financial Statements"), other than liabilities incurred after December 31, 1996 in the ordinary course of the Company's business and consistent with past practice (the "Post-1996 Liabilities").

     5.6 ABSENCE OF CERTAIN CHANGES. Except as otherwise set forth on SCHEDULE 5.6, subsequent to December 31, 1996 there has not been:

          (a) Any change in or amendment to the Articles of Incorporation or Bylaws of the Company or any recapitalization of the Company's authorized or outstanding capital stock;

          (b) Any sale or issuance of any shares of Company Stock, any grant, sale or issuance of any Options or Convertible Securities of the Company, any declaration, setting aside or payment of any dividends in respect of, or any direct or indirect redemption, purchase, or other acquisition of, any Company Stock or other securities of the Company, or any agreement to do any of the foregoing;

          (c) The execution of, or the commencement of performance under, any Material Company Contract not in existence on December 31, 1996, or any amendment, termination or revocation, of any Material Company Contract, to which the Company is, or at December 31, 1996 was, a party and which has had or is expected to have a Material Adverse Effect on the Company;

          (d) Any termination or revocation of, or any amendment to, or, to Sellers' knowledge, any threatened termination or revocation of or amendment to, any license, permit or franchise held by the Company which has had or is expected to have a Material Adverse Effect on the Company;

          (e) Any sale or transfer of, or the imposition of any lien or encumbrance on or affecting any of the assets of the Company with a book value at or above $25,000 individually or $50,000 in the aggregate, except sales or utilization of inventory or supplies and obsolete equipment in the ordinary course of business and consistent with past practices of the Company and liens for current taxes not yet due and payable;

          (f) Any material increase in the compensation (other than cost of living increases) paid or payable or in the fringe benefits provided to any employees of the Company, or the adoption of any employee benefit plans not in existence in the year ended December 31, 1996;

          (g) Any damage, destruction or loss, whether or not covered by insurance, of any of the assets of the Company in an amount which exceeds $25,000, individually, or $50,000 in the aggregate and has had or is expected to have a Material Adverse Effect on the Company;

          (h) The incurrence by the Company of any indebtedness (other than trade payables incurred in the ordinary course of business), either for borrowed money or in connection with any purchase of assets, that is not reflected in the 1996 Balance Sheet and individually or in the aggregate involves more than $50,000, other than borrowings incurred in the ordinary course of business and consistent with past practices under and within the limits of the Company's revolving bank credit line;

          (i) Any purchase or lease, or commitment to purchase or lease, helicopters or other vehicles, equipment, machinery, leasehold improvements or other capital items not disclosed in the 1996 Financial Statements involving amounts exceeding $50,000 individually, or $100,000 in the aggregate; and

          (j) The occurrence of any other event or circumstance which has had or is expected to have a Material Adverse Effect on the Company.

     5.7 TANGIBLE ASSETS. SCHEDULE 5.7 contains a list of all helicopters and other vehicles, machinery, equipment, computers, and substantially all of the furniture, fixtures, tools, and other similar depreciable tangible personal property with a book value in excess of $1,000, wherever located, that are owned by the Company (the "Tangible Assets"). Except as set forth on SCHEDULE 5.7, all helicopters and rotable equipment thereon are in an air-worthy and good flying condition in accordance with the maintenance requirements of (i) the Federal Aviation Administration (the "FAA") and (ii) the manufacturers of such helicopters or such components or equipment (as the case may be), and are free of rental parts. All other Tangible Assets are in good working order and condition (ordinary wear and tear excepted). For purposes of this Agreement "rotable equipment" means all engine and airframe components having a mandatory retirement life or overhaul cycle as published by the manufacturers of the helicopters to which such equipment relates.

     5.8 INTANGIBLE PERSONAL PROPERTY. SCHEDULE 5.8 is a true and correct list of all proprietary information and know-how documented in writing, and any other intellectual property or intangible assets, owned by the Company or in which the Company has rights or licenses, and which are material to the business of the Company, including any patents, copyrights, trademarks, service marks, trade names and all applications therefor. Except as set forth on SCHEDULE 5.8, (i) to the knowledge of the Sellers, the Company has not infringed, and is not now infringing, any patent, trade name, trademark, service mark, copyright or trade secret rights belonging to any other person, firm or corporation; and (ii) the Company owns, or holds adequate licenses or other rights to use, all patents, trademarks, service marks, trade names, copyrights, and trade secrets used in or necessary for the operation of the Company's business as now conducted.

     5.9 REAL PROPERTIES; LEASES. The Company does not own a fee interest in any real property. Attached hereto as SCHEDULE 5.9 is a list setting forth all leases under which the Company possesses or uses real property (the "Real Property Leases") and all leases under which the Company possesses or uses items of tangible personal property that are material to conduct of the Company's business (the "Personal Property Leases"). True, correct and complete copies of the Real Property Leases and Personal Property Leases (collectively, the "Leases") have been delivered to Buyer, together with the names and addresses of the lessors thereunder. The Leases are in full force and effect and the Company is not in default. To the knowledge of Sellers, (i) the other parties to the Leases are not in default thereunder and (ii) no facts or circumstances have occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company or the other parties, under any of the Real Property Leases or the Personal Property Leases. To the knowledge of the Sellers, (i) all structures and facilities on the real properties listed on
SCHEDULE 5.9 are equipped in substantial conformity with laws and governmental regulations applicable to the Company, (ii) the zoning of each parcel of real property permits the presently existing improvements and continuation of the business presently conducted thereon by the Company, and (iii) no zoning changes, and no condemnation or similar proceedings, are pending or threatened against any of the real properties listed on SCHEDULE 5.9.

     5.10 INVENTORIES. All inventories of the Company, including, without limitation, medical supplies and repair and replacement parts for helicopters (the "Inventory") are of a quality and quantity usable in the ordinary course of the Company's business, except for obsolete items, damaged items, and materials at below standard quality, which, in the aggregate, are not material in amount or have been written off or written down to net realizable value or for which reserves have been established on the books of the Company.

     5.11 TITLE TO AND ADEQUACY OF ASSETS.

          (a) Except as disclosed on SCHEDULE 5.11 hereto, the Company has good and marketable title to its material assets, free and clear of restrictions or conditions on transfer or assignment, and free and clear of all mortgages, liens, security interests, encumbrances, pledges, claims, charges, and conditional sale contracts (collectively, "liens and encumbrances"), except for liens for taxes not yet due and other liens and encumbrances that do not materially detract from the value of or interfere in any material way with the present use of the assets affected thereby or which have not had and are not expected to have a Material Adverse Effect on the Company.

          (b) The assets of the Company as shown on the December 31, 1996 Balance Sheet constitute all the assets necessary for the conduct of the Company's business in substantially the same manner as such business was conducted during the fiscal year ended December 31, 1996.

     5.12 MATERIAL COMPANY CONTRACTS. Except for leases disclosed in SCHEDULE
5.9 and any agreements and employee benefit plans disclosed on SCHEDULE 5.14, there is set forth on SCHEDULE 5.12 an accurate list of the contracts, agreements, licenses and instruments to which the Company is a party or is subject, the performance by the Company under which, or the termination of which, would have a Material Adverse Effect on the Company (the "Material Company Contracts"). Without limiting the generality of the foregoing, such list includes each contract of the Company which (i) grants a security interest in any material assets of the Company; (ii) requires the consent of any third party to, or would be violated by, the consummation of the transactions contemplated by this Agreement; or (iii) involves the borrowing of money by the Company; or
(iv) commits the Company to make or incur capital expenditures in the future, in excess of $25,000 individually, or $50,000 in the aggregate, except for any such commitments that were made in the ordinary course of business, consistent with past practices. Correct and complete copies of all of the Material Company Contracts so listed in SCHEDULE 5.12 have been furnished to Buyer. To the knowledge of the Sellers, each of the Material Company Contracts is a valid and binding obligation of the Company and is enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in SCHEDULE 5.12, (i) there are no outstanding unresolved defaults by the Company under, or to the knowledge of the Sellers any such defaults, or claims of default, by the other party or parties to, any of the Material Company Contracts which, individually or in the aggregate, have had or are expected to have a Material Adverse Effect on the Company, and (ii) to the knowledge of the Sellers there are no facts or conditions that have occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company or the other party or parties to any such Contract under any of such Contracts that is expected to have a Material Adverse Effect on the Company. Except as set forth on SCHEDULE 5.4 or SCHEDULE 5.12, no consent or approval of any party to any of the Material Company Contracts is necessary in order to permit the Sellers to consummate the transactions contemplated hereby and to allow Buyer to acquire the Shares, without thereby violating any such Material Company Contracts.

     5.13 COMPLIANCE WITH LAW/PERMITS. Except as set forth in SCHEDULE 5.13 hereto, to the knowledge of the Sellers (i) the Company is not in violation or in default of any law, rule, regulation, order, judgment, writ or decree applicable to the Company or by which it or any of its material properties is bound or affected, except for any such violations or defaults which have not had and are not expected to have a Material Adverse Effect on the Company, and (ii) the Company holds all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company as it is now being conducted (collectively, the "licenses and permits"). The Company is in compliance with the terms of the licenses and permits, except where the failure to so comply has not had and is not expected to have a Material Adverse Effect on the Company.

     5.14 EMPLOYEES; LABOR AND EMPLOYMENT AGREEMENTS; BENEFIT PLANS.

          (a) SCHEDULE 5.14 sets forth the name of each director and officer of the Company, and of each employee of and consultant to the Company whose annual cash compensation exceeds $60,000 per year, sets forth the annual compensation paid to each Seller which is reflected as an expense on the financial statements whether or not such amount exceeds $60,000, and identifies those officers or employees which the Company employs and any independent contractor that the Company has retained under an employment or similar agreement or with which it has any severance agreement. Copies of any such agreements and a copy of its employee handbook have been furnished to Buyer.

          (b) Except as set forth in SCHEDULE 5.14, (i) the Company is not a party to or otherwise bound by or subject to any collective bargaining or other labor, employment, deferred compensation, bonus, retainer, consulting, or incentive agreement, plan or contract, (ii) there has been no strike or other work stoppage by, nor, to the knowledge of any of the Sellers, has there been any union organizing activity among any of the employees of the Company during the past three (3) years. Except as set forth in SCHEDULE 5.14, to the knowledge of the Sellers, (i) the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where any noncompliance has not had and is not expected to have a Material Adverse Effect on the Company, and (ii) there is no unfair labor practice complaint pending or threatened against the Company.

          (c) SCHEDULE 5.14 hereto also contains a complete list of the Employee Plans of the Company or any subsidiary thereof (correct copies of which have been delivered to Buyer). For purposes of this Section 5.14, the term "Employee Plan" means all plans and programs (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of the Company or any subsidiary thereof, or to any other person who provides, or during the past three years provided, services to the Company, or any subsidiary thereof, whether or not such plan or plans or programs are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or are qualified under the Internal Revenue Code of 1986, as amended (the "Code"). The term Employee Plan includes (i) any employee benefit plan as defined in
     Section 3(3) of ERISA; (ii) any pension, retirement, profit sharing, incentive compensation, stock option, stock bonus, and nonqualified deferred compensation plan; (iii) any multiemployer plan as defined in
     Section 3(37) of ERISA; and (iv) any disability, medical, dental, worker's compensation, or health or life insurance plan or vacation program. Any and all tax returns, reports, forms or other documents required to be filed by the Company under applicable federal, state or local law with respect to any of the Employee Plans listed on SCHEDULE 5.14 have been timely filed and are correct and complete in all material respects; and any and all amounts due by the Company to any governmental agency or entity with respect to any of the Employee Plans have been timely and fully paid. To the Seller's knowledge, there have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC") and, to the knowledge of the Sellers, no liability to the PBGC has been incurred or is expected with respect to any Employee Plan except for any accrued insurance premiums which either have been or will be timely paid by the Company.

          (d) Except as set forth in SCHEDULE 5.14, all Employee Plans were established and are being maintained and operated in compliance, in all material respects, with applicable laws (including, but not limited to, ERISA and the Code) and all regulations and interpretations thereunder and in accordance with their plan documents, except for any noncompliance that has not had and is not expected to have a Material Adverse Effect on the Company. Each funded Employee Plan, if any, providing for payment of deferred compensation has been and is qualified under Section 401 of the Code and the Internal Revenue Service has issued one or more determination letters with respect thereto stating that such funded Employee Plan has been and is qualified under Section 401 of the Code and each trust maintained in connection with each such funded Employee Plan has been and is exempt under Section 501 of the Code. Except as set forth in SCHEDULE 5.14, there is no unfunded liability for vested or nonvested benefits under any funded Employee Plan, and all contributions required to be made to each such funded Employee Plan have been fully and timely paid. There has been
     (i) no event or condition which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder, (ii) no prohibited transaction as described in
     Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan, and (iii) no written complaints to or by any government entity have been filed or to the knowledge of the Sellers have been overtly threatened with respect to any Employee Plan. Neither the Company nor any Employee Plan has any material liability to any plan participant, beneficiary or other person under any provision of ERISA, the Code or any other applicable law other than the obligation to make contributions which are not yet due and payable. To the knowledge of any of the Sellers, there is no contract, agreement or benefit arrangement covering any employee of the Company which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Code.

     5.15 LITIGATION AND PROCEEDINGS. Except as set forth in SCHEDULE 5.15 hereto, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Sellers, overtly threatened against the Company before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, if adversely determined against the Company, would be expected to have a Material Adverse Effect.

     5.16 ENVIRONMENTAL AND SAFETY MATTERS. To the knowledge of the Sellers, except as set forth on SCHEDULE 5.16, and, except for any instances of noncompliance or any violations which have not had and are not expected to have a Material Adverse Effect on the Company, (i) the Company is in compliance, in all material respects, with all federal, state, local and regional statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety (collectively the "Environmental Laws"), and (ii) no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received, nor is any such notice pending or threatened. To the knowledge of the Sellers, none of the Company's real properties, whether owned or leased, is currently listed, or threatened to be listed, on any state or federal "superfund" list. For the purposes of this Section 5.16, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss. 9601 ET SEQ.), as amended ("CERCLA"), and its related state and local counterparts, (ii) asbestos and asbestos containing materials and polychlorinated biphenyls, and (iii) any petroleum hydrocarbon including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy.

     5.17 ILLEGAL OR IMPROPER PAYMENTS. To the knowledge of the Sellers, during the past three (3) years neither the Company, any subsidiary of the Company nor any of the directors, officers or employees of the Company have, in connection with the operation of the Company's business, (i) made any illegal political contribution from Company assets, (ii) been involved in the disbursement or receipt of corporate funds in violation of law, for the purpose of influencing the decision of any governmental or private official in any illegal or improper manner, (iii) made or received payments to or from government officials, employees or agents for purposes other than the satisfaction of lawful obligations, or (iv) been involved in the willful inaccurate recording of payments and receipts on the books of the Company which would result in a violation of law, except for any instance thereof that has not had and is not expected to have a Material Adverse Effect on the Company.

     5.18 RELATED PARTY TRANSACTIONS. Except as set forth in SCHEDULE 5.18, there are no existing or pending transactions, nor are there any agreements or understandings, between the Company and any of the Sellers, or between the Company and any of its officers, directors, or employees, including any transactions or agreement relating to (i) the purchase from or sale to the Company of any goods or services, (ii) the sale, lease, licensing or use of any of the assets of or by the Company, with or without adequate compensation, or
(iii) any borrowings from or loans to the Company, where the amounts involved in any such transaction or under such agreement exceed $60,000, individually.

     5.19 TAXES AND TAX RETURNS.

          (a) Except as set forth on SCHEDULE 5.19 and except where any of the following has not had and is not expected to have a Material Adverse Effect on the Company: (i) the Company has duly filed all Tax Returns (as hereinafter defined) which are required by law to be filed by it and has duly and properly paid, or withheld or accrued (on the Company's financial statements) for payment, when due, all foreign, federal, state and local Taxes (as hereinafter defined) due or claimed to be due from the Company as reflected on such Tax Returns, (ii) there are no assessments or claims for payment of such Taxes which have not been paid or accrued for on the Company's books and records, (iii) there is no foreign, federal or state tax audit of the Company now pending or threatened by any taxing authority,
     (iv) the Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and (v) the Company has properly withheld and paid, or accrued for payment, when due, to appropriate state and/or federal authorities, all sales and use taxes, if any, and all amounts required to be withheld from payments made to its employees, and also has paid all employment taxes as required under applicable laws. A correct and complete copy of all income tax returns filed by the Company relating to any of the preceding three calendar years have been furnished to Buyer.

          (b) Except as set forth in SCHEDULE 5.19, the Company has not (i) waived any statute of limitation in respect of any Taxes assessed by any federal, state, or local taxing authority or agreed to any extension of time with respect to an assessment of or deficiency in any Tax, (ii) filed a consent under Section 341(f) of the Code, concerning collapsible corporations, and (iii) been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (c) Except as set forth in SCHEDULE 5.19, the Company (i) is not required to file a consolidated or combined state or federal income Tax Return with any other person or entity and (ii) is not liable for the Taxes of any person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise, and (iii) the Company is not a party to any tax allocation or tax sharing agreement.

          (d) For purposes of this Agreement, (i) the term "Tax" or "Taxes" means any federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     5.20 INSURANCE. SCHEDULE 5.20 contains a listing of all policies of fire, general liability, worker's compensation, errors and omissions, malpractice and other types of insurance maintained by or on behalf of the Company, to provide insurance protection for the assets and business of the Company. Except as set forth in SCHEDULE 5.20 hereto, all of such policies are now in full force and effect and those policies or other policies covering the same risks and in substantially the same amounts have been in full force and effect continuously for the past three (3) years. The Company has not received any notice of cancellation or material amendment of any such policies; and, to the knowledge of the Sellers, all material claims thereunder have been filed in a timely fashion.

     5.21 BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 5.21 sets forth a true and complete listing, as of the date hereof, of the name and addresses of each bank or other institution in which the Company has an account or safe deposit box, the account numbers thereof, and the names of all persons authorized to draw thereon or to have access thereto, and the names of all persons, if any, who hold any powers of attorney for or granted by the Company.

     5.22 NO BROKER. Except as set forth in SCHEDULE 5.22, neither the Company nor any of the Sellers has retained an agent, finder or broker in connection with the transactions contemplated by this Agreement. The Sellers shall indemnify, hold harmless and defend Buyer and the Company from all commissions, finder's and other fees and expenses of any such persons.

     5.23 DISCLOSURE. To the knowledge of the Sellers, their representations and warranties contained in this Section 5, as modified by the Disclosure Schedules attached hereto, do not contain any statement of a material fact that was untrue when made or omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made. For purposes of this Section 5, the phrases "knowledge" or "best knowledge" of any Seller or the Sellers, means such Seller's or the Sellers' actual knowledge. Although each of the Sellers' Disclosure Schedules is intended to qualify or modify the representations and warranties of the Sellers contained in the Subsection of this Section 5 that corresponds, by number, to the number used to designate such Disclosure Schedule, the disclosures therein shall also qualify or modify any representation or warranty in any other Subsection of this
Section 5 to which it may also relate and, therefore, any information in any such Disclosure Schedule need not be repeated in any other Disclosure Schedule, in order to qualify any of the representations or warranties to which such other Disclosure Schedule relates.

6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer makes the following representations and warranties as of the date of this Agreement and, again, as of the Closing Date:

     6.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     6.2 CORPORATE POWER. Buyer possesses the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Non-Competition Agreements, the Security Agreement and the Notes.

     6.3 NECESSARY ACTIONS; BINDING EFFECT. Buyer has taken all corporate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Agreement, the Notes, the Security Agreements and the Non-Competition Agreements. This Agreement constitutes, and upon their execution and delivery by Buyer on the Closing Date, the Notes, the Security Agreements and the Non-Competition Agreements, will each constitute, valid obligations of Buyer that are legally binding on and enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether such Agreements or Notes are sought to be enforced in a proceeding at law or in equity).

     6.4 NO CONFLICTS. Neither the execution and delivery nor the performance of this Agreement, the Notes, the Security Agreements or the Non-Competition Agreements by Buyer will result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of the Certificate of Incorporation or Bylaws of Buyer, or any contract, lease, license, franchise, promissory note, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement to which Buyer is a party and which is material to Buyer (a "Material Buyer Contract"); (ii) the termination of any Material Buyer Contract or the acceleration of the maturity of any material indebtedness of Buyer; or (iii) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which the Buyer is a party or by which any of its properties is bound or any laws or regulations applicable to Buyer, where the violation would have a material adverse effect on Buyer.

     6.5 INVESTMENT INTENT. Buyer is acquiring the Shares from the Sellers for its own account for investment and not with a view to the sale or distribution thereof.

     6.6 BROKER. Buyer has not retained any broker, agent or finder in connection with the transactions contemplated by this Agreement, and Buyer shall hold harmless the Sellers from any commission, fee or expenses payable to any such broker, finder or agent by reason of his or her retention by Buyer.

     6.7 BUYER'S SECURITIES EXCHANGE ACT REPORTS AND FINANCIAL INFORMATION. Buyer has furnished to the Sellers true and complete copies of its Annual Report on Form 10K for its fiscal year ended December 31, 1996 (the "Annual Report") and its quarterly report on Form 10Q for the quarter ended March 31, 1997 (the "Quarterly Report"), as filed by Buyer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The consolidated financial statements of Buyer contained in its Annual Report and the consolidated financial statements of Buyer contained in its Quarterly Report were prepared on an accrual basis in accordance with GAAP and fairly present the consolidated financial condition of Buyer as of, and the consolidated results of operations of Buyer for the year and three months ended, December 31, 1996 and March 31, 1997, respectively; neither the Annual Report nor the Quarterly Report of Buyer contains any statement of a material fact that was untrue when made or omits any material fact necessary to make the statements contained therein, in light of the circumstances under which such statements were made not misleading; and nothing has occurred since March 31, 1997 that has had or is reasonably expected to have a material adverse effect on the financial condition or results of future operations of Buyer or has impaired or reasonably could be expected to impair Buyer's ability to perform its obligations under this Agreement, the Notes or the Security Agreements.

     6.8 RESULTS OF DUE DILIGENCE REVIEW. Except as otherwise set forth in writing delivered to Sellers prior to the execution hereof, nothing has come to the attention of Buyer as a result of its due diligence investigation of the Company, or otherwise, that has caused or causes it to believe that any of the representations or warranties of the Sellers contained herein, or any of the information contained in the Sellers' Disclosure Schedules attached hereto, is not materially accurate or is not materially complete.

     6.9 REPRESENTATIONS AND WARRANTIES. Each representation, warranty or statement made, or information provided, by Buyer in this Agreement, or in the Exhibits or Schedules hereto, or in any certificates to be delivered by Buyer at the Closing is, or when made shall be, true, complete and correct in all material respects.

7. CONDUCT OF BUSINESS PENDING THE CLOSING. Between the date hereof and the Closing, and except as otherwise consented to by Buyer in writing, or permitted pursuant to Section 8 below, the Sellers jointly covenant, as follows:

     7.1 ACCESS. Subject to the provisions of Section 14 below, the Sellers shall cause the Company to give to Buyer and its representatives, from and after the date of execution of this Agreement, on prior request therefor from Buyer or such representatives, such access to the premises, employees, agents and consultants of the Company, and such copies of the Company's financial statements, books and records, and contracts and leases and other documentation, so as to enable Buyer to inspect and evaluate all aspects of the business and operations, assets, operating results, financial condition, capitalization, ownership, and legal affairs of the Company. Buyer agrees to conduct its review, and to cause its representatives to conduct their review, in a manner designed to minimize any disruption of the operations of the Company. In addition, subject to the provisions of Section 14 below, Sellers shall (i) arrange for Company to permit the Buyer's independent public accountants to obtain access to the financial books and records of the Company, and to such other documentation which such accountants may reasonably request and the Company can obtain without unreasonable expense and effort, in connection with an audit, to be conducted by such accountants, of the Company's Financial Statements to enable Buyer to satisfy its financial reporting obligations under the Securities Exchange Act of 1934 that will arise upon consummation of the acquisition by Buyer of the Shares pursuant hereto (the "Company Audit"), and (ii) use their reasonable efforts to arrange for the Company's independent public accountants to provide such assistance as Buyer's accountants may reasonably request in connection with the Company Audit.

     7.2 CONDUCT OF COMPANY'S BUSINESS. From the date of this Agreement and until the Closing or termination of this Agreement, whichever first occurs, the Sellers shall cause the Company to operate and conduct its business diligently and only in the ordinary course, consistent with past practices. In furtherance thereof, unless Buyer's prior consent to do otherwise is obtained (which consent shall not be unreasonably withheld or delayed), Sellers shall cause the Company to:

          7.2.1 ORGANIZATION. Use its best efforts to preserve intact its organization and use its reasonable efforts to retain all of its employees and the services of all vendors, suppliers, agents and consultants to the Company, commensurate with the requirements of the Company's business;

          7.2.2 INSURANCE. Maintain insurance, including liability and errors and omissions insurance, consistent with past practices and, unless comparable insurance is substituted therefor or is not generally available to businesses of the type conducted by the Company, not take any action to terminate or modify, or permit the lapse or termination of, the present insurance policies and coverages of the Company as set forth in SCHEDULE
     5.20 hereto;

          7.2.3 LAWSUITS, CLAIMS.

          (a) Promptly notify Buyer of any lawsuit or other legal proceeding that is commenced, or that is threatened in writing, against the Company and that (i) relates to or arises out of the Company's business or operations and, if adversely determined against the Company, would be expected to have a Material Adverse Effect on the Company, or (ii) relates to any of the Shares or any of the transactions contemplated by this Agreement; and

          (b) Not settle any action or proceeding on terms that are expected to have a Material Adverse Effect on the Company, and not release, settle, compromise or relinquish any claims, causes of action or rights involving more than $25,000 individually or $50,000 in the aggregate which the Company may have against any other persons, including, without limitation, claims or rights to reimbursement or payment for services rendered by the Company;

          7.2.4 CERTAIN CHANGES. Not encumber or place any liens or security interests on any of its material properties, other than (i) liens or security interests in existence on the date hereof, (ii) statutory liens to secure taxes that are not yet due and payable, and (iii) purchase money security interests in connection with the acquisition of equipment that may be acquired in the ordinary course of the Company's business and in conformity with Paragraph 7.2.6(b) hereof;

          7.2.5 CONDITION OF ASSETS. Maintain in good working order and condition, ordinary wear and tear excepted, the tangible assets that are used, leased or owned by it and maintain all helicopters and rotable equipment thereon in an air-worthy and good flying condition, in accordance with the maintenance requirements of (i) the FAA and (ii) the manufacturers of such helicopters or such components or equipment (as the case may be) and free of rental parts.

          7.2.6 AGREEMENTS.

          (a) Use its best efforts to observe and perform all of its obligations in the Material Company Contracts, the violation of which would have a Material Adverse Effect on the Company;

          (b) Except as required by any existing contracts or agreements, not enter into any new agreement that would constitute a Material Company Contract or amend any Material Company Contract, or incur any new monetary obligation involving more than $25,000 individually or $50,000 in the aggregate, other than monetary obligations that are incurred in the ordinary course consistent with past practices;

          (c) Promptly notify Buyer in writing of the occurrence of any breach or default of any Material Company Contract; and

          (d) Not enter into any transaction with any shareholder, director or officer, or any person or entity related to or affiliated with any such person, other than those transactions that are described on SCHEDULE 5.18 hereto;

          7.2.7 CONSENTS; COMPLIANCE WITH LAWS.

          (a) Use its best reasonable efforts to obtain and maintain all consents, assignments or approvals of, and licenses, permits and franchises and rights to operate granted by, governmental authorities, the absence or loss of which is expected to have a Material Adverse Effect on the Company;

          (b) Not take any action which would be expected to result in a violation of or in noncompliance with any laws or regulations applicable to the Company that would be expected to have a Material Adverse Effect on the Company; and

          (c) Cooperate with Buyer and render to Buyer such assistance as Buyer may reasonably request, at Buyer's sole expense, in obtaining such governmental approvals;

          7.2.8 TAXES. Pay, when due, and prior to the imposition or assessment of any interest, penalties or liens by reason of the nonpayment of, all Taxes (as defined in Section 5.19 hereof) due or assessed against it, except for any Taxes being contested in good faith and for which reserves have been established by the Company.

          7.2.9 DIVIDENDS, ETC. Not:

          (a) Declare or pay any dividends or make any distributions with respect to or, redeem any of the Shares, except for dividends permitted by the provisions of SCHEDULE 7.2 hereto ("Permitted Dividends");

          (b) Approve or effect any reclassification or recapitalization of the Company or the Company's authorized or outstanding shares;

          (c) Approve or commence any proceedings for the liquidation of the Company; and

          (d) Enter into any agreement to do any of the foregoing.

          7.2.10 CORPORATE MATTERS. Not:

          (a) Amend the Articles of Incorporation or Bylaws of the Company;

          (b) Alter the composition or membership of the Company's Board of Directors;

          (c) Authorize the creation or any new class or series of shares of capital stock or sell or issue any authorized, but unissued shares of stock or any other equity securities of the Company to any one other than Buyer;

          (d) Sell, grant or issue any Options or Convertible Securities or any other rights to acquire any authorized but unissued shares of Stock or other equity securities of the Company; or

          (e) Agree to do any of the above.

8. OBLIGATIONS PENDING AND FOLLOWING THE CLOSING.

     8.1 CONSENTS. Each party to this Agreement shall use its reasonable best efforts to obtain or cause to be obtained at the earliest practicable date, and in any event prior to Closing, all consents, approvals, if any, or confirmation satisfactory to such party that any such consent or approval will be issued simultaneously with, or immediately after, the Closing, which such party requires to permit it to consummate the transactions contemplated hereby without violating any material agreement or contract or applicable law or regulation to which it is a party or to which it is subject. The parties hereto shall cooperate with each other in their efforts to obtain all such consents, approvals and licenses.

     8.2 FURTHER ASSURANCES. Each party hereto shall execute and deliver, both before and after the Closing, such instruments and take such other actions as the other party or parties, as the case may be, may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

     8.3 NOTICE OF BREACH OR OF FAILURE OF CONDITIONS. Each party to this Agreement will immediately give notice to the other parties of the occurrence of any event, or the failure of any event to occur, that results in a breach of any representation or warranty of such party or a failure to comply with or fulfill any covenant, condition or agreement contained herein.

     8.4 EXPENSES. Sellers shall pay all costs and expenses incurred or to be incurred by any of the Sellers in connection with the negotiation, preparation, execution and delivery of, and the performance of their respective obligations under, this Agreement and in closing and carrying out the transactions contemplated by this Agreement, including the costs of preparing income tax returns of the Company for the period from January 1, 1997 to the Closing Date (the "Short-Period Returns"). Buyer shall pay all of the costs and expenses incurred by it in connection with the negotiation, preparation, execution and delivery of, and the performance of its obligations under, this Agreement and in closing and carrying out the transactions contemplated by this Agreement, including (i) the fees and disbursements of the Buyer's accountants incurred in connection with the completion of the Company Audit or the determination of the Purchase Price Adjustments, and (ii) the reasonable fees and disbursements of the Company's accountants in providing any services or assistance requested of them by the Buyer's accountants in connection with or for purposes of that Audit or the determination of the Purchase Price Adjustments.

     8.5 RELEASE OF SELLER OBLIGATIONS. At the time of Closing, Buyer shall assume or discharge, without liability or cost to the Sellers, and shall obtain, on terms and conditions approved by Sellers and their counsel, the release of any obligations of Sellers with respect to and any guaranties by Sellers of any of the Assumed Obligations, including the Textron Debt (as defined in SCHEDULE
8.5 hereto).

     8.6 TRANSFER OF CASH TO SELLERS. As additional Purchase Price for the Shares, at the Closing Buyer shall pay, by wire transfer of funds to each Seller an amount equal to the Seller's Proportionate Share of all of the cash that the Company has on hand or in banks on the Closing Date. For purposes hereof, cash shall not include the short-term investments identified on SCHEDULE 8.6 hereto.

     8.7 SETTLEMENT OF CERTAIN RELATED PARTY OBLIGATIONS.

          (a) Except as otherwise provided in Section 8.7(b), effective as of the Closing all accounts receivable or other items due to the Company from, and all accounts payable or other items due by the Company to, the Sellers or any entity controlled by the Sellers (other than HSI) shall be canceled and each of the Company, the Sellers and such other entities affiliated with the Sellers shall be released from their respective obligations thereunder.

          (b) Notwithstanding Section 8.7(a), (i) on the Closing Date, immediately following the Closing, Buyer shall pay to Sellers and, thereby retire, the indebtedness owed by the Company to the Sellers for loans made by Sellers to the Company as set forth in SCHEDULE 8.7 hereto (the "Seller Loans") and (ii) the Real Property Lease listed in item 1(a) on SCHEDULE
     5.9 hereto, and Mercy's present and future payment and other obligations thereunder shall remain in full force and effect. On or before the Closing Date, the Company shall pay any interest that has accrued and is unpaid on the Shareholder Loans so that, as of the Closing Date the amounts owed in respect of the Seller Loans shall not exceed the aggregate amount of such Loans set forth in SCHEDULE 8.7 hereto. On the payment of such Seller Loans, the right of Sellers to receive a prepayment penalty in connection therewith, if any such right exists, shall be cancelled and no such payment shall be required to be made either by Buyer or the Company.

     8.8 EMPLOYMENT AND CONSULTING AGREEMENTS. At the Closing, Buyer shall enter into (i) employment agreements, substantially in the forms of EXHIBIT C and EXHIBIT D, respectively, (collectively, the "Management Employment Agreements") with Mr. David L. Dolstein and Ms. Mary Davis, and (ii) consulting agreements, each in substantially in the form of EXHIBIT E hereto, with each of the Sellers other than Homer L. Aerts (the "Seller Consulting Agreements"), a consulting agreement, substantially in the form of EXHIBIT F hereto, with Homer L. Aerts (the "Aerts Agreement") and (iii) a stock option agreement, each substantially in the form of EXHIBIT G hereto (the "Option Agreements"), with each of the Sellers, evidencing the grant on the Closing Date, to the Sellers, by action of the Buyer's Board of Directors or any Compensation or Stock Option Committee thereof, of options entitling each Seller to purchase, in accordance with the terms and conditions contained in such form of Option Agreement, the respective number of shares of Buyer's common stock set forth opposite each Seller's name on SCHEDULE 8.8 hereto.

     8.9 ACCOUNTS RECEIVABLES. On the terms and conditions hereinafter set forth, the Sellers shall guarantee Net Collections (as hereinafter defined), during the three year period ending on the third (3rd) anniversary of the Closing Date (the "Guarantee Period"), aggregating $3,100,000 of accounts receivable of the Company, made up of Net Collections of:

          (a) Accounts receivable outstanding on the Closing Date as set forth in the Closing Date Balance Sheet of the Company, as defined in SCHEDULE
     2.3 hereto (the "CLOSING DATE RECEIVABLES"), that are to be collected during the two-year period from the Closing Date to the second (2nd) anniversary thereof (the "RECEIVABLES COLLECTION PERIOD"), and

          (b) Accounts receivable of the Company that were or will have been written off by the Company prior to the Closing (the "WRITTEN-OFF ACCOUNTS") to be collected at any time during the three-year Guarantee Period.

     For purposes hereof "NET COLLECTIONS" shall mean the gross amount of any Closing Date Receivables or Written-Off Accounts that are collected, less any commissions paid with the prior written approval of the Sellers to third-party collection agencies whose services are employed in the collection of such Closing Date Receivables or such Written-Off Accounts ("Collection Costs"). The term "TOTAL GUARANTEE AMOUNT" means the sum of $3,100,000 and the term "ACCOUNTS RECEIVABLE GUARANTEE" refers to the guarantee by the Sellers of the Total Guarantee Amount on the terms and conditions contained in this Section 8.9.

          8.9.1 COLLECTION PERIOD GUARANTEE. Pursuant to the Accounts Receivable Guarantee hereunder, during the two-year Receivables Collection Period, each Seller shall severally guarantee, on the terms and conditions and in the manner hereinafter set forth, that the Company will have Net Collections either of Closing Date Receivables alone, or of a combination of Closing Date Receivables and Written Off Accounts, aggregating $2,700,000 (the "COLLECTION PERIOD GUARANTEE AMOUNT") out of the Total Guarantee Amount of $3,100,000. Such guarantee of the Collection Period Guarantee Amount is sometimes referred to herein as the "COLLECTION PERIOD GUARANTEE."

          (a) SATISFACTION OF COLLECTION PERIOD GUARANTEE BY COLLECTIONS. The Collection Period Guarantee shall be satisfied, and the several obligation of each Seller with respect thereto shall be deemed discharged if, at any time during the Receivables Collection Period the Company has realized or obtained Net Collections of any combination of Closing Date Receivables and/or Written-Off Accounts in an aggregate amount equal to the Collection Period Guarantee Amount.

          (b) COLLECTION PERIOD SHORTFALL. In the event that, following the end of the Receivables Collection Period, it is determined, in the manner set forth in SCHEDULE 8.9 hereto, that the Collection Period Guarantee Amount of $2,700,000 exceeds the aggregate amount of Net Collections of Closing Date Receivables and Net Collections of Written-Off Accounts that were made during the Receivables Collection Period, such excess shall constitute a "COLLECTION PERIOD SHORTFALL." In that event each Seller's Collection Period Guarantee shall be satisfied and discharged by reducing the then remaining principal amount of such Seller's Note by his Proportionate Share (as hereinabove defined) of the Collection Period Shortfall. Such reduction in the principal amount of each Seller's Note shall be implemented in the manner set forth in Subsection 8.9.3 hereof.

          (c) ASSIGNMENT OF UNCOLLECTED CLOSING DATE RECEIVABLES. At, and effective as of, the earlier of the following: (i) the second (2nd) anniversary of the Closing Date or (ii) the earliest date as of which the Accounts Receivable Guarantee is satisfied and discharged as provided in Paragraph 8.9.2(a) or Paragraph 8.9.2(b), all of the then uncollected Closing Date Receivables (the "Assigned Closing Date Receivables") shall be assigned and transferred to Sellers, and Buyer shall cause the Company to effectuate such assignment and transfer, effective as of such date pursuant to Paragraph 8.9.3(b) hereof.

          8.9.2 SATISFACTION OF THE ACCOUNTS RECEIVABLE GUARANTEE IN ITS
     ENTIRETY.

          (a) SATISFACTION OF ACCOUNTS RECEIVABLE GUARANTEE BY COLLECTIONS. If, at any time during the Receivable Collections Period, the aggregate sum of the Net Collections of Closing Date Receivables and Written-Off Accounts reaches the Total Guarantee Amount of $3,100,000, the entire Accounts Receivable Guarantee and the respective obligations of Sellers under this
     Section 8.9 shall thereupon and thereby be fully satisfied and discharged and the Sellers shall have no further obligations to Buyer under this
     Section 8.9.

          (b) SATISFACTION OF GUARANTEE DURING RECOVERIES PERIOD. In the event that, at the end of the Receivables Collection Period, the Total Guarantee Amount of $3,100,000 exceeds the aggregate amount of the Net Collections of Closing Date Receivables and Written-off Accounts collected during the Receivables Collection Period, plus any reduction in the principal amount of the Notes pursuant to Paragraph 8.9.1(b) hereof, then, the amount of such excess (the "GUARANTEE SHORTFALL") shall be reduced by the amount of any Net Collections of Written-Off Accounts that are collected during the year ending on the third (3rd) anniversary of the Closing Date (the "RECOVERIES COLLECTION PERIOD"). If at any time during or by the end of the Recoveries Collection Period, the amount of the Net Collections of Written-Off Accounts equals the amount of the Guarantee Shortfall, then, the Sellers Accounts Receivable Guarantee, in its entirety, and the Sellers' obligations under this Section 8.9, shall thereupon and thereby be fully satisfied and discharged and Seller shall have no further obligations to Buyer under this Section 8.9.

          (c) RECOVERIES PERIOD SHORTFALL. If on the other hand, at the end of the one-year Recoveries Collection Period, the Net Collections of Written-Off Accounts during that one-year period were not sufficient to offset fully the Guarantee Shortfall that existed at the beginning of the Recoveries Collection Period, the Guarantee Shortfall then remaining, which shall be equal to the amount by which the Guarantee Shortfall at the beginning of the Recoveries Collection Period exceeds the aggregate amount of Net Collections of Written-Off Accounts made during that Period (the "REMAINING SHORTFALL"), shall be satisfied and discharged by reducing the then remaining principal amount of each Seller's Note by his Proportionate Share (as hereinabove defined) of such Remaining Shortfall.

          (d) ASSIGNMENT OF ALL UNCOLLECTED RECEIVABLES. At, and effective as of, the earliest date as of which the Accounts Receivable Guarantee is satisfied and discharged as provided in Paragraph 8.9.2(a), Paragraph 8.9.2(b) or Paragraph 8.9.2(c), as the case may be, all of the then uncollected (i) Closing Date Receivables (to the extent not previously assigned to Sellers pursuant to Paragraph 8.9.1(c) above) and (ii) Written-Off Accounts shall be assigned and transferred to Sellers, and Buyer shall cause the Company to effectuate such assignment and transfer, effective as of such date pursuant to Paragraph 8.9.3(b) hereof.

          8.9.3 EFFECTUATION OF SATISFACTION OR DISCHARGE OF THE ACCOUNTS RECEIVABLE GUARANTEE.

          (a) EVIDENCE OF SATISFACTION AND DISCHARGE. If the Collection Period Guarantee, or the Accounts Receivable Guarantee is satisfied and discharged, in its entirety, as provided in Paragraphs 8.9.1(a) or 8.9.1(b) or Paragraphs 8.9.2(a), 8.9.2(b) or 8.9.2(c) hereof, then, not later than thirty (30) days thereafter or five (5) business days of any request therefor made of Buyer by any of the Sellers, whichever is earlier, Buyer shall execute and deliver to each Seller a document or instrument, including a release, in form and substance satisfactory to such Seller and his counsel, to evidence and confirm the satisfaction and discharge of the Collection Period Guarantee or the Accounts Receivable Guarantee, as the case may be; PROVIDED, HOWEVER that any such satisfaction and discharge shall not be conditioned on the execution and delivery by Buyer of, and the effectiveness thereof shall not be impaired by any failure of Buyer to execute and deliver, any such instruments and documents.

          (b) EFFECTUATION OF ASSIGNMENT OF UNCOLLECTED RECEIVABLES. At the effective time of any such assignment by the Company of the Assigned Closing Date Receivables or any of the uncollected Written-Off Accounts (collectively, the "ASSIGNED RECEIVABLES") to Sellers, whether pursuant to Paragraph 8.9.1(c) or Paragraph 8.9.2(d), Buyer shall transfer and convey the Assigned Receivables, together with all records and other information in the possession of Buyer or the Company relating thereto, to Sellers and Sellers shall acquire and become the owner of the Assigned Receivables and related records and other information, free and clear of all claims, liens encumbrances, security interests and prior assignments and adverse interests, other than such of the foregoing as were consented to by Sellers in writing. Buyer also shall, and shall cause the Company to, provide such cooperation as the Sellers may reasonably request to better evidence and effectuate such assignment and transfer, including (i) obtaining the termination of any claims, liens, encumbrances, security interests or other adverse interests on or any prior assignments of any of the Assigned Receivables, (ii) advising the account debtors, and joining with Sellers in preparing, executing and sending written notices to such account debtors instructing them to make payments on those Assigned Receivables to the Sellers and arranging to send any payments that may be received by the Company or Buyer in respect thereof, immediately after such receipt and with proper endorsements thereon, to Sellers.

          (c) DISCHARGE OF SHORTFALL BY REDUCTION IN PRINCIPAL AMOUNT OF NOTES. In the event any Receivables Collection Period or Guarantee Shortfall is to be discharged by reductions in the respective principal amounts of the Sellers' Notes pursuant to Paragraph 8.9.1(b) or Paragraph 8.9.2(c), such reductions shall not be implemented until the existence and amount of any such Shortfall are established, by agreement between the Sellers, on the one hand, and the Buyer, on the other hand. At such time as a final determination is reached with respect to the existence and amount of any such Shortfall (the "DETERMINATION DATE"), each Seller shall deliver his Note to Buyer in exchange for which the Buyer shall issue to such Seller a new Note, of like form and tenor (a "Replacement Note"), except that such Replacement Note shall give effect to the reduction, retroactive to the last day of the Receivables Collection Period or the Recoveries Collection Period, as the case may be, in the principal amount of each such Seller's Note by the amount of his Proportionate Share of the Collection Period Shortfall or the Guarantee Shortfall, as the case may be. Notwithstanding any failure or refusal on the part of any Seller to deliver his Note for exchange in this manner, however, such reduction in the principal amount of his Note shall, nonetheless, be given effect automatically and without the necessity of any action on the part of any Seller, at the Determination Date (but then, retroactive to the last day of the Receivables Collection Period or the Recoveries Collection Period, as the case may be).

          (d) COLLECTION OF ASSIGNED RECEIVABLES. For a period of two (2) years following the assignment by the Company of the Assigned Receivables to the Sellers, the Company shall continue to collect the Assigned Receivables for the benefit of the Sellers in accordance with the accounts receivable collection procedures set forth in the Company's SOP and set forth in
     Section 8.9.4 below. In consideration of the foregoing, the Sellers agree to reimburse the Company for its reasonable out-of-pocket costs incurred in connection with the collection by the Company of such Assigned Receivables, including, without limitation, any out-of pocket expenses incurred in connection with the use or employment of the services of any third-party collection agencies; PROVIDED, HOWEVER, that the Sellers shall have sole and absolute discretion as to whether the services of any third-party collection agencies shall be employed, and the Company shall not use or employ the services of any third-party collection agencies in connection with the collection by the Company of any Assigned Receivables without the prior written consent of the Sellers.

          8.9.4 COLLECTION PROCEDURES AND REPORTS.

          (a) COLLECTION EFFORTS AND PROCEDURES. Buyer shall cause the Company to use its best efforts to collect the Closing Date Receivables during the Receivables Collection Period and the Written Off Accounts during the Guarantee Period in accordance with the accounts receivable collection procedures set forth in the Company's Standard Operating Procedures Manual (the "SOP"), a copy of which has been furnished to and reviewed by Buyer. Buyer shall not authorize or permit the Company to make material changes to or to fail, in any material respect to comply with the SOP during the Guarantee Period with respect to the collection of the Closing Date Receivables and Written Off Accounts and Buyer shall provide to the Company such assistance as it may require in connection with such Receivables and Accounts. Notwithstanding anything to the contrary contained in this Agreement or in the SOP, Buyer agrees that without the prior written consent of the Majority Holders (as defined below), which consent shall not be unreasonably withheld, neither the Company nor the Buyer shall (i) authorize or permit any collection agency or any other person or entity to collect, or assign or otherwise transfer to any collection agency or any other person or entity for purposes of collection, any of the Closing Date Receivables or Written Off Accounts; (ii) initiate any legal, arbitration or other proceeding to collect any Closing Date Receivables or Written Off Accounts; (iii) return any sums in respect of any Closing Date Receivables or Written Off Accounts collected from any insurers, third party administrators or healthcare reimbursement programs (governmental or other) ("Third-Party Payors") in response to any claim or assertion that such sums represent overpayments to or were not properly due the Company; (iv) accept any partial or installment payments on or in respect of any Closing Date Receivables or Written Off Accounts from any

     Third Party Payor or any other person or (v) compromise, settle or waive or terminate the payment obligation of any person, entity or Third Party Payor in respect of, or accept any consideration other than cash for the payment of, any Closing Date Receivables or Written Off Accounts. For purposes of this Section 8.9.4, "Majority Holders" shall mean Sellers holding more than 50% of the aggregate indebtedness then outstanding under the Notes. Notwithstanding the foregoing, in the event that the Majority Holders have not expressly refused or consented, in writing, to any request for consent to take actions specified in subsections (iii) or (iv) above, within ten
     (10) days from the date all Sellers received such request for consent, the Sellers shall be deemed to have given their consent to take such actions.

          (b) REPORTS. During the Receivables Collection Period, Buyer shall deliver or cause to be delivered to each Seller a monthly report, by no later than the 10th business day of each calendar month, identifying the Closing Date Receivables and Written Off Accounts collected during the prior calendar month; and during the final year of the Guarantee Period Buyer shall deliver or cause to be delivered to each Seller a similar monthly report, by the 10th business day of each calendar month, identifying the Written Off Accounts collected during the immediately preceding calendar month. Such reports shall also identify any Closing Date Receivables which Buyer or the Company believes (i) would, under GAAP, be required to be written down or written off, (ii) should be assigned or transferred to a collection agency for collection or (iii) should be turned over to an attorney for the initiation of legal action against the account debtor. Sellers represent that information which is similar to the information to be set forth in the foregoing reports, is currently available from the Company. In addition, Buyer shall promptly notify the Sellers in writing of any notice from any account debtor or Third Payor, or any fiscal intermediary thereof, (i) asserting any counterclaim or defense to its payment obligation to the Company, or (ii) denying any reimbursement claim, or (iii) asserting that any overpayment was made or any refund is due, in respect to any Closing Date Receivable or Written Off Account that is due or was previously paid by such account debtor or Third Party Payor. In no event shall Buyer or the Company be obligated hereunder to provide, in any reports required to be delivered hereunder to the Sellers, any information that is not currently available to the Sellers from the Company, unless Buyer or the Company generates such information for either of their respective businesses or such information can be obtained or produced by Buyer or the Company without having to incur undue or unreasonable burden or expense.

          8.10 SECURITY FOR NOTES AND OTHER PAYMENT OBLIGATIONS. The Notes to be issued to the Sellers as part of the Purchase Price pursuant to Section 2.2 hereof, and any other payment obligations of the Buyer to the Sellers pursuant to the terms hereof (the "Secured Obligations") shall be secured by a perfected security interest in the present and future accounts receivable of the Company and all of the proceeds thereof (the "Collateral"). Buyer agrees that, until the Secured Obligations have been paid in full, there shall be no security interest, or other lien or encumbrance, in the Collateral that is senior in priority to the Sellers' security interest in the Collateral, except for a first security interest now or hereafter held by a bank or other lender that secures up to, but not to exceed, $700,000 of the indebtedness and other obligations under a revolving line of credit for the Company (the "Credit Line"). Buyer further agrees that, until the Secured Obligations, and any other indebtedness or monetary obligations that the Company or Buyer may owe hereafter to any of the Sellers are paid in full, (i) neither Buyer nor the Company shall place or permit the existence of any other security interests or other liens or encumbrances on any of the Collateral, unless the party being granted such security interest or holding any such other lien or encumbrance (the "Subsequent Lienholder") has agreed, in writing for the direct benefit of the Sellers, that its security interest or other lien or encumbrance in the Collateral is junior and subordinate to the security interest in the Collateral granted to Sellers and the Subsequent Lienholder executes and delivers such documents and instruments as any of the Sellers or their counsel may reasonably request to evidence and effectuate such subordination and (ii) Buyer shall not, and shall not permit the Company, to alter or modify, in any material respect (except under circumstances where such modifications or alterations are caused by events outside of the control of the Company and Buyer), any business or operations of the

     Company in a manner that either would or does cause the amount of the Company's outstanding accounts receivable at any time to decline by more than twenty percent (20%) from the amounts that were outstanding during the calendar year 1996 or materially adversely affect the collectibility of such accounts receivable. Any breach of the foregoing provisions of this
     Section 8.10 which is not cured within thirty (30) days from the date Sellers notify the Buyer of such breach, shall constitute a breach of the Notes and the Security Agreement and shall entitle the holders of the Notes, or any of them, to accelerate the maturity date of the Notes and to exercise the rights and remedies which they have, and each of them, individually has, under the Note, the Security Agreement and applicable Laws.

          8.11 FINANCIAL INFORMATION. While any of the Notes remain outstanding, Buyer shall deliver to the holders thereof all reports and proxy statements filed by Buyer under the 1934 Act and all reports sent to security holders of Buyer, at the same time as such reports are filed under the 1934 Act or sent by Buyer to its security holders (as the case may be).

          8.12 USE OF HELICOPTER IN HAWAII.

          (a) An affiliate of Sellers (the "Hawaii Air Transport Affiliate") is using a helicopter owned by the Company, Serial No. 47134 (the "Hawaii helicopter"). In its place, the Company is using a helicopter that had been used by the Hawaii Air Transport Affiliate, Serial No. 47135 (the "Leased Helicopter") and is being leased from an unrelated third party under a lease agreement listed as item 2(b) on Disclosure SCHEDULE 5.9 hereof (the "Helicopter Lease"). Sellers agree that after the Closing Date they shall comply, or cause to be complied with, at their expense, all terms of the Helicopter Lease, and shall hold Buyer harmless from any expenses or liability due or to become due under such Helicopter Lease and Buyer agrees that it shall permit the Hawaii Air Transport Affiliate to continue operating the Hawaii helicopter in such Affiliate's business in Hawaii, under the Company's FAA License, for up to the remaining term of the Helicopter Lease (which is scheduled to expire in December 1998). Buyer agrees that the Sellers shall be entitled at any time prior to the expiration of such Helicopter Lease, (i) to negotiate an early termination of that Lease with the lessor, or (ii) in compliance with the Helicopter Lease, to sublease that Helicopter or assign the Helicopter Lease to a third party who is qualified under applicable law and agrees to operate it under an FAA License other than the Company's, and in either such case, any costs savings or other amounts received in respect or as a result of any such early termination of or any sublease under or assignment of the Helicopter Lease shall be for the sole account of the Sellers; PROVIDED, HOWEVER, that Sellers agree that Buyer or the Company shall be furnished with at least 60 days' prior written notice of the effective date of any such early termination of, sublease under or assignment of such Helicopter Lease. In the event of any such early termination of, sublease under, or assignment of, the Helicopter Lease, or, if applicable, upon the expiration of the Helicopter Lease, Sellers (at their expense) shall cause to be returned to the Company, in Southern California, the Hawaii, in an air worthy and good flying condition in accordance with Subsection 7.2.5 hereof.

          (b) As of the Closing Date and again upon the termination of the Helicopter Lease or the occurrence of such other event requiring return of the Hawaii helicopter (the "Return Date"), the parties shall determine for each of the Hawaii helicopter and the Leased Helicopter the cumulative component dollar value of all engine and airframe components having a mandatory retirement life or overhaul cycle as published by the respective manufacturers of such helicopters. The cumulative component dollar value shall be based on manufacturer cost of parts and estimated labor to comply with mandatory retirements and overhauls for all parts and components in the respective helicopters on the date of the determination. The cumulative component dollar value of each helicopter as of the Return Date shall be compared to the cumulative component dollar for the same helicopter as of the Closing Date. If the cumulative component dollar value of the Hawaii helicopter as of the Return Date is less than its cumulative component dollar value as of the Closing Date, each Seller shall owe its Proportionate Share of such difference to Buyer. If the cumulative component dollar value of the Hawaii helicopter as the Return Date is greater than its cumulative component dollar value as of the Closing Date, Buyer shall owe such difference to Sellers. Similarly, if the cumulative component dollar value of the Leased Helicopter as of the Return Date is less than its cumulative component dollar value as of the Closing Date, Buyer shall owe such difference to Sellers, and if the cumulative component dollar value of the Leased Helicopter as of the Return Date is greater than its cumulative component dollar value as of the Closing Date, Sellers shall owe such difference to Buyer. The amount owed by the Sellers, on the one hand, and the Buyer, on the other, pursuant to the foregoing provisions, shall be netted against each other so that only the party owing the greater amount actually needs to make a payment. All amounts due pursuant to this section shall be paid within thirty (30) days of the Return Date. Failure of any Seller to pay his Proportionate Share of any amounts due hereunder shall entitle Air Methods to reduce the outstanding balance on such Seller's Note in addition to any other remedies which may be available. If the Buyer fails to pay any amounts due hereunder, the delinquent sum shall bear interest, until it is paid, at a rate of 9% per annum.

     8.13 ACCOUNTS RECEIVABLE BILLING AND COLLECTION SERVICES. The Company currently provides customer billing and accounts receivable collection services for the Sellers' Hawaii Air Transport Affiliate and another affiliate of Sellers that operates a ground medical transportation business in Hawaii (collectively, the "Hawaii Affiliates"). The Buyer agrees to cause the Company, for a term of at least three (3) years following the Closing, to continue providing those same services, utilizing substantially the same resources and procedures that are currently being utilized, to provide substantially the same billing and accounts receivable collection services to the Hawaii Affiliates. As consideration for such services, Sellers agree to cause such Hawaii Affiliates to pay to the Company, on a monthly basis, the incremental labor costs (including benefits and taxes) and reasonable out-of-pocket costs incurred by the Company in providing such services to the Hawaii Affiliates. Buyer agrees that (i) any collections of accounts receivable of the Hawaii Affiliates received by the Company or Buyer shall be immediately remitted to such entities and shall not be commingled with any funds of the Company or Buyer and (ii) no accounts receivable of the Hawaii Affiliates shall be turned over to any outside collection agency or service, nor shall any legal proceedings to collect delinquent accounts of any of the Hawaii Affiliates be initiated by the Company, without the prior written approval of Sellers. The services to be provided pursuant hereto shall include the preparation and furnishing to such Hawaii Affiliates of billing, accounts receivable and collection reports comparable to those currently being furnished by the Company to the Hawaii Affiliates. The Sellers may terminate this service arrangement at any time prior to the end of its three (3) year term on thirty
(30) days prior written notice to Buyer or the Company.

9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the purchase of the Shares and to perform its other obligations under this Agreement shall be subject to the fulfillment, or waiver by Buyer, at or prior to the Closing Date of each of the following conditions:

     9.1 REPRESENTATIONS AND WARRANTIES. The respective representations and warranties made by each of the Sellers in this Agreement or in their Disclosure Schedules hereto shall have been true and correct on the date hereof, and also shall be true and correct at and as of the Closing Date with the same force and effect as if made again at and as of that time, except for any breach of any such representations or warranties that has not had and is not expected to have a Material Adverse Effect on the Company.

     9.2 ABSENCE OF MATERIAL LITIGATION. There shall be (i) no pending or overtly threatened litigation (other than litigation which is determined by the parties in good faith, after consulting their respective attorneys, to be without legal or factual substance or merit), whether brought against the Company, Buyer, or any of the Sellers, that seeks to enjoin the consummation of any of the transactions contemplated by this Agreement, (ii) no order that has been issued by any court or governmental agency having jurisdiction that restrains or prohibits the consummation of the purchase and sale of the Shares hereunder and no proceedings pending which are reasonably likely to result in the issuance of such an order; and (iii) no pending or overtly threatened litigation, which has had or is expected to have a Material Adverse Effect on the Company, other than as disclosed in any of the Sellers' Disclosure Schedules.

     9.3 PERFORMANCE OF OBLIGATIONS. The Sellers shall have performed and complied, in all material respects, with all of their respective covenants required by this Agreement to have been performed at or prior to the Closing, except where any failure to have so performed or to have so complied has not had and is not expected to have a Material Adverse Effect on the ability of the parties to consummate the transactions contemplated hereby or on the Company.

     9.4 NO MATERIAL ADVERSE CHANGES. Since December 31, 1996, there shall not have been any change in or other event affecting the business or the condition (financial or other) or operating results of the Company that has had or is expected to have a Material Adverse Effect on the Company, other than any disclosed in the Seller's Disclosure Schedules.

     9.5 THIRD PARTY APPROVALS AND CONSENTS. Receipt of all approvals and consents of third parties (governmental or other) needed to have been obtained by the Closing Date to enable Buyer to consummate the transactions contemplated in this Agreement and not thereby violate any contracts, writs, orders, laws or regulations the violation of which would have a Material Adverse Effect on Buyer or on the Company.

     9.6 CONSUMMATION OF PURCHASE AND SALE OF HSI ASSETS. The transactions contemplated by the HSI Purchase Agreement shall have been consummated concurrently with the Closing of the transactions contemplated by this Agreement.

     9.7 CONFIRMATION FROM BUYER'S ACCOUNTANTS. Receipt by Buyer of confirmation from its independent public accountants that such accountants believe that they can complete the Company Audit in order to enable Buyer to meet its financial reporting responsibilities with respect to the purchase hereunder of the Shares pursuant to the Securities Exchange Act of 1934, provided that Buyer has made a good faith and diligent effort to obtain such confirmation by the date hereof.

     9.8 CERTIFICATES. Receipt of a certificate executed by each Seller, dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer, certifying that (i) each of the representations and warranties of such Seller contained herein was true and correct in all material respects when made and is true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, (ii) such Seller has performed and complied in all material respects with all his respective covenants required to have been performed or complied with by him pursuant hereto on or prior to the Closing Date, except as may have been waived in writing by Buyer or where the failure to have so complied has not had and is not expected to have a Material Adverse Effect on the ability of the parties to consummate the purchase and sale of the Shares or on the Company, and (iii) all of the conditions precedent to Buyer's obligations the satisfaction of which was the responsibility of such Seller have been satisfied, except to the extent waived by Buyer.

     9.9 LEGAL OPINION AND ADDITIONAL INSTRUMENTS. Sellers shall have arranged for and caused (i) the delivery of a legal opinion, substantially in the form of EXHIBIT H hereto, of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, special counsel to Sellers, to Buyer and (ii) the Company to have delivered to Buyer a good standing certificate, dated as of a date that is not more than 10 days prior to the Closing Date, from the Secretary of State of California and such other or additional instruments, consents, endorsements and documents as Buyer reasonably deems to be necessary to enable the transactions contemplated by this Agreement to be consummated as provided in this Agreement. All other proceedings in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to Buyer and its counsel.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS. The respective obligations of the Sellers to consummate the sale of the Shares to Buyer shall be subject to the fulfillment, or the waiver by the Sellers, at or prior to the Closing, of each of the following conditions precedent:

     10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyer in this Agreement or in Buyer's Disclosure Schedules hereto shall have been true and correct on the date hereof, and also at and as of the Closing Date with the same force and effect, in all material respects, as if made again at and as of that time.

     10.2 ABSENCE OF MATERIAL LITIGATION. There shall be (i) no pending or overtly threatened litigation (other than litigation which is determined by the parties in good faith, after consulting their respective attorneys, to be without legal or factual substance or merit), whether brought against the Company, Buyer, or any of the Sellers, that seeks to enjoin the consummation of any of the transactions contemplated by this Agreement, (ii) no order that has been issued by any court or governmental agency having jurisdiction that restrains or prohibits the consummation of the purchase and sale of the Shares hereunder or any proceedings pending which are reasonably likely to result in the issuance of such an order; and (iii) no other pending or overtly threatened litigation, which has had or is expected to have a Material Adverse Effect on the ability of the parties to consummate the transactions contemplated hereby.

     10.3 PERFORMANCE OF OBLIGATIONS. Buyer shall have performed and complied, in all material respects, with all of its covenants required by this Agreement to have been performed by it at or prior to the Closing, except for any failure of performance or non-compliance that does not and will not materially and adversely affect the ability of the Sellers to consummate the transactions contemplated hereby.

     10.4 NO MATERIAL ADVERSE CHANGES. Since March 31, 1997, there shall not have been any change in or other event affecting the business or the condition (financial or other) or operating results of Buyer that has had or is expected to have a material adverse effect on Buyer or its ability to meet its obligations under the Notes or the Security Agreements.

     10.5 THIRD PARTY APPROVALS AND CONSENTS. Receipt of all approvals and consents of third parties (governmental or other) needed to have been obtained by the Closing Date to enable each of the Sellers to consummate the transactions contemplated in this Agreement and not thereby violate any contracts, writs, orders, laws or regulations the violation of which would have a Material Adverse Effect on any of the Sellers.

     10.6 CONSUMMATION OF PURCHASE AND SALE OF HSI ASSETS. The transactions contemplated by the HSI Purchase Agreement shall have been consummated concurrently with the Closing of the transactions contemplated by this Agreement;

     10.7 CERTIFICATES. Receipt from Buyer of a certificate, dated as of the date of Closing and signed by the President or the Chief Financial Officer of Buyer, certifying that (i) each of its representations and warranties contained herein was true and correct when made and is true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, and (ii) it has performed and complied in all material respects with all agreements, obligations, covenants and conditions required to be performed or complied with by it pursuant hereto on or prior to the Closing Date, except as may be waived in writing by the Sellers.

     10.8 OPINION OF COUNSEL. Receipt of an opinion dated as of the Closing Date from Davis, Graham & Stubbs LLP substantially in the form of EXHIBIT I hereto.

     10.9 ADDITIONAL INSTRUMENTS. The Buyer shall have delivered to Sellers certified copies of resolutions duly adopted by its Board of Directors approving this Agreement and authorizing the Buyer to consummate the transactions contemplated hereby, and such other or additional instruments, consents, endorsements and documents as Sellers reasonably deem to be necessary to enable the transactions contemplated by this Agreement to be consummated as provided in this Agreement, including good standing certificates, dated not more than 10 days prior to the Closing Date, evidencing the good standing of Buyer in the state of its incorporation and, as a foreign corporation qualified to do business in California. All other proceedings in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to Sellers and their counsel.

11. CLOSING. Provided that all conditions precedent to the consummation of the sale and purchase of the Shares set forth in Sections 9 and 10 have been satisfied or waived, the consummation of the sale and purchase of the Shares pursuant hereto (the "Closing") shall take place at the offices of Stradling, Yocca, Carlson & Rauth, 660 Newport Center Drive, 16th Floor, Newport Beach, California (or such other place as the parties may agree), at 10:00 A.M. on Wednesday, July 30, 1997, or on such other date as may be mutually agreed upon by the parties hereto ("Closing Date"). In connection with and at the time of the Closing:

     11.1 CLOSING DELIVERIES BY SELLERS. The Sellers shall deliver to Buyer the following:

          (a) The stock certificates evidencing all of the Shares, accompanied by appropriate instruments of transfer, duly executed by the Sellers;

          (b) Agreements referenced in Section 3 above, duly executed and delivered by each of the Sellers;

          (c) Management Employment Agreements, substantially in the forms of EXHIBIT C and EXHIBIT D, duly executed by Mr. David L. Dolstein and by Ms. Mary Davis, respectively;

          (d) Evidence of the receipt of required third party consents and approvals that are required to be obtained by Sellers hereunder to enable Buyer to consummate the transactions contemplated hereby, as contemplated by Section 9.5 above;

          (e) The minute books, stock transfer books and records, the corporate seal and other corporate records of the Company;

          (f) Resignations of the officers and directors of the Company;

          (g) All documents and instruments and records pertaining to bank accounts and safety deposit boxes of the Company, together with such instruments as the depository institutions where such accounts and safety boxes are maintained may require to change the signatories on such accounts and for such safety deposit boxes;

          (h) A copy of the Company's Standard Operating Procedures Manual; and

          (i) Each of the other certificates, documents, instruments and evidences required to be delivered to Buyer pursuant to Section 8 or
     Section 9 above.

          11.2 CLOSING DELIVERIES BY BUYER. Buyer shall deliver:

          (a) To each Seller wire transfers of funds payable to the order of each Seller (i) in an amount equal to such Seller's Proportionate Share of the Closing Date Payment, and (ii) the cash payment in the amount of $10,000 constituting the consideration for such Seller's Non-Competition Agreement and (iii) such Seller's Proportionate Share of the cash balances of the Company as provided by Section 8.6 hereof;

          (b) To each Seller, a Note in the form of EXHIBIT A hereto in a principal amount equal to his Proportionate Share of the aggregate principal amount of the Notes issuable to Sellers by Buyer as part of the Purchase Price pursuant to Section 2 hereof, duly executed by the Buyer;

          (c) To each Seller, a Security Agreement in the form of EXHIBIT B hereto, duly executed by Buyer;

          (d) To the Sellers, an Assumption Agreement duly executed by Buyer and accompanied by consents from the creditors under the Assumed Obligations, including the Textron Debt, to the assumption thereof by Buyer and releases, in form and substance satisfactory to the Sellers and their counsel, from such creditors of the obligations of Sellers with respect to and of any guaranties by the Sellers of, any of the Assumed Obligations, as provided in Section 8.5 hereof;

          (e) To each Seller, other than Homer L. Aerts, a Seller Consulting Agreement in the form of EXHIBIT E hereto duly executed by the Buyer, to Homer L. Aerts, the Aerts Agreement in the form of EXHIBIT F hereto and a Stock Option Agreement in the form of EXHIBIT G hereto, evidencing the grant of stock options to each Seller entitling him to purchase a number of shares of Buyer's common stock set forth in SCHEDULE 8.8, at the price and on the terms and conditions set forth in such Stock Option Agreement;

          (f) To David L. Dolstein and Mary Davis, the Management Employment Agreements, in the forms of EXHIBIT C and EXHIBIT D, respectively, duly executed by Buyer;

          (g) To the Sellers, evidence of the receipt of required third party consents and approvals that are required to be obtained by Buyer hereunder to enable the Sellers to consummate the transactions contemplated hereby, as contemplated by Section 10.5 above; and

          (h) To the Sellers, each of the other certificates, documents, instruments and evidences required to be delivered by Buyer pursuant to
     Section 8 or Section 10 above.

12. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the respective representations and warranties of the Sellers set forth in this Agreement or in any of their respective Disclosure Schedules or Closing Certificates delivered pursuant hereto shall terminate on the first (1st) anniversary of the Closing Date, except as follows: (i) the representations and warranties of the Sellers contained in Sections 5.5, 5.10, 5.11(b) and 5.13 shall terminate on and shall not survive the Closing Date, (ii) the respective severally made representations and warranties of each Seller set forth in Section 4 and the representations and warranties jointly made by the Sellers in Subsections 5.1, 5.2 and 5.3 shall survive the Closing for the statutory limitations period under California law that is applicable to written contracts and (iii) the respective representations and warranties of the Sellers contained in Subsection 5.19 survive the Closing for the statutory limitations period applicable to the filing of Tax Returns and payment of income Taxes under the Internal Revenue Code of 1986, as amended and in effect on the date of this Agreement. The representations and warranties of the Buyer in Section 6 hereof shall survive the Closing for the statutory limitations period under California law that is applicable to written contracts.

13. TERMINATION.

     13.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the
Closing:

          (a) By mutual written consent of Buyer and the Sellers; or

          (b) By Buyer if any of the conditions precedent set forth in Section 9 has not been satisfied on or before the Closing Date; or

          (c) By any of the Sellers if any of the conditions precedent set forth in Section 10 has not been satisfied on or before the Closing Date; or

          (d) By the Buyer, if there has been a material breach by any Seller of any of his material covenants or any of his material representations or warranties contained in this Agreement (a Material Seller Default"); or

          (e) By any of the Sellers, if there has been a material breach by Buyer of any of its material covenants or its material representations or warranties contained in this Agreement (a "Material Buyer Default").

Notwithstanding the foregoing, if Buyer or any Seller is in breach of any of its respective material obligations under this Agreement; the Buyer or such Seller (as the case may be) shall not be entitled to exercise its termination right under Paragraph 13.1 (b), (c), (d) or (e) above during the continuance of such breach.

     13.2 PROCEDURE UPON TERMINATION. In the event of termination of this Agreement by Buyer or the Sellers or by both Buyer and the Sellers pursuant to
Section 13.1 hereof, written notice thereof shall forthwith be given to the other party or parties hereto and the transactions contemplated herein shall be abandoned without further action by Buyer, the Company or the Sellers. In addition, if this Agreement is terminated as provided herein:

          (a) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

          (b) All information of a confidential nature received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall continue to be subject to the provisions of Section 14 of this Agreement, which provisions shall survive any such termination.

          (c) Upon any termination of this Agreement pursuant to this Section 13, the respective obligations of the parties hereto under this Agreement (other than under Paragraphs 13.2(a) and (b) above) shall terminate and no party shall have any liability whatsoever to any other party hereto by reason of such termination, irrespective of the cause of such termination, PROVIDED, HOWEVER, that a termination of this Agreement by Buyer pursuant to Paragraph 13.1(d) due to a Material Seller Default, or by any of the Sellers pursuant to Paragraph 13.1(e) due to a Material Buyer Default, shall not relieve the Sellers who committed such Material Seller Default (each, a "Defaulting Seller") or the Buyer (as the case may be) of their liability hereunder to the non-defaulting parties; and PROVIDED, FURTHER, that (i) if such termination is by Buyer as a result of a Material Seller Default, then, each Defaulting Seller shall be severally liable to Buyer for that percentage of the direct damages incurred by Buyer by reason of such Material Seller Default which is equal to the percentage that such Defaulting Seller owns, on the date hereof, of the total number of the Shares of common stock of the Company owned by all of the Defaulting Sellers on the date hereof and any Seller who is not a Defaulting Seller shall have no liability to Buyer by reason of such Material Seller Default and the resulting termination of this Agreement by Buyer; (ii) if, notwithstanding a Material Seller Default or a Material Buyer Default, the Buyer (in the case of a Material Seller Default) closes, or the Sellers (in the case of a Material Buyer Default) close, the transactions contemplated hereby, such action by the non-defaulting party or parties shall constitute a waiver of such Material Seller Default or Material Buyer Default, as the case may be (PROVIDED, HOWEVER, that the closing by Buyer of the transactions contemplated hereby shall not constitute a waiver of a Material Seller Default of any Seller that arises out of a material breach by that Seller of any of his Ownership, Capitalization or Tax Representations as defined in Section 14.2); and (iii) notwithstanding anything to the contrary contained herein, in no event shall any of the Sellers be liable to Buyer by reason of a material breach of this Agreement by any Seller, and in no event shall Buyer be liable to any or all of the Sellers by reason of a material breach of this Agreement by Buyer, for any consequential damages, special damages or lost profits or lost business opportunities arising from such breach.

     13.3 SPECIFIC PERFORMANCE. Sellers acknowledge that a breach of any of their covenants under this Agreement that would constitute a Material Seller Default would result in damages to Buyer that would be extremely impracticable to measure. Accordingly, Sellers agree that, in lieu of termination of this Agreement and (subject to clause (ii) of Paragraph 13.2(c) above) in addition to any other remedies Buyer may have, Buyer may sue in equity for specific performance of any such covenants in the event of a breach thereof and Sellers expressly waive the defense that a remedy in damages will be available.

14. INDEMNIFICATION.

     14.1 INDEMNIFICATION OBLIGATION OF SELLERS.

          (a) Subject to the limitations hereinafter set forth in this Section 14, each Seller hereby agrees that he will, severally, and not jointly with any of the other Sellers, indemnify and hold harmless Buyer and its directors, officers, employees, agents and successors and assigns (collectively, including Buyer, the "Buyer Group") from and against any and all claims, actions, suits or other proceedings brought against and any liabilities, damages, Taxes, costs and expenses (collectively, "Buyer Liabilities"), including, without limitation, reasonable attorneys' fees, incurred by any of the members of the Buyer Group that arise from:

               (i) Any material breach of or material inaccuracy in any of the representations or warranties of any of such Seller contained in
          Section 4 hereof (as modified by such Seller's Disclosure Schedules pertaining thereto);

               (ii) Any material breach of or material inaccuracy in any of the representations or warranties of any of Sellers contained in Section 5 hereof (as modified by the Sellers' Disclosure Schedules), except that Sellers shall have no liability to Buyer or the Company after the Closing for or arising out of any breach of or inaccuracy in the representations and warranties contained in Subsections 5.5, 5.10, 5.11(b) and 5.13 hereof (the "Excluded Representations"), which shall terminate at the conclusion of and shall not survive the Closing; and

          (b) As an inducement to Buyer to enter into, and to consummate the transactions contemplated by the Asset Purchase Agreement, which will directly benefit the Sellers, each Seller further agrees that he will, severally, and not jointly with any of the other Sellers, indemnify and hold harmless Buyer and the other members of the Buyer Group from any Buyer Liabilities (as hereinabove defined) arising from any material breach of or material inaccuracy in any of the representations or warranties of HSI contained in Section 4 of the Asset Purchase Agreement (as modified by its Disclosure Schedules pertaining thereto), except that the Sellers shall have no liability to Buyer after the consummation of the transactions contemplated by that Agreement (the "Asset Sale Closing") for or arising out of any breach of or inaccuracy in the representations and warranties contained in Subsections 4.6, 4.12 and 4.14 of the Asset Purchase Agreement (as modified by the disclosures and the "HSI Excluded Representations"), which shall terminate at the conclusion of and shall not survive the Asset Purchase Closing.

     14.2 CERTAIN LIMITATIONS ON INDEMNIFICATION OBLIGATIONS OF SELLERS.

     The liability of each Seller to the members of the Buyer Group under Subsection 14.1 shall be subject to the following limitations:

          (a) DEDUCTIBLE. No Seller shall be liable for indemnity under this
     Section 14 unless (i) the aggregate amount of Buyer Liabilities incurred by members of the Buyer Group, either under this Agreement or under the Asset Purchase Agreement, exceeds the sum of $200,000 (the "Deductible"), and
     (ii) such Deductible is exceeded prior to the expiration of the Applicable Limitations Period (as hereinafter defined).

          (b) GENERAL LIABILITY CEILING. Except as otherwise provided in Paragraph 14.2(c) hereof, if the aggregate amount of Buyer Liabilities incurred by members of the Buyer Group has exceeded the $200,000 Deductible prior to the expiration of the Applicable Limitations Period, each Seller shall become and be severally liable to indemnify the members of the Buyer Group for the Seller's Proportionate Share (as hereinabove defined in Subsection 2.2) of all Buyer Liabilities incurred by the members of the Buyer Group that exceed the Deductible, PROVIDED, HOWEVER, that, subject to the exceptions and limitations set forth elsewhere in this Section 14, no Seller shall be liable to any members of the Buyer Group for an amount in excess of his Proportionate Share of a cumulative aggregate amount of Buyer Liabilities equal to One Million Five Hundred Thousand Dollars ($1,500,000) (the "Liability Ceiling"), whether such Buyer Liabilities have been incurred under this Agreement or under the Asset Purchase Agreement. (For example, subject to the exceptions set forth hereinafter, if a Seller's Proportionate Share is 20%, then, his maximum aggregate liability hereunder for all Buyer Liabilities, whether arising under this Agreement or under the Asset Purchase Agreement, shall be Three Hundred Thousand Dollars $300,000.)

          (c) SPECIAL LIABILITY CEILINGS. Notwithstanding the limitation set forth in Paragraph 14.2(b), provided that the Deductible has been exceeded before the expiration of the Applicable Limitations Period and there has been a breach of:

               (i) Any Seller's representations and warranties contained in
          Section 4 of this Agreement (the "Ownership Representations") as a result of the existence of any liens, claims, pledges or other encumbrances on any of the Shares sold by such Seller hereunder to Buyer (the "Affected Shares"), then, subject to the limitation hereinafter set forth in Paragraph 14.2(d), such Seller shall be liable to Buyer for the lesser of (x) any amounts that Buyer incurs to discharge or remove such liens, claims, pledges or other encumbrances from such Affected Shares, or (y) the diminution in the value of the Affected Shares as a result of the existence of such liens, claims, pledges or encumbrances;

               (ii) Any representations and warranties of any Seller contained in Subsection 5.2 of this Agreement (the "Capitalization Representations") as a result of the ownership prior to the Closing by any person of any shares of common stock of the Company, or options or rights or convertible or other securities that entitle any person to acquire any shares of common stock of the Company, which have the effect of reducing the Buyer's percentage ownership of the Company to less than 100%, then, subject to the limitation hereinafter set forth in Paragraph 14.2(d), each Seller shall be severally liable to pay to Buyer an amount equal to such Seller's Proportionate Share of the Buyer Liabilities incurred by any members of the Buyer Group by reason thereof;

               (iii) Any of the representations and warranties of any Seller contained in Subsection 5.19 of this Agreement (the "Tax Representations") as a result of the incurrence of any liabilities by Buyer or the Company, after the Closing, for any Taxes that arose out of the operations of the Company prior to the Closing and were neither reserved for in the Company's Closing Date Balance Sheet nor otherwise paid by the Sellers ("Excess Mercy Taxes"), then, subject to the limitation hereinafter set forth in Paragraph 14.2(d), each Seller shall be severally liable to reimburse Buyer or the Company, as the case may be, for his Proportionate Share of such Excess Mercy Taxes; and

               (iv) Any of the representations and warranties of HSI contained in Subsection 4.17 of the Asset Purchase Agreement (the "HSI Tax Representations") as a result of the incurrence of any liabilities by Buyer, after the Closing, for any Taxes that arose out of the operations of HSI prior to the Closing and were neither reserved for in HSI's Closing Date Balance Sheet nor otherwise paid by the HSI ("Excess HSI Taxes"), then, subject to the limitation hereinafter set forth in Paragraph 14.2(d), each Seller shall be severally liable to reimburse Buyer for his Proportionate Share of such Excess HSI Taxes;

          (d) OVERALL LIABILITY CEILINGS. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement or in the Asset Purchase Agreement, in no event shall:

               (i) The aggregate sum of any Seller's liability to the Buyer under Clauses (i), (ii) and (iii) of Paragraph 14.2(c) exceed an amount which, when added to such Seller's Proportionate Share of Buyer Liabilities incurred for breach of any of the representations and warranties of the Sellers contained in this Agreement, other than the Ownership, Capitalization or Tax Representations, would equal the Purchase Price paid to Seller under this Agreement (after taking into account any downward adjustments in such Purchase Price pursuant to
          SCHEDULE 2.3 hereto); and

               (ii) Any Seller's liability to the Buyer under Clause (iv) of Paragraph 14.2(c) exceed an amount which, when added to such Seller's Proportionate Share of Buyer Liabilities incurred for breach of any of the representations and warranties of HSI contained in the Asset Purchase Agreement, other than the HSI Tax Representations, would equal the result obtained by multiplying the Purchase Price paid to HSI under the Asset Purchase Agreement (after taking into account any downward adjustments in such Purchase Price pursuant to Section 3.2 of that Agreement) by such Seller's Proportionate Share (as set forth in
          SCHEDULE 2.1 of this Agreement).

          (e) SPECIAL LIABILITY PROVISIONS. None of the Sellers shall have any liability to Buyer or the Company for breach of the provisions of Section
     5.7 or Section 7.2.5 of this Agreement relating to the airworthiness of any of the helicopters and rotable equipment of Mercy unless, on the Closing Date, any of the Company's helicopters or rotable equipment either is not in an airworthy condition (as defined in Section 5.7) or contains any rented parts (other than parts owned by HSI). If, on the Closing Date, any helicopter or rotable equipment is not in an airworthy condition or contains any rented parts (excluding any such parts owned by HSI), then, each Seller shall be liable for his Proportionate Share of the out-of-pocket costs of repairs or of replacement parts required to bring such helicopter or such rotable equipment back to an airworthy condition, including the out-of-pocket costs to repair or replace any such parts or equipment for which there has been substituted rented parts or equipment, PROVIDED, HOWEVER, that the Sellers shall not be liable to pay or indemnify Buyer or the Company for (i) such out-of-pocket costs included in trade payables outstanding on the Closing Date Balance Sheet prepared pursuant to
     SCHEDULE 2.3 or (ii) the rent payable for any such rented parts or equipment.

          (f) TIME LIMITATIONS.

               (i) Except as otherwise provided in Clause (ii) of this Paragraph 14.2(f), the "Applicable Limitations Period" within which any claim for indemnification may be brought by

          Buyer or any other members of the Buyer Group under this Section 14 shall be the one (1) year period ending on the first anniversary of the Closing Date, after which no claims of material breach of any representations or warranties of Sellers under this Agreement or of HSI under the Asset Purchase Agreement or for indemnification for any Buyer Liabilities that may have arisen therefrom may be brought by Buyer or any other member of the Buyer Group against any of the Sellers.

               (ii) Notwithstanding Clause (i) of this Paragraph 14.2(f), the "Applicable Limitations Period" for claims for indemnification arising from a material breach of any of the Share Ownership, Capitalization or Tax Representations or of the representations or warranties of the Sellers contained in Paragraphs 5.14(c) and 5.14(d) hereof (the "ERISA Representations"), or the HSI Tax Representations or the HSI ERISA Representations contained in Paragraphs 4.18(c) and 4.18(d) of the HSI Agreement, shall be a period of time equal to the statutory limitations period that would apply to the facts or circumstance that gave rise to such material breach of any such Representation; and no claims of material breach of any such Representations or for indemnification of Buyer Liabilities that may have arisen out of any such material breach may be brought by Buyer or any other member of the Buyer Group against any of the Sellers after the expiration of the Applicable Limitations Period that would, under applicable statute, apply to such breach. (For example, if the Tax Representations were to be breached due to a failure of Mercy to have fully paid all of the state franchise taxes due by it for any period prior to the Closing and the statutory limitations period during which a claim might be brought against Mercy for such failure by state taxing authorities would expire on the second anniversary of the Closing Date, then, the Applicable Limitations Period with respect to such breach also would expire on that same date, rather than on the first anniversary of the Closing Date.

To be effective, any claim for indemnification by any member of the Buyer Group must be made by a written notice (a "Notice of Claim") to the Sellers, given in accordance with the provisions of Section 16.1 hereof, accompanied by documentation supporting the claim, by no later than the expiration of the Applicable Limitation Period set forth above in this Paragraph 14.2(f). If the member of the Buyer Group asserting any such claim for indemnification hereunder has made such a claim prior to the expiration of the Applicable Limitations Period, then, subject to the Deductible and the applicable Liability Ceiling in this Subsection 14.2, such member of the Buyer Group shall be entitled to recover the full amount of the Buyer Liabilities incurred by it even if that amount is not finally determined until after such expiration.

14.3 THIRD PARTY CLAIMS. In the event of the assertion, in writing, of a third-party claim or dispute which, if adversely determined would entitle any of the members of the Buyer Group to indemnification hereunder, it shall be a condition precedent to the liability of Sellers hereunder that Buyer promptly notify the Sellers thereof in writing. Following receipt of such notice, the Sellers, or any of them, may elect, by written notice to Buyer, to assume and direct, at their sole expense, the defense of any such third-party claim or dispute, and may, at their sole expense, retain counsel in connection therewith, provided that such counsel is acceptable to Buyer (which acceptance shall not be unreasonably withheld or delayed by Buyer). After such an assumption of the defense of a third-party claim or dispute by any of the Sellers, Sellers shall not be responsible for the payment of legal fees incurred thereafter in connection with such third-party claim or dispute by the members of the Buyer Group (who may, however, continue to participate in the defense thereof with separate counsel). If, following the timely notice of any such third-party claim or dispute from Buyer to Seller, Sellers fail to, and until Sellers do, undertake the defense of any such third-party claim or dispute, any of the members of the Buyer Group may undertake such defense and Sellers shall be responsible for reimbursing such members of the Buyer Group for the reasonable legal fees and expenses they incur in defense of such third-party claim or dispute. No party hereto (including any members of the Buyer Group) may settle or compromise any such third-party claim or dispute without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

     14.4 ESTABLISHMENT AND CONTESTING OF INDEMNIFICATION LIABILITY. Upon receipt of a Notice of Claim, Sellers shall have thirty (30) business days to contest their indemnification obligation with respect to such claim, or the amount thereof, by written notice to Buyer (a "Contest Notice"). Such Contest Notice shall specify the reasons or bases for the objection of Sellers to the claim. If no such Contest Notice is given within such 30-business day period, the obligation of Sellers to pay the amount of the Buyer Liability incurred by the members of the Buyer Group in connection with the claim shall be deemed established and accepted by Sellers. If, on the other hand, Sellers contest a Notice of Claim within such 30-business day period, Buyer and the Sellers shall thereafter attempt in good faith to resolve their dispute by agreement. If they are unable to so resolve their dispute within the immediately succeeding thirty
(30) business days, such dispute shall be resolved by binding arbitration in San Bernardino, California, as provided in Section 16.10 below. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Upon final determination of the amount of the Buyer Liability that is the subject of an indemnification claim (whether such determination is the result of Sellers' acceptance of, or failure to contest, a Notice of Claim, or of a resolution of any dispute with respect thereto by agreement of the parties or binding arbitration), each Seller's Proportionate Share of such amount shall be applied as a reduction of the then remaining unpaid principal balance of such Seller's Note; PROVIDED, HOWEVER, that if a Seller's Proportionate Share of such established Buyer Liability exceeds the then remaining unpaid principal sum of the Seller's Note, such excess shall be payable by such Seller to Buyer within thirty (30) days of such final determination of the amount of the Buyer Liability due by that Seller. If a Seller fails to make any such payment within such thirty (30) day period, the delinquent sum shall bear interest, until it is paid, at a rate of 9% per annum.

     14.5 EXCLUSIVE REMEDY. Buyer hereby expressly agrees, as a material inducement to Sellers to undertake the indemnification obligations contained in this Section 14, and as consideration therefor, that (i) the rights and remedies of Buyer and the other members of the Buyer Group contained in this Section 14 shall be the sole and exclusive rights and remedies that they shall have against the Sellers, or any of them, for any breach of or inaccuracy in any of the representations or warranties of Sellers, or any of them, contained in this Agreement, in the Sellers' Disclosure Schedules and in the Sellers' Closing Certificates, or in any of the representations or warranties of HSI under the Asset Purchase Agreement or in its Disclosure Schedules or in any of its Certificates delivered at the Asset Purchase Closing, (ii) Buyer, for itself and the other members of the Buyer Group, including its and their respective successors and assigns, hereby waives and agrees that it or they will not assert or seek to enforce any other rights or remedies, whether available under statute or at common law, that Buyer or any of the other members of the Buyer Group would otherwise have against any of the Sellers or against HSI by reason of or in respect of any such breach or inaccuracy in any of such representations or warranties of the Sellers or HSI, or any of them (collectively, "Other Remedies"), and (iii) except as provided in the next sentence, Buyer shall hold harmless and indemnify the Sellers and their respective heirs, representatives, successors and assigns from and against any claims, demands, actions, suits or other proceedings brought against any of them, and any liabilities, damages, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by any of the Sellers or HSI, or any of their respective heirs, representatives, successors or assigns, arising out of any attempt or any efforts (successful or unsuccessful) by any members of the Buyer Group to assert or exercise any of the Other Remedies. Notwithstanding the foregoing, the provisions of this Subsection 14.5 with respect to the exclusive rights and remedies of the Buyer and other members of the Buyer Group shall not apply to any breach of representation or warranty of any Seller contained in this Agreement (as the same has been modified by the Disclosure Schedules attached hereto), or of any representation or warranty of HSI contained in the Asset Purchase Agreement (as the same has been modified by the Disclosure Schedules attached thereto), if a court or arbitrator having jurisdiction has found that such Seller or HSI (as the case may be) committed common law fraud or that such Seller committed a violation of the antifraud provisions of the Federal Securities Laws in making such representation or warranty and such finding has become final and is no longer appealable, PROVIDED, HOWEVER, that limitations on and the exclusions from the amount of each Seller's liability to Buyer and the other members of the Buyer Group contained in this Section 14 (including the limitation contained in the last sentence of Subsection 14.2(d) above) and the provisions establishing Applicable Limitations Period on the rights of the Buyer and the other members of the Buyer Group to assert indemnification claims shall nevertheless continue to apply notwithstanding any such finding or findings.

15. CONFIDENTIALITY.

     15.1 CONFIDENTIALITY COVENANTS. Each party acknowledges that it may have access to various items of Confidential Information (as hereinafter defined) of the other, or in the case of Buyer, Confidential Information of the Company, in the course of investigations and negotiations prior to Closing. Each party who receives any Confidential Information (a "Receiving Party") from any other party hereto, (or in the case of Buyer from the Company) (the "Disclosing Party"), may disclose any such Confidential Information to such party's employees, attorneys, accountants, financial advisors or agents or representatives that have a need to know such Information to facilitate or assist with the consummation of the transactions contemplated hereby (collectively, "Representatives"). Subject to the foregoing exception, and the exception hereinafter set forth in Subsection
15.2 below (i) a Receiving Party shall keep, and shall cause its Representatives to keep, all Confidential Information received from a Disclosing Party hereunder strictly confidential and shall not disclose, and shall cause its Representatives not to disclose, any such Confidential Information to any third party; and (ii) any Receiving Party and its Representatives shall not make any uses of Confidential Information received from a Disclosing Party except to facilitate or assist with the consummation of the transactions contemplated hereby. Confidential information shall include any business, financial, technical or other information, including, but not limited to, business plans, forecasts, marketing plans or initiatives, customer, client and vendor lists, training materials developed by the Disclosing Party, information regarding the identities, qualifications and compensation being paid to key employees, information received from customers, vendors or clients with the expectation, whether explicit or implicit, that such information would be protected from disclosure or dissemination to third parties, and other information the value of which to the Disclosing Party is dependent on the non-disclosure of such information. Confidential Information shall not include information that, although disclosed or made available by a Disclosing Party or any of its Representatives to a Receiving Party or any of its Representatives, (i) can be obtained by persons not subject to confidentiality or use restrictions from public sources, including periodicals, government and industry publications and other media that is readily accessible to the public or competitors of the Disclosing Party, (ii) has been disclosed by the Disclosing Party or any of its Representatives to any unaffiliated third parties without the imposition of any restrictions or prohibitions on disclosure or use thereof and has been, as a result, disclosed by that third party to other third parties, or (iii) information that the Receiving Party can demonstrate convincingly was in its possession prior to its disclosure to the Receiving Party by the Disclosing Party or any of its Representatives, PROVIDED that the Receiving Party had not obtained possession of such Confidential information from any one that the Receiving Party knew or should have known was subject to restrictions on its right to disclose such information to the Receiving Party, either pursuant to an agreement or by reason of his position or relationship with the Disclosing Party.

     15.2 DISCLOSURE PURSUANT TO LEGAL PROCESS. If a Receiving Party is required by subpoena or other legal process, or by laws applicable to it, to disclose or produce any Confidential Information belonging to a Disclosing Party, then, the Receiving Party shall (i) provide the Disclosing Party prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that Disclosing Party may seek an order to quash such subpoena or other legal process or an appropriate protective order or may elect to waive compliance with the provisions of this Section 14 as to any portion or all of such Confidential Information (ii) consult with the Disclosing as to the advisability of taking legally available steps to quash or narrow such request, and (iii) provide such reasonable cooperation as the Disclosing Party may request in connection with efforts by the Disclosing Party to quash the subpoena or other legal process or to obtain a protective order with respect to the Confidential Information being sought. If, in the absence of a protective order or the receipt of a waiver hereunder, a Receiving Party is nonetheless, in the opinion of his legal counsel, compelled to disclose or produce any such Confidential Information of the Disclosing Party to any tribunal legally authorized to request and entitled to receive such Confidential Information or to any government agency with which the Receiving Party is required by law to file any such Information or otherwise stand liable for contempt or suffer other censure or penalty or liability, the Disclosing Party may disclose or produce such Confidential Information to such tribunal or government agency, notwithstanding the fact that such information may, as a result become available to the public, without incurring liability hereunder to the Disclosing Party; PROVIDED, HOWEVER, that the Receiving Party shall give the Disclosing Party written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use his best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced. Notwithstanding the foregoing, the parties agree that the Buyer may file a report on Form 8-K with the Securities and Exchange Commission regarding the transactions contemplated by this Agreement and file as exhibits thereto, this Agreement, the Asset Purchase Agreement, and all schedules and exhibits thereto without requesting confidential treatment for such documents.

     15.3 TERMINATION OF CONFIDENTIALITY OBLIGATIONS. The obligations of Buyer under this Section 15 shall terminate on the Closing of the transactions contemplated hereby, but the obligations of each Seller hereunder, which shall be several and not joint, shall survive the Closing for a period of five (5) years thereafter with respect to Confidential Information belonging to Buyer or the Company. In the event of a termination of this Agreement, the respective obligations of each Seller with respect to Confidential Information of Buyer and the obligations of Buyer with respect to Confidential Information of the Company and the Sellers shall survive for a period of five (5) years from the date of such termination. The Company is an intended third party beneficiary of the respective covenants of Buyer, on the one hand, and Sellers, on the other, under this Section 15 with respect to Confidential Information of the Company furnished or made available to any of them.

     15.4 NO SOLICITATION OF EMPLOYEES. Between the date hereof and the Closing of this the transactions contemplated hereby, neither Buyer nor the Company shall (i) offer or extend employment or any position to any officers or employees of the other and (ii) solicit or attempt to entice any of such officers or employees of the other entity to leave its employ. In the event this Agreement is terminated and the transactions contemplated hereby or abandoned, then, the respective covenants of Buyer and the Company hereunder shall survive that termination and shall remain in full force and effect for a period of two
(2) years from the date thereof.

16. MISCELLANEOUS.

     16.1 NOTICES. All notices, requests, demands or other communications hereunder to any of the parties hereto shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid to the respective addresses of such parties set forth in SCHEDULE 16.1 hereto. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party.

If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by facsimile machine ("fax") to a party, it will be deemed to have been delivered on the date the fax thereof is actually received, provided the original thereof is sent by mail, in the manner set forth above, within twenty-four (24) hours after the fax is sent.

     16.2 ASSIGNMENT. None of the Sellers nor the Buyer may assign this Agreement, or assign their respective rights or delegate their respective duties hereunder, without the prior written consent of the other parties hereto.

     16.3 SEVERABILITY. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     16.4 JOINT PRESS RELEASE. The parties agree to consult with each other and to cooperate prior to issuing any press release or other public announcement with respect to the transactions contemplated by this Agreement. No such press release shall be issued by any party without the prior written consent of the other party or in the case of Sellers, the written consent of a as representative of the Sellers who shall be identified in a writing delivered by the Sellers to the Buyer, from time to time, after the Closing Date; PROVIDED, HOWEVER, that a party may proceed with publication of such a release or other public disclosure even if another party hereto has refused to give its consent thereto, if (i) the release or public disclosure is, in the reasonable judgment of the releasing party, required for it to meet, on a timely basis, its obligations under laws or regulations applicable to it, including under the Federal Securities Laws and (ii) the releasing party furnishes a copy of such release or public disclosure to the other party at least twenty-four (24) hours in advance of the release or public disclosure and provides a reasonable opportunity for the other party to comment thereon. Notwithstanding the foregoing, the parties agree that the Buyer may, immediately after the execution and delivery of this Agreement by the parties issue a press release, in substantially the form previously delivered to the Sellers and file a report on Form 8-K with the Securities and Exchange Commission regarding the transactions contemplated by this Agreement and file as exhibits thereto, such this Agreement, the Asset Purchase Agreement, the exhibits thereto and such press release without requesting confidential treatment for such documents.

     16.5 GOVERNING LAW. This Agreement is deemed to have been made in the State of California, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of California for contracts made and to be performed in that state.

     16.6 INCORPORATION AND AMENDMENT. This Agreement, the Schedules and Exhibits hereto and each additional agreement and document referred to herein constitute the entire Agreement of the parties, and supersede and extinguish all prior agreements and understandings, representations and warranties of the parties relating to the subject matter hereof. This Agreement may not be modified, amended or terminated except by written agreement specifically referring to this Agreement signed by the parties hereto.

     16.7 WAIVER. No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or of any breach or default of any other provisions of this Agreement.

     16.8 INTERPRETATION; HEADINGS. This Agreement, and the other agreements being entered into by any of the Sellers and the Buyer pursuant hereto, are the result of arms'-length negotiations between the parties hereto and no provision hereof or thereof, because of any ambiguity found to be contained herein, therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. Unless otherwise indicated elsewhere in this Agreement, (i) the term "or" shall not be exclusive; (ii) the term "including" shall mean "including, but not limited to," and (iii) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, Paragraph or clause where such terms may appear. The section, subsection and any Paragraph headings contained herein are for purposes of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement.

     16.9 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.10 ARBITRATION. All disputes between the parties hereto relating to this Agreement shall be determined solely and exclusively by arbitration in accordance with the rules then in effect of the American Arbitration Association pertaining to commercial arbitrations, or any successors hereto ("AAA"), in San Bernardino, California, unless the parties otherwise agree in writing. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding on the parties and shall be entered by any court of competent jurisdiction.

     IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement, on the date first above stated.

BUYER:                                SELLERS:

AIR METHODS CORPORATION

                                      /s/ Homer L. Aerts
By:  /s/ George W. Belsey             --------------------------------
   -----------------------------      HOMER L. AERTS

                                      /s/ J. Steven Dickmeyer
                                      --------------------------------
                                      J. STEVEN DICKMEYER

                                      /s/ Don D. Reed
                                      --------------------------------
                                      DON D. REED

                                      /s/ Terry L. Russ
                                      --------------------------------
                                      TERRY L. RUSS

                                      /s/ Richard J. Silva
                                      --------------------------------
                                      RICHARD J. SILVA

                                LIST OF EXHIBITS

EXHIBIT A           Form of Promissory Note
EXHIBIT B           Form of Security Agreement
EXHIBIT C           Form of Dolstein Employment Agreement
EXHIBIT D           Form of Davis Employment Agreement
EXHIBIT E           Form of Seller Consulting Agreement
EXHIBIT F           Form of Aerts Consulting Agreement
EXHIBIT G           Form of Stock Option Agreement
EXHIBIT H           Form of Opinion of Special Counsel to Sellers
EXHIBIT I           Form of Opinion of Counsel to Buyer

                               LIST OF SCHEDULES

Schedule 2.1 Ownership of the Shares/Allocation of Closing Date Cash Payment and Notes
Schedule 2.2        Assumed Obligations
Schedule 2.3        Adjustments to Purchase Price
Schedule 4.3        Seller Conflicts
Schedule 5.2        Securities
Schedule 5.4        Conflicts
Schedule 5.5        Financial Statement Exceptions
Schedule 5.6        Certain Changes
Schedule 5.7        Tangible Assets
Schedule 5.8        Intangible Personal Property
Schedule 5.9        Leases
Schedule 5.11       Title Exceptions
Schedule 5.12       Material Company Contracts
Schedule 5.13       Compliance with Laws
Schedule 5.14       Labor and Employment Agreements; Benefit Plans
Schedule 5.15       Litigation
Schedule 5.16       Environmental Matters
Schedule 5.18       Related Party Transactions
Schedule 5.19       Taxes and Tax Returns
Schedule 5.20       Insurance
Schedule 5.21       Bank Accounts
Schedule 5.22       Brokers
Schedule 7.2        Permitted Dividends
Schedule 8.5        Textron Debt
Schedule 8.6        Short-Term Investments
Schedule 8.7        Indebtedness of Mercy to Sellers
Schedule 8.8        Buyer Stock Options
Schedule 16.1       Mailing Addresses of the Parties

                                    EXHIBIT A

                         FORM OF SECURED PROMISSORY NOTE


U.S. $                                                       Fontana, California
      -----------                                                  July   , 1997
                                                                       ---
FOR VALUE RECEIVED, Air Methods Corporation, a Delaware corporation (hereinafter
referred to as "Obligor"), promises to pay to             (hereinafter referred
                                              -----------
to as "Holder"), the principal sum of                              U.S. Dollars
                                      ----------------------------
($          ), together with interest, which shall accrue at a rate of nine
  ----------
percent (9%) per annum from the date hereof, in sixty (60) equal monthly
installments of principal and interest, each in the amount of $          , on
                                                               ----------
the first day of each calendar month commencing on August 1, 1997, and continuing to and including July 1, 2002, on which date all accrued and unpaid interest and the remaining balance of the principal then outstanding shall be due and payable.

This Note is issued pursuant to the terms and provisions of Section 2.2 of that
certain Stock Purchase Agreement dated July    , 1997 (the "Purchase
                                            ---
Agreement") by and among Obligor, Holder and the Sellers named therein, and evidences purchase money indebtedness of Obligor to the Holder, as part of the consideration for the purchase of all of the outstanding shares of capital stock (the "Shares") of Mercy Air Service, Inc., a California corporation (the "Company").

The principal amount of this Note is subject to certain adjustments in the manner and to the extent provided in Section 2.3 and Section 8.9 of the Purchase Agreement and Schedule 2.3 and Schedule 8.9 thereto. In the event of any such adjustment, this Note shall be surrendered to the Obligor in exchange for the issuance by Obligor to the Holder of a replacement promissory note, of like tenor to this Note, which gives effect to such adjustment.

All payments on this Note shall be made in lawful money of the United States of America, and all notices by Obligor to the Holder shall be sent by first class mail and if so sent shall be deemed received by Holder 72 hours after being
deposited in the U.S. mails if addressed to Holder, at                         ,
                                                       ------------------------
California or at such other place as the Holder shall have designated hereafter to Obligor in writing.

     1. SECURED OBLIGATION. The Obligor's obligations under this Note are secured by that certain Security Agreement dated as of the date hereof (the "Security Agreement"), among the Obligor, the Holder and the Company.

     2. PARI PASSU STATUS. The payment of principal of and interest on this Note shall rank pari passu with any indebtedness or other monetary obligations incurred by Obligor or for which Obligor is or becomes liable to any Seller named in the Purchase Agreement in connection with the acquisition by Obligor of Shares from such Seller pursuant to the terms of the Purchase Agreement, including the notes of like tenor issued to such other Sellers (the "Other Seller Notes").

     3. NATURE OF NOTE; USURY. The Obligor acknowledges that this Note evidences purchase money indebtedness arising out of a business transaction. In no event and upon no contingency shall Obligor be required to pay interest on this Note in excess of the maximum rate allowed by law. It is the intention of the parties hereto to conform strictly to the usury laws now in force that would apply to this Note. Accordingly, notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, it is agreed that all charges that constitute interest that are contracted for, chargeable or receivable under this Note or otherwise in connection with this transaction shall, under no circumstances, exceed the maximum amount of interest permitted by law, and any excess shall be deemed a mistake in calculation and cancelled automatically and, if theretofore paid, shall be, at the Holder's election, either refunded to Obligor or credited on the unpaid principal of this Note.

     4. EVENTS OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), but subject to any restrictions or limitations agreed upon by the Holder of this Note with the other Sellers named in the Purchase Agreement, the Holder of this Note shall be entitled, by written notice to the Obligor, to declare this Note to be, and upon such declaration this Note shall be and become immediately due and payable, in addition to any other rights or remedies they may have under the laws of the State of California. The occurrence of any of the following events shall constitute an "Event of Default":

     (a) PAYMENT OF NOTE. Obligor shall fail to pay any principal of or interest owing on this Note or the Other Seller Notes within fifteen (15) days after the due date of such payment.

     (b) BREACH OF COVENANTS. Obligor shall fail or neglect to perform, keep or observe any covenant or obligation of Obligor contained in the Purchase Agreement or in this Note (other than failure to pay principal of or interest on this Note which is dealt with specifically in Paragraph 4(a) above) and the breach of any such covenant or obligation is not cured within thirty (30) days after Obligor's receipt of notice of such breach from Holder.

     (c) INSOLVENCY, ETC. Obligor or the Company shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary for all or substantially all of their respective assets, or any petition for an order for relief shall be filed by or against Obligor or the Company under any applicable bankruptcy law, and such appointment or proceeding, as the case may be, is not controverted within thirty (30) days, or is not dismissed within ninety (90) days, after such appointment or the commencement of such proceeding (as the case may be).

     (d) EVENT OF DEFAULT UNDER SECURITY AGREEMENT. An "Event of Default" (as defined in the Security Agreement) shall have occurred.

     5. PREPAYMENTS. This Note may be prepaid in whole or in part without notice, premium or penalty. Unless otherwise agreed by the Holder, in the event Obligor prepays any Other Seller Note, it shall prepay the same percentage of the remaining balance outstanding on this Note as paid on such Other Seller Note. Partial prepayments shall be applied to the installment payments of principal and interest hereunder in the chronological order in which they come due until the Note is paid in full.

     6. COSTS AND EXPENSES OF COLLECTION. If this Note is collected by or through an attorney at law, Obligor shall pay all of the Holder's incurred costs of collection, including, without limitation, Holder's attorneys' fees.

     7. APPLICATION OF PAYMENTS. All installments and prepayments paid hereunder shall be credited first to accrued and unpaid interest payable on the principal balance of this Note from time to time outstanding and then to reduction of principal.

     8. WAIVERS BY OBLIGOR. Except as otherwise provided elsewhere in this Note, Obligor waives presentment for payment, protest, notice of dishonor and protest and consents to any extensions of time with respect to any payment due under this Note, and to the addition or release of any party. No waiver of any payment under this Note shall operate as a waiver of any other payment.

     9. EFFECT OF DELAY OR WAIVER BY HOLDER. No delay or failure of the Holder of this Note in the exercise of any rights or remedy provided for hereunder shall be deemed a waiver of any other right or remedy which the Holder may have.

     10. NOTICES TO OBLIGOR. Any notice or demand to the Obligor shall be by First Class Mail, addressed to Obligor, c/o Air Methods Corporation, 7301 South Peoria, Englewood, Colorado 80112, Attention: Chief Financial Officer, or such other address as may be designated in writing by Obligor to the Holder and shall be deemed to have been received seventy-two (72) hours after its deposit, postage-prepaid, with the United States Postal Service.

     11. GOVERNING LAW. This Note is made in and shall be governed by and construed according to the laws of California.

     12. ARBITRATION. All disputes between the parties hereto shall be determined solely and exclusively by arbitration in accordance with the rules then in effect of the American Arbitration Association, or any successors hereto ("AAA"), in San Bernardino, California, unless the parties otherwise agree in writing. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

     13. HEADINGS. The Paragraph headings in this Note are for convenience of reference only and shall not be considered in, nor shall they affect, the interpretation or application of any of the provisions of this Note.

                                            Obligor:

                                            AIR METHODS CORPORATION,
                                            a Delaware corporation


                                            By:
                                               ---------------------------------

ACCEPTED and AGREED to this
     day of July, 1997:
----


----------------------------------
Holder

                                    EXHIBIT B

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement"), dated as of July 31, 1997, is made in favor of and for the benefit of those parties whose names are set forth on Schedule I hereto (individually, a "Secured Party" and, collectively, the "Secured Parties"), by Air Methods Corporation, a Delaware corporation (the "Debtor"), and Mercy Air Service, Inc., a California corporation (the "Company") and J. Steven Dickmeyer as collateral agent (the "Collateral Agent").

                                    RECITALS

     A. Debtor and the Secured Parties are parties to that certain Stock Purchase Agreement dated July 11, 1997 (the "Purchase Agreement"), pursuant to which the Secured Parties have agreed to sell to the Debtor, and the Debtor has agreed to purchase from the Secured Parties, all of the outstanding capital stock of the Company (the "Shares").

     B. As partial consideration for the shares of common stock of the Company to be sold by the Secured Parties to the Debtor , the Debtor shall deliver to the Secured Parties promissory notes in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Notes") the principal amounts of which are subject to adjustment pursuant to the terms of the Purchase Agreement.

     C. The Company will derive substantial direct and indirect benefit from the Secured Parties' sale of the Shares to the Debtor and acceptance of the Notes, and Secured Parties are willing to sell the Shares to the Debtor and accept the Notes, but only on the condition, among others, that Debtor agree to grant, and the Company consent to the grant, to the Secured Parties of a security interest in the Collateral as provided herein to secure the performance of Debtor's obligations under the Notes.

     D. In addition to the substantial benefit derived by the Company from the sale of the Shares by the Secured Parties, the Company will derive substantial direct and indirect benefit from the fact that the Secured Parties are guaranteeing the collection of certain accounts receivable of the Company pursuant to the terms of the Purchase Agreement and the Buyer is paying the Sellers, on behalf of the Company, amounts owed to the Sellers by the Company, which will reduce the Company's indebtedness.

                                    AGREEMENT

     In consideration of the promises and of the mutual covenants herein contained and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. Unless otherwise defined herein, (a) capitalized terms or matters of construction defined or established in the Purchase Agreement shall be applied herein as defined or established therein, and (b) the following terms shall have the respective meanings set forth below:

     "ACCOUNT DEBTOR" shall mean any "account debtor" as such term is defined in the UCC.

     "ACCOUNTS" shall mean all "accounts" as such term is defined in the UCC, now owned or hereafter acquired by the Company and other forms of obligations in respect of the payment of money (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Company, in any event, including, but not limited to, (a) all accounts and other receivable and book debts, whether arising out of goods sold or services rendered by the Company or from any other transaction (including, but not limited to, any such obligation which may be characterized as an account under the UCC), (b) all of each Company's right in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all monies due or to become due to the Company under all contracts for the performance of services, other than the Hospital Contracts, by the Company or in connection with any other provision of services (whether or not yet earned by performance on the part of the Company) now in existence or hereafter occurring, including, but not limited to, the right to receive the proceeds of said contracts, and (d) all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

     "AGREEMENTS" shall mean all contracts, undertakings or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Company may now or hereafter have any right, title or interest, including, but not limited to, any or any other agreements relating to the terms of payment or the terms of performance of any Account.

     "CHARGE" shall mean any federal, state, county, city, municipal, local, foreign or other governmental tax at the time due and payable, levy, assessment, charge, lien, claim or encumbrance upon or relating to: (i) the Collateral; (ii) the Secured Obligations; (iii) the employees, payroll, income or gross receipts of the Company; (iv) the ownership or use of any of the assets of the Debtor; or
(v) any other aspect of the business of the Debtor.

     "CHATTEL PAPER" shall mean all "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by the Debtor, wherever located.

     "COLLATERAL" shall have the meaning specified in SECTION 2.1.

     "CONTRACT" shall mean all of the Company's right, title, and interest in and to each presently existing and hereafter arising loan account, account, contract right, Instrument, note, document, chattel paper, general intangible, and all other forms of obligations owing to the Company, all rights of the Company to receive payment thereof, together with all other rights of the Company obtained in connection therewith, and any collateral therefor.

     "CONTRACT DEBTOR" shall mean each person who is obligated to the Company to perform any duty under or to make any payment pursuant to the terms of a Contract.

     "DEFAULT" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

     "DOCUMENTS" shall mean all "documents," as such term is defined in the UCC, now owned or hereafter acquired by the Company, wherever located.

     "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 8 of this Agreement.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "HOSPITAL CONTRACTS" shall mean all contracts between the Company and hospitals pursuant to which aircraft of the Company pledged to FINOVA Capital Corporation are employed to provide emergency medical transportation services.

     "INSTRUMENTS" shall mean all "instruments," as such term is defined in the UCC, now owned or hereafter acquired by the Company, wherever located, including, but not limited to, all certificate securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group or writings that constitute, Chattel Paper.

     "LIEN" and "LIENS" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (including, but not limited to, judgment liens, liens of suppliers and other Persons for the provision of goods or services, and all other liens arising under statute, common law or judicial interpretation), liens securing any Charge, claim, security interest, preference, priority or other security agreement or other preferential arrangement of any kind or nature whatsoever intended or having the effect of providing security for an obligation (including, but not limited to, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

     "PERMITTED LIENS" shall mean (i) the security interest granted to California State Bank or any subsequent lender (the "Senior Lender"), to secure indebtedness up to $700,000 of the Company to the Senior Lender; (ii) any purchase money security interest and (iii) any tax liens for taxes of the Company not yet due and payable or which are being contested in good faith.

     "PROCEEDS" shall mean "proceeds," as such term is defined in the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), (c) any recoveries by the Company against third parties with respect to any litigation or dispute concerning any of the Collateral, and (d) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition, sale, transfer or otherwise.

     "SECURED OBLIGATIONS" shall mean all debts, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable), or otherwise, owing by the Debtor to Secured Party, and all covenants and duties regarding such amounts, of any kind or nature, present or future, contingent or liquidated, whether or not evidenced by any note, agreement or other instrument, the payment or performance of which is provided for or arises now or hereafter under the Notes or the Purchase Agreement including, but not limited to, all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to the Debtor thereunder.

     "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; PROVIDED, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or the remedies with respect to, Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of the definitions related to such provisions.

2. GRANT OF SECURITY INTEREST

     2.1 GRANT; DESCRIPTION OF COLLATERAL. To secure the prompt and complete payment, performance and observance of all of the Secured Obligations, and to induce Secured Party to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Debtor hereby pledges and grants to Secured Party, and the Company hereby consents to the grant by Debtor to Secured Party of, a security interest in all of the Company's right, title and interest in, to and under the following property, whether now owned or owing, or hereafter acquired or arising, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"):

          (a) all Accounts;

          (b) all books and records pertaining to any of the foregoing; and

          (c) to the extent not otherwise included, all Proceeds of the items set forth in Sections 2.1(a) and (b), inclusive, and all accessions to, substitutions and replacements for, profits and products of, each of the items set forth in Sections 2.1(a) and (b).

     2.2 INTERESTS OF SECURED PARTIES. Each Secured Party's interest in the Collateral shall be on a parity with the interests of all other Secured Parties, and the interest of each Secured Party in the Collateral shall be ratable in the proportion that the aggregate indebtedness then outstanding and unpaid under the Notes held by such Secured Party bears to the aggregate indebtedness then outstanding and unpaid under the Notes held by all Secured parties, regardless of when such Notes were issued.

     2.3 SECURITY INTEREST ABSOLUTE. Subject to the Permitted Liens, all rights and security interests of each Secured Party in the Collateral shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from terms of the Note; (iii) any exchange or non-perfection of any Collateral for all or any of the Secured Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to the Debtor, or a discharge of the Debtor's obligations, with respect to the validity or enforceability of a security interest to the Collateral.

3. SECURED PARTY'S RIGHTS; LIMITATIONS ON SECURED PARTY'S OBLIGATIONS.

     3.1 CONTRACTUAL LIABILITIES. It is expressly agreed by the Debtor and the Company that, notwithstanding anything herein to the contrary, the Company shall remain liable under each Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Secured Party shall have no obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any Contract pursuant hereto, and Secured Party shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     3.2 ACCOUNT VERIFICATION. Subject to the following sentence, upon prior notice to the Debtor and the Company (unless a Default or an Event of Default has occurred and is continuing in which case no notice is necessary), the Collateral Agent, on behalf of the Secured Parties, shall have the right, at the Secured Parties' expense, to make test verifications of the Accounts and physical verifications and appraisals of any other Collateral in any reasonable manner and through any medium that the Collateral Agent, on behalf of the Secured Parties, considers advisable, and the Debtor and the Company each agree to furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith. Upon the occurrence of a Default or an Event of Default, the Debtor, on behalf of the Company, promptly upon the Collateral Agent's request, at the Debtor's own expense, shall prepare and deliver to the Collateral Agent the following reports: (a) a reconciliation of all Accounts; (b) an aging of all Accounts; and (c) an aged receivable trial balance.

4. REPRESENTATIONS AND WARRANTIES. The Debtor and the Company each hereby represent and warrant to each Secured Party that:

     4.1 Debtor is corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     4.2 Debtor has all the necessary corporate power and authority to enter into this Security Agreement and to perform the obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. This Security Agreement has been duly authorized and approved by all necessary action on the part of the Board of Directors and stockholders of Debtor. This Security Agreement has been duly executed and delivered by Debtor and constitutes the valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject as to enforceability to any applicable bankruptcy, insolvency, moratorium or other laws affecting creditor's rights generally or such principles of equity as a court of competent jurisdiction might apply.

     4.3 Except for the Permitted Liens, so long as any of the Secured Obligations are outstanding, the Collateral will continue to be owned solely by the Company. Except for the Permitted Liens, the Collateral is, and from time to time hereafter will be, free from any lien or other rights, title or interest of any person. Except for the Permitted Liens, Debtor shall cause the Company to, and the Company shall, defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest therein adverse to the Secured Parties.

     4.4 Assuming the filing of the UCC-1 Financing Statement in the appropriate California state or county governmental office, the payment of all requisite fees in connection with such filing and the satisfaction of all other filing requirements imposed by statute or otherwise, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by Debtor to Secured Parties hereby in respect of the Collateral will have been accomplished and the security interest granted to Secured Parties pursuant to this Security Agreement in and to the Collateral will constitute a valid and enforceable perfected security interest therein.

     4.5 Except for the Permitted Liens, so long as any of the Secured Obligations remain unpaid, neither Debtor nor the Company will execute or authorize to be filed at any public office any other financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interest granted hereby by Debtor or upon obtaining the prior written consent of the Secured Parties.


     4.6 On the date hereof, the Company (i) is solvent, after giving effect to the payments and transactions contemplated by the Purchase Agreement and this Agreement, (ii) is able to pay its debts as they become due and has capital sufficient to carry on its business and all businesses in which it is about to engage and (iii) now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts and contingent obligations, including without limitation, the Secured Obligations. The Company will not be rendered insolvent by the execution and delivery of the Purchase Agreement, the Notes or this Agreement or any of the other documents or instruments relating thereto or hereto or by the transactions contemplated thereunder or hereunder.

     4.7 No representations or warranties of Debtor or the Company contained in this Agreement or in any document, statement or certificate furnished or to be furnished pursuant to this Agreement, contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements of fact not misleading.

     4.8 The representations and warranties set forth in this SECTION 4 shall survive the execution and delivery of this Agreement.

5. COVENANTS. The Debtor and the Company each covenant and agree with the Secured Parties that, from and after the date of this Agreement and until the date on which all Secured Obligations shall have been indefeasibly paid in full:


     5.1 FURTHER ASSURANCES. At any time and from time to time, upon the request of the Collateral Agent and at the sole expense of the Debtor, the Debtor shall, and shall cause the Company to, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably deem necessary to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, but not limited to: (a) filing any financing or continuation statements under the UCC with respect to the Lien granted hereunder; and (b) obtaining waivers, in form and substance satisfactory to Secured Parties. The Debtor and the Company also hereby authorize Secured Parties to file any such financing or continuation statement without the signature of the Debtor or the Company to the extent permitted by applicable law. Secured Parties shall, provide the Debtor with photocopies of all such filings at the Debtor's expense.

     5.2 BOOKS AND RECORDS. The Debtor shall, and shall cause the Company to, keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including, but not limited to, a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Debtor shall, and shall cause the Company to, mark its books and records pertaining to the Collateral to evidence this Agreement and the Lien granted hereby. Upon the occurrence and during the continuation of an Event of Default, the Debtor shall, and shall cause the Company to, deliver and turn over all of its books and records pertaining to the Collateral to the Collateral Agent at any time on demand of the Collateral Agent. Prior to the occurrence of an Event of Default, upon prior notice from the Collateral Agent, the Debtor shall, and shall cause the Company to, permit the Collateral Agent to inspect such books and records and shall provide photocopies thereof to the Collateral Agent at the Secured Parties' expense; PROVIDED, HOWEVER, that the Collateral Agent shall not be entitled to exercise such right more than four (4) times in any calendar year.

     5.3 IDENTITY. The Debtor shall not, and shall cause the Company to not change its name, identity or structure in any manner that might make any financing or continuation statement filed in connection herewith misleading within the meaning of the UCC unless Debtor shall have given Secured Party at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements satisfactory to the Collateral Agent, at the Debtor's expense, to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not misleading.

     5.4 COLLATERAL TRANSFER, REMOVAL OR SALE. The Debtor shall not, and shall cause the Company to not, without the prior written consent of the Secured Parties, sell, assign, transfer or otherwise dispose of any Collateral, other than sales in the ordinary course, consistent with past practices and in a manner consistent with the best interests of the Debtor, the Company and its shareholders.

6. COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

     6.1 APPOINTMENT; POWERS. Upon the occurrence and during the continuation of an Event of Default (except as otherwise provided below), the Debtor and the Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and the Company and in the name of the Debtor and the Company or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to the Collateral Agent the power and right, on behalf of the Debtor and the Company, without notice to or assent by the Debtor or the Company, to do the following, all at the Debtor's expense:

          (a) in the name of the Debtor or the Company, or in its own name or otherwise, take possession of, endorse and receive payment of any checks, drafts, notes, acceptances, or other Instruments for the payment of monies due under any Collateral;

          (b) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral;

          (c) ask, demand, collect, receive and give acquaintances and receipts for any and all money due or to become due under any Collateral;

          (d) pay or discharge any charges or Liens levied or placed on or threatened against the Collateral;

          (e) direct any party liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct;

          (f) settle, compromise or adjust any suit, action or proceeding described in this Section 6.1 and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;

          (g) file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

          (h) commence and prosecute any suits, actions or proceedings at law or in equity in any court to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

          (i) defend any suit, action or proceeding brought against the Debtor or the Company with respect to any Collateral if the Debtor or the Company does not defend such suit, action or proceeding or if the Collateral Agent believes that the Debtor or the Company is not pursuing such defense in a manner that will minimize the loss with respect to such Collateral and the Secured Parties' security interest therein; and

          (j) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option, at any time or from time to time, all acts and other things that the Collateral Agent deems necessary to perfect, preserve or realize upon the Collateral and the Secured Parties' Lien therein in order to effect the intent of this Agreement, all as fully and effectively as the Debtor and the Company might do.

     6.2 RATIFICATION. The Debtor and the Company hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this SECTION 6 is a power coupled with an interest and shall be irrevocable until all Secured Obligations shall have been indefeasibly paid in full.

     6.3 DUTIES AND LIABILITIES. The powers conferred on the Collateral Agent hereunder are solely to protect Secured Parties' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Collateral Agent nor any Secured Party of its officers, directors, partners, employees, agents or representatives shall be responsible or liable to the Debtor or the Company for any act or failure to act.

     6.4 COMMUNICATION WITH THIRD PARTIES; SALE OF COLLATERAL. Upon the occurrence and during the continuation of an Event of Default, the Debtor and the Company also authorize the Collateral Agent, at any time and from time to time, (a) to communicate in the Collateral Agent's own name with any account debtor with regard to the assignment of the right, title and interest of the Company in and under the Accounts and other matters relating thereto, and (b) to execute, in connection with the sale provided for in SECTION 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

7. PERFORMANCE BY SECURED PARTY OF THE DEBTOR'S OBLIGATIONS. If either the Debtor or the Company fails to perform or comply with any of its agreements contained herein or under the Note, and the Collateral Agent shall, on behalf of the Secured Parties, itself perform or comply, or otherwise cause performance of or compliance with such agreement, then the expenses (including, but not limited to, attorneys' fees) of the Collateral Agent incurred in connection with such performance or compliance, together with applicable interest thereon at the rate then in effect in accordance with the terms of the Note, shall be payable by the Debtor to the Collateral Agent, on behalf of the Collateral Agent, on demand and shall constitute Secured Obligations secured hereby.

8. EVENTS OF DEFAULT. The occurrence of any one or more the following events shall constitute an "Event of Default" hereunder:

     8.1 FAILURE TO MEET SECURED OBLIGATIONS. There shall occur an Event of Default if the Debtor shall fail to meet its Secured Obligations upon the terms set forth in the Note or the Purchase Agreement or if an "Event of Default" (as defined in the Note) shall have occurred.

     8.2 MISREPRESENTATION. Any warranty or representation of Debtor or the Company to Secured Party in this Security Agreement proves to have been false or misleading in any material respect when made.

     8.3 BREACH OF COVENANTS. Debtor or the Company shall fail or neglect to perform, keep or observe any covenant or obligation of Debtor or the Company contained in this Security Agreement and the breach of any such covenant or obligation is not cured within thirty (30) days after Debtor's or the Company's (as appropriate) receipt of notice of such breach from Secured Party.

     8.4 INSOLVENCY, ETC. Debtor or the Company shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary for all or substantially all of their respective assets, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Debtor or the Company under any applicable bankruptcy law and such appointment or proceeding, as the case may be, is not controverted within thirty (30) days, or is not dismissed within ninety (90) days, after such appointment or commencement of such proceeding (as the case may be).

9. REMEDIES; RIGHTS UPON AN EVENT OF DEFAULT.

     9.1 RIGHTS UPON COLLATERAL. If any Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, and with the written consent of Secured Parties which together hold more than 50% of the aggregate indebtedness then outstanding under the Notes (the "Majority Holders"), may exercise, in addition to all other rights and remedies granted to it under the Note, this Agreement, or any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Debtor and the Company expressly agree that in any such event the Collateral Agent may, with the written consent of the Majority Holders, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Debtor, the Company or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), forthwith enter upon the premises of the Debtor or the Company where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving the Debtor or the Company notice and opportunity for a hearing on the Collateral Agent's claim or action, and without paying rent to the Debtor or the Company, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales or at any exchange, at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Parties the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Debtor and the Company hereby release. Such sales may be adjourned or continued from time to time with or without notice. The Collateral Agent shall have the right to conduct such sales on the Debtor's or the Company's premises or elsewhere and shall have the right to use the Debtor's or the Company's premises without charge for such sales for such time or times as the Collateral Agent deems necessary or advisable.

     The Debtor and the Company further agree, if an Event of Default has occurred and is continuing, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall select, whether at the Debtor's premises, the Company's premises or elsewhere. Until the Collateral Agent is able to effect a sale, lease, or other disposition of any Collateral, the Collateral Agent shall have the right to use or operate the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent shall have no obligation to the Debtor or the Company to take any action to maintain or preserve the rights of the Debtor or the Company as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent. The Collateral Agent may, with the written consent of the Majority Holders, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Secured Parties' remedies with respect to such appointment without prior notice or hearing. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in SECTION 10 hereof. The Debtor shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law. To the maximum extent permitted by applicable law, the Debtor and the Company waive all claims, damages, and demands against the Collateral Agent and any Secured Party arising out of the repossession, retention or sale of the Collateral. The Debtor and the Company agree that ten
(10) days' prior notice by the Collateral Agent to it of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Debtor shall remain liable for (a) any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Parties are entitled, and
(b) any and all costs and expenses incurred by the Collateral Agent and any Secured Party, including, but not limited to, attorneys' fees, to collect such deficiency.

     9.2 FEES. The Debtor agrees to pay any and all expenses of the Collateral Agent (including, but not limited to, attorneys' fees and appraisal costs) reasonably incurred in connection with the enforcement of any of its rights and remedies hereunder in connection with a Default or Event of Default.

     9.3 WAIVER. Except as otherwise specifically provided herein, (to the maximum extent permitted by applicable law), the Debtor and the Company each hereby waives presentment, demand, protest or any notice of any kind in connection with this Agreement or any Collateral.

10. APPLICATION OF PROCEEDS. The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Collateral Agent on behalf of the Secured Parties, upon receipt, in the following order of priorities, subject to the rights of the Senior Lender:

          FIRST, to the Secured Parties, on a pro rata basis, in accordance with the then outstanding unpaid principal balances of the Notes held by such Secured Parties in an amount sufficient to pay in full the expenses of the Secured Parties in connection with such sale, disposition or other realization, including, but not limited to, all expenses, liabilities and advances incurred or made by Secured Parties in connection therewith, including, but not limited to, attorneys' fees;

          SECOND, to Secured Parties, on a pro rata basis, in accordance with the then outstanding unpaid principal balances of the Notes held by such Secured Parties to be applied, first, to all accrued but unpaid interest on, and, second, to all principal of, the Note, on a pro rata basis, in accordance with the then outstanding unpaid principal balances of the Notes held by such Secured Parties;

          THIRD, to all other Secured Obligations; and

          FINALLY, upon payment in full of all of the Secured Obligations, to the Debtor or whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

11. POWERS AND DUTIES OF COLLATERAL AGENT.

          (a) Each of the Secured Parties irrevocably authorizes the Collateral Agent, who has been designated in the manner described in SCHEDULE 11(A) attached hereto, to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Majority Holders, which may include the Collateral Agent in its capacity as a Secured Party, in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. No Secured Party may take any such action or exercise such powers except through and by way of an authorized action of the Collateral Agent. The Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and to act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder.

          (b) Neither the Collateral Agent nor any of its partners, officers or employees shall be liable or responsible to any of the Secured Parties, to Debtor or to the Company for any action taken or omitted to be taken by it or any of them hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral

     Agent, nor shall the Collateral Agent or any of its partners, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of the Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination or verification of the value of the Collateral; (iv) the determination, verification or enforcement of Debtor's or the Company's compliance with any of the terms and conditions of this Agreement; (v) the failure by Debtor or the Company to deliver any instrument or document required to be delivered pursuant to the terms thereof; or (vi) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral, the servicing of the Collateral or the enforcement or collection of any amounts owing with respect to the Collateral.

          (c) The Collateral Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine or correct and to have been signed or sent by a person or persons believed by it to be the proper person or persons, and it shall be entitled to rely as to all legal matters on opinions of counsel selected by it. In the case of this Security Agreement and the transactions contemplated hereby and any related agreement and each document relating to any of the Collateral, each of the Secured Parties agrees to pay to the Collateral Agent, on demand, pro rata in accordance with the then outstanding unpaid principal balances of the Note held by it or him, all fees and all expenses incurred in connection with the operation and enforcement of this Security Agreement which were approved in advance by the Majority Holders, any related agreement or such other documents, as the case may be, to the extent that such fees or expenses have not been paid by Debtor. In the case of this Security Agreement and each instrument and document relating to any of the Collateral, each of the Secured Parties hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent in its capacity as Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or such other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

          (d) The Collateral Agent hereby is authorized to record, file or otherwise perfect in its name all of the Collateral which is mortgaged, pledged, assigned, transferred or granted to the Secured Parties hereunder in the appropriate jurisdiction with respect to all such Collateral; PROVIDED, HOWEVER, that the Collateral Agent shall not be required to take any such action in any jurisdiction wherein the taking of such action and other actions contemplated by this Security Agreement would, in the opinion of the Collateral Agent or local counsel, require the Collateral Agent to qualify, register or be licensed to do business under the laws of the jurisdiction in question by reason of the taking of such action.

          (e) If, at any time, the Collateral Agent shall deem it advisable, in its sole discretion, it may submit to each of the Secured Parties a written notification of its resignation as Collateral Agent under this Agreement, such resignation to be effective as of the 61st day after the date of such notice, whereupon the Majority Holders shall appoint a successor Collateral Agent in the manner described in SCHEDULE 11(A) attached hereto, which may but need not be a Secured Party. The Collateral Agent may be removed at any time by the Majority Holders upon at least 10 days' prior written notice; PROVIDED, HOWEVER, that a substitute satisfactory to such Majority Holders shall have agreed in writing to assume the duties of the Collateral Agent hereunder.

12. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Debtor or the Company for liquidation or reorganization, should the Debtor or the Company become insolvent or make an assignment for the benefit of creditors, or should a receiver or trustee be appointed for all or any significant part of the Debtor's or the Company's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13. SUBORDINATION. The Secured Parties agree that the payment of the Secured Obligations is subordinated to payment in full of all indebtedness up to $700,000 of the Debtor to the Senior Lender and the security interest in the Collateral is subordinate to the security interest in such Collateral granted to the Senior Lender. The Secured Parties agree to execute such documents as the Senior Lender may reasonably require from time to time to evidence such subordination and to enable the Senior Lender to enforce and perfect its first priority security interest in the Collateral.

14. NOTICES. Any written notice, consent or other communication provided for in this Security Agreement shall be deemed given if delivered by hand, by courier against receipt, by certified or registered mail, return receipt requested, or by overnight delivery service providing evidence of receipt, at the following addresses, or to such other address with respect to any party as such party shall notify the other in writing:

         Secured Parties:         To the addresses set forth opposite their
                                  respective names on Schedule 1 hereto.

         Collateral Agent:        J. Steven Dickmeyer
                                  3180 Los Verdes Drive
                                  Fallbrook, California 92028

         Debtor:                  Air Methods Corporation
                                  7301 South Peoria
                                  Englewood, CO 80112
                                  Attn:  President

         Company:                 Mercy Air Service, Inc.
                                  8190 Mango Avenue
                                  Fontana, CA 92334
                                  Attn:  President

15. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement is to be read, construed and applied together with the Purchase Agreement and the Notes which, taken together, set forth the complete understanding and agreement of Secured Parties, the Debtor and the Company with respect to the matters referred to herein and therein.

16. NO WAIVER; CUMULATIVE REMEDIES. The Secured Parties shall not, by any act, delay, omission or otherwise, be deemed to have waived any of their respective rights or remedies hereunder, and no waiver shall be valid against any Secured Party unless in writing, signed by such Secured Party and then only to the extent therein set forth. A waiver by a Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion and shall not be construed as a waiver of any right or remedy of any other Secured Party. Neither any Secured Party's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by a written instrument duly executed by the Secured Parties, the Collateral Agent, the Debtor and the Company.

17. LIMITATION BY LAW. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be (i) subject to all applicable mandatory provisions of law that may be controlling and (ii) limited to the extent necessary so that they do not render this Agreement invalid or unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

18. TERMINATION OF THIS AGREEMENT. Subject to SECTION 12 hereof, this Agreement shall terminate upon the date on which all Secured Obligations have been paid in full. For purposes of this SECTION 18, all Secured Obligations shall be deemed to have been paid in full at such time as (i) the Debtor shall have fully satisfied its obligations with respect to the payment of all principal, premium, interest and other amounts which are or may become due and payable under the Notes and the Purchase Agreement; and (ii) the Debtor shall have fully satisfied its obligations with respect to the payment of all accrued and unpaid expenses (including expense reimbursements) and fees then payable by the Debtor to Secured Parties, the Collateral Agent or their respective affiliates under this Agreement. Once the Secured Parties are satisfied that all Secured Obligations have been paid in full and the Secured Parties do not believe that reinstatement of the Secured Obligations pursuant to SECTION 12 is possible, the Secured Parties shall prepare, execute and deliver UCC-3 Financing Statement(s) to the Debtor to be filed with the Secretary of State of the State of California.

19. SUCCESSORS AND ASSIGNS. This Agreement and all obligations of the Debtor and the Company hereunder shall be binding upon the successors and assigns of the Debtor and the Company and, together with the rights and remedies of the Secured Parties hereunder, shall inure to the benefit of the Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations, and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing any of the Secured

Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to any Secured Party hereunder.

20. ENFORCEMENT. In the event that the Debtor or the Company fail to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Secured Parties may proceed to protect and enforce their rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right of the Secured Parties, or to take any one or more of such actions. The Debtor agrees to pay all fees, costs, and expenses, including without limitation, fees and expenses of attorneys, accountants and other experts retained by the Secured Parties, and all fees, costs and expenses of appeals incurred or expended by the Secured Parties in connection with the enforcement of this Agreement or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

21. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.

22. GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws.

23. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT, AND/OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.


                                         "DEBTOR"

                                         Air Methods Corporation,
                                         a Delaware corporation

                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                                         "COMPANY'"

                                         Mercy Air Service, Inc.,
                                         a California  corporation

                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                                         "COLLATERAL AGENT"


                                         ---------------------------------------
                                         J. Steven Dickmeyer


                                         "SECURED PARTIES"


                                         ---------------------------------------
                                         Richard J. Silva, an individual



                                         ---------------------------------------
                                         Homer L. Aerts, an individual

                                         ---------------------------------------
                                         Donald D. Reed


                                         ---------------------------------------
                                         Terry L. Russ


                                         ---------------------------------------
                                         J. Steven Dickmeyer

                                   EXHIBIT C

                              EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is made and entered into as of July 31, 1997, between Air Methods Corporation, a Delaware corporation (the "Company"), and David L. Dolstein, an individual person (the "Executive").


                                     RECITAL

     A. The Company desires to employ the Executive as President of its wholly-owned subsidiary Mercy Air Services, Inc., a California corporation ("Mercy"), and the Executive desires to be employed by the Company in such position upon the terms and conditions set forth in this Agreement.

     B. The Executive acknowledges that during the course of the Executive's employment the Executive will receive or be exposed to certain confidential information and trade secrets (collectively referred to as "Confidential Information") of the Company and Mercy. The Executive also acknowledges that this Confidential Information is among the Company's and Mercy's most important assets and that the value of this Confidential Information would be diminished or extinguished by disclosure.


                                    AGREEMENT

     In consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Employment; Position; Term. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company in the capacity of President of Mercy. Subject to Section 4, the term of Executive's employment under this Agreement (the "Term") shall be for one year, beginning July 31, 1997. The Term shall be extended for successive one-year periods on July 31 of each year beginning July 31, 1998, unless on or before May 31 prior to any such renewal date the Company or the Executive provides written notice to the other of its or his intention not to renew this Agreement.

     2. Duties, Responsibilities and Authority. In his capacity as President of Mercy, the Executive shall have primary responsibility for the overall management and operation of Mercy, including directing and planning long and short range strategies for air medical activities, service pricing, operations coordination, budgetary planning, contract negotiations, aircraft control, maintenance coordination and fleet distribution, all of which shall be conducted in accordance with policies established by the Company's board of directors (the "Board"). In his capacity as President, the Executive shall report to and be subject to the direction and control of the Board. The Executive shall devote his full professional and managerial time and effort to the performance of his duties as President and he shall not engage in any other business activity or activities which, in the mutual judgment of the Executive and the Board, conflict with the performance of his duties under this Agreement.

     3. Compensation.

     (a) SALARY. For services rendered under this Agreement, the Company shall pay the Executive a salary at the rate of $125,000 per annum, payable in equal bi-weekly installments.

     (b) ANNUAL REVIEW. The Executive's salary shall be reviewed annually beginning July 31, 1998 and may be adjusted as the Board deems appropriate.

     (c) STOCK OPTIONS. Concurrently with the effectiveness of this Agreement, and pursuant to action of the Board, the Executive shall be granted an option under the Company's Stock Option Plan to purchase up to 50,000 shares of the Company's Common Stock at an exercise price equal to the fair market value on the date hereof. Such stock options shall be evidenced by a Stock Option Agreement, a form of which is attached hereto as EXHIBIT A, which sets forth all applicable terms of the option grants. In addition, the Executive may participate in stock option programs of the Company upon such terms as the administrators of such programs in their discretion determine.

     (d) BENEFITS AND VACATION. The Executive shall be eligible to participate in such insurance programs (health, disability or life) or such other health, dental, retirement or similar employee benefits programs as the Board may approve, on a basis comparable to that available to other officers and executive employees of the Company. The Executive shall be entitled to four (4) weeks of paid vacation. Vacation time may be accumulated for up to one year beyond the year for which it is accrued and may be used any time during such year. Any vacation time not used during such additional year shall be forfeited. The value of any accrued but unused and unforfeited vacation time shall be paid in cash to the Executive upon termination of his employment for any reason.

     (e) REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with the performance of his duties under this Agreement; provided that the Executive presents to the Company an itemized accounting of such expenses including reasonable supporting data.

     4. Termination.

     (a) TERMINATION BY THE COMPANY WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein but subject to Section 7 hereof, the Company may, by delivering thirty (30) days' prior written notice to the Executive, terminate the Executive's employment at any time without Cause (as hereinafter defined).

     (b) TERMINATION BY THE EXECUTIVE WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein but subject to Section 7 hereof, the Executive may, by delivering thirty (30) days' prior written notice to the Company, terminate the Executive's employment hereunder.

     (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment for Cause immediately upon written notice stating the basis for such termination. "Cause" for termination of the Executive's employment shall only be deemed to exist if the Executive has (i) breached this Agreement and if such breach continues or recurs more than thirty (30) days after notice from the Company specifying the action which constitutes the breach and demanding its discontinuance, (ii) exhibited willful disobedience of directions of the Board, or (iii) committed gross malfeasance in performance of his duties hereunder or acts resulting in an indictment charging the Executive with the commission of a felony; provided that the commission of acts resulting in such an indictment shall constitute Cause only if a majority of the directors who are not also subject to any such indictment determine that the Executive's conduct has substantially adversely affected the Company or its reputation. A material failure to perform his duties hereunder that results from the disability of the Executive shall not be considered Cause for his termination.

     5. Disability. In the event of disability of the Executive during the term hereof, the Company shall, during the continuance of his disability but only for a maximum of 90 days, pay the Executive his then current salary, as provided for in Section 3(a), and adjusted pursuant to Section 3(b), and continue to provide the Executive all other benefits provided hereunder. As used herein, the term "disability" shall mean the complete and total inability of the Executive, due to illness, physical or comprehensive mental impairment, to substantially perform all of his duties as described herein for a consecutive period of thirty
(30) days or more.

     6. Death. In the event of the death of the Executive, except with respect to any benefits which have accrued and have not been paid to the Executive hereunder, the provisions of this Agreement shall terminate immediately. The Executive's estate shall have the right to receive compensation due to the Executive as of and to the date of his death and shall have the right to receive an additional amount equal to one-twelfth (1/12th) of the Executive's annual compensation then in effect.

     7. Severance. In the event that the Executive's employment is terminated by the Company other than for Cause or death of the Executive, the Executive shall be entitled to receive his then current salary, as provided for in Section 3(a), and adjusted pursuant to Section 3(b), payable on bi-weekly installments, for twelve (12) months following the date of the Executive's termination by the Company; PROVIDED, HOWEVER, that if any of such payments would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 (the "Code") and (ii) but for this provision, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"); the amount payable hereunder shall be reduced to the largest amount which the Executive determines would not result in any portion of the payments hereunder being subject to the Excise Tax. If the Executive voluntarily resigns his employment hereunder or if his employment is terminated for Cause, the Executive shall not be entitled to any severance pay or other compensation beyond the date of termination of his employment.

     8. Covenant Not to Compete.

     (a) During the continuance of the Executive's employment hereunder and for a period of twelve (12) months after termination of the Executive's employment hereunder, the Executive shall not engage in any business which competes directly or indirectly with the Company or its affiliates within a fifty (50) mile radius of any location in the United States where the Company or its affiliates are conducting operations during the Executive's employment hereunder or at the time of termination. As of the date hereof, Mercy conducts operations in the following counties of California: Imperial, Kern, Los Angeles, Orange, Riverside, San Bernardino, San Diego, Santa Barbara and Ventura; and the Company conducts operations in the following locations: Bend, Oregon; Charlotte and Winston-Salem, North Carolina; Fairfax and Roanoke, Virginia; Duluth and St. Paul, Minnesota; Evansville, Indiana; Grand Junction, Greeley, and Aurora, Colorado; San Antonio and Texarkana, Texas; Billings, Montana; Des Moines, Iowa; Farmington, New Mexico; Marshfield, Wisconsin; Rockford, Illinois; Stanford, California; and Salt Lake City, Utah.

     (b) The Executive shall not, for a period of twelve (12) months after termination of the Executive's employment hereunder, employ, engage or seek to employ or engage, directly or indirectly, any individual or entity who is or was employed or engaged by the Company or any of its affiliates until the expiration of six (6) months following the termination of such person's or entity's employment or engagement with the Company or any of its affiliates..

     9. Trade Secrets and Confidential Information. During his employment by the Company and for a period of five (5) years thereafter, the Executive shall not, directly or indirectly, use, disseminate, or disclose for any purpose other than for the purposes of the Company's business, any Confidential Information of the Company or its affiliates, unless such disclosure is compelled in a judicial proceeding. Upon termination of his employment, all documents, records, notebooks, and similar repositories of records containing information relating to any Confidential Information then in the Executive's possession or control, whether prepared by him or by others, shall be left with the Company or, if requested, returned to the Company.

     10. Severability. It is the desire and intent of the undersigned parties that the provisions of Sections 8 and 9 shall be enforced to the fullest extent permissible under the laws in each jurisdiction in which enforcement is sought. Accordingly, if any particular sentence or portion of either Section 8 or 9 shall be adjudicated to be invalid or unenforceable, the remaining portions of such section nevertheless shall continue to be valid and enforceable as though the invalid portions were not a part thereof. In the event that any of the provisions of Section 8 relating to the geographic areas of restriction or the provisions of Sections 8 or 9 relating to the duration of such Sections shall be deemed to exceed the maximum area or period of time which a court of competent jurisdiction would deem enforceable, the geographic areas and times shall, for the purposes of this Agreement, be deemed to be the maximum areas or time periods which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

     11. Injunctive Relief. The Executive agrees that any violation by him of the provisions contained in Sections 8 and 9 are likely to cause irreparable damage to the Company, and therefore he agrees that if there is a breach or threatened breach by the Executive of the provisions of said sections, the Company shall be entitled to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

     12. Miscellaneous.

     (a) NOTICES. Any notice required or permitted to be given under this Agreement shall be directed to the appropriate party in writing and mailed or delivered, if to the Company, to Air Methods Corporation, to the attention of the Chairman of the Board, at 7301 South Peoria, Englewood, Colorado 80155, or to Air Methods then-principal office, if different, and if to the Executive, to 40516 ViaDiamante, Murrieta, California 92562.

     (b) BINDING EFFECT. This Agreement is a personal service agreement and may not be assigned by the Company or the Executive, except that the Company may assign this Agreement to a successor of the Company by merger, consolidation, sale of substantially all of the Company's assets or other reorganization. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

     (c) AMENDMENT. This Agreement may not be amended except by an instrument in writing executed by each of the undersigned parties.

     (d) APPLICABLE LAW. This Agreement is entered into in the State of California and for all purposes shall be governed by the laws of the State of California.

     (e) COUNTERPARTS. This instrument may be executed in one or more counterparts, each of which shall be deemed an original.

     (f) ENTIRE AGREEMENT. This Agreement supersedes and replaces all prior agreements between the parties related to the employment of the Executive by the Company or Mercy, including the Employment, Non-Competition and Profit Participation Agreement, dated December 30, 1994, between the Executive and Mercy.


                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date mentioned above.


                              THE COMPANY:

                              AIR METHODS CORPORATION


                              By:
                                 -----------------------------------------------
                                 George W. Belsey, Chairman of the Board and
                                 Chief Executive Officer


                              THE EXECUTIVE:


                              --------------------------------------------------
                              David L. Dolstein

                                   EXHIBIT A



                                OPTION AGREEMENT

              (NON-INCENTIVE STOCK OPTION UNDER STOCK OPTION PLAN)


     THIS AGREEMENT is made and entered into this 31st day of July, 1997, by and between AIR METHODS CORPORATION (the "Company") and David L. Dolstein (the "Optionee") (together, the "Parties").

                                    RECITALS:

     1. On June 1, 1987, the Board of Directors of the Company adopted a Stock Option Plan (the "Plan") and as amended effective August 15, 1995, provides that Employees, Non-Employee Directors and Consultants of the Company and its subsidiaries may receive options to purchase Common Stock of the Company.

     2. The Plan permits the granting of incentive stock options, which conform to the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and non-incentive stock options, which do not qualify as incentive stock options under that Section.

     3. The Optionee has been selected to receive a non-incentive stock option pursuant to the Plan.

     4. The Optionee is desirous of obtaining the non-incentive stock option on the terms and conditions herein contained.


                                   AGREEMENT:

     IT IS THEREFORE agreed by and between the Parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

     A. The Company hereby confirms and acknowledges that it has granted to the Optionee, on July 31, 1997, an option to purchase 50,000 shares of Common Stock of the Company (the "Option") upon the terms and conditions herein set forth and subject to the terms and conditions of the Plan. The Option is granted as a matter of separate agreement, and not in lieu of salary or any other regular or special compensation for services.

     B. The purchase price of the shares which may be purchased pursuant to the
Option is $        per share, which is, in the opinion of the Company, not less
           -------
than the fair market value of the shares on the date the Option was granted as specified in paragraph A.

     C. Unless sooner terminated or modified under the provisions of this Agreement, the Option shall continue and shall automatically expire at midnight July 31, 2002, the fifth anniversary date of the original option grant.

     D. The Option may be exercised by the Optionee to purchase the total number of shares specified in paragraph A as follows:

          One-third (1/3rd) of the total number of shares shall be exercisable on the first anniversary of the date of grant,

          An additional one-third (1/3rd) of the total number of shares shall become exercisable on the second anniversary of the date of grant, and

          The remaining one-third (1/3rd) of the total number of shares shall become exercisable on the third anniversary of the date of grant.

The Optionee need not exercise any part of the Option when it becomes exercisable, but may accrue the fractional increments described above and exercise them in any later period, prior to expiration of the Option.

     E. If the Optionee's employment with the Company or a participating subsidiary of the Company shall terminate for any reason other than the Optionee's disability, the Option, to the extent then exercisable as provided in paragraph D, shall remain exercisable after the termination of his employment for a period of three months. If the Optionee's employment is terminated because the Optionee is disabled within the meaning of Section 22(e)(3) of the Code, the Option, to the extent then exercisable as provided in paragraph D, shall remain exercisable after the termination of his employment for a period of twelve months. If the Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

     F. The Option may not be exercised by anyone other than the Optionee during his lifetime. In the event of the Optionee's death, the Option may be exercised by the personal representative of the Optionee's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Optionee's will or under the applicable laws of descent and distribution. The Option may not be transferred, assigned, encumbered or alienated in any way by the Optionee, and any attempt to do so shall render the Option and any unexercised portion thereof, at the discretion of the Company, null and void and unenforceable by the Optionee.

     G. The Option may be exercised in whole or in part by delivering to the Company written notice of exercise together with payment in full for the shares being purchased upon such exercise.

     H. The Company will, upon receipt of said notice and payment, issue or cause to be issued to the Optionee (or to his personal representative or other person entitled thereto) a stock certificate for the number of shares purchased thereby. The Optionee may designate a member of the Optionee's immediate family as a co-owner of the said shares.

     I. The Company may, in its discretion, file and maintain effective with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), covering the sale of the optioned shares to Optionee upon exercise of the Option. If, at the time of exercise, the Company does not have an effective Registration Statement on file covering the sale of the optioned shares, the Optionee represents and agrees that: (i) the Option shall not be exercisable unless the purchase of optioned shares upon the exercise of the Option is pursuant to an applicable effective registration statement under the Act, or unless in the opinion of counsel for the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Option, he will acquire the optioned shares for his own account for investment and not with any intent or view to any distribution, resale or other disposition of the optioned shares; (iii) he will not sell or transfer the optioned shares, unless they are registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent any of the optioned shares shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the Option, that the Optionee sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

     J. If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, any unexercised portion of the Option as of the day before the consummation of such sale, liquidation, merger or reorganization shall for all purposes under this Agreement become exercisable in full as of such date even though the anniversary dates, as provided in paragraph D, have not yet occurred.

     K. In consideration of the granting by the Company of the Option, the Optionee hereby affirms that he has a present intention to remain in the employ and service of the Company or a participating subsidiary for the period that this Option continues. This affirmation, however, shall confer no right on the Optionee to continue in the employ of the Company or a participating subsidiary, nor interfere in any way with the right of the Company or a participating subsidiary to discharge the Optionee at any time for any reason whatsoever, with or without cause.

     L. The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock which may be purchased pursuant to the Option until such shares are issued to the Optionee.

     M. This Agreement is entered into and shall be governed by, construed and enforced in accordance with the laws of the State of Colorado.

     N. The terms and conditions contained in the Plan, as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and all provisions of the Option are made subject to any and all terms of the Plan.

     IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions on the date first above mentioned.


                                  AIR METHODS CORPORATION




                                  By:
                                     --------------------------------------
                                  Title:
                                        -----------------------------------


                                  OPTIONEE


                                  -----------------------------------------
                                  David L. Dolstein

                                   EXHIBIT D


                              EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is made and entered into as of July 31, 1997, between Mercy Air Service, Inc., a California corporation, with its principal place of business at 8190 Mango, Fontana, California 92334 (the "Company"), and Mary J. Davis, an individual person (the "Executive").


                                     RECITAL

     A. The Company desires to employ the Executive as Clinical Director and the Executive desires to be employed by the Company in such position upon the terms and conditions set forth in this Agreement.

     B. The Executive acknowledges that throughout the term of this Agreement, the Executive will receive or be exposed to certain confidential information and trade secrets (collectively referred to as "Confidential Information") of the Company. The Executive also acknowledges that this Confidential Information is among the Company's most important business assets and that the value of this Confidential Information would be diminished or extinguished by disclosure.


                                    AGREEMENT

     In consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Employment; Position; Term. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company in the capacity of Vice President of Patient Services. Subject to Section 4, the term of Executive's employment under this Agreement (the "Term") shall be for one year, beginning July 31, 1997. The Term shall be extended for successive one-year periods on July 31 of each year beginning July 31, 1998 unless on or before May 31 prior to any such renewal date the Company or the Executive provides written notice to the other of its or her intention not to renew this Agreement.

     2. Duties, Responsibilities and Authority. In her capacity as Vice President of Patient Services, the Executive shall have primary responsibility for clinical and program operations. In her capacity as Vice President of Patient Services, the Executive shall report to and be subject to the direction and control of the President of the Company. The Executive shall devote her full professional and managerial time and effort to the performance of her duties as Vice President of Patient Services and she shall not engage in any other business activity or activities which, in the mutual judgment of the President and the Board of Directors of the Company, conflict with the performance of her duties under this Agreement.

     3. Compensation.

     (a) SALARY. For services rendered under this Agreement, the Company shall pay the Executive a salary at the rate of $80,000 per annum, payable in equal bi-weekly installments.

     (b) ANNUAL REVIEW. The Executive's salary shall be reviewed annually beginning July 31, 1998 and may be adjusted as the Board deems appropriate.

     (c) BENEFITS AND VACATION. The Executive shall be eligible to participate in such insurance programs (health, disability or life) or such other health, dental, retirement or similar employee benefits programs as the Board of Directors of the Company (the "Board") may approve, on a basis comparable to that available to other officers and executive employees of the Company. The Executive shall be entitled to four (4) weeks of paid vacation. Vacation time may be accumulated for up to one year beyond the year for which it is accrued and may be used any time during such year. Any vacation time not used during such additional year shall be forfeited. The value of any accrued but unused and unforfeited vacation time shall be paid in cash to the Executive upon termination of her employment for any reason.

     (d) REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with the performance of her duties under this Agreement; provided that the Executive presents to the Company an itemized accounting of such expenses including reasonable supporting data.

     4. Termination.

     (a) TERMINATION BY THE COMPANY WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein but subject to Section 7 hereof, the Company may, by delivering thirty (30) days' prior written notice to the Executive, terminate the Executive's employment at any time without Cause (as hereinafter defined).

     (b) TERMINATION BY THE EXECUTIVE WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein but subject to Section 7 hereof, the Executive may, by delivering thirty (30) days' prior written notice to the Company, terminate the Executive's employment hereunder.

     (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment for Cause immediately upon written notice stating the basis for such termination. "Cause" for termination of the Executive's employment shall only be deemed to exist if the Executive has (i) breached this Agreement and if such breach continues or recurs more than thirty (30) days after notice from the Company specifying the action which constitutes the breach and demanding its discontinuance, (ii) exhibited willful disobedience of directions of the President, or (iii) committed gross malfeasance in performance of her duties hereunder or acts resulting in an indictment charging the Executive with the commission of a felony; provided that the commission of acts resulting in such an indictment shall constitute Cause only if a majority of the directors who are not also subject to any such indictment determine that the Executive's conduct has substantially adversely affected the Company or its reputation. A material failure to perform her duties hereunder that results from the disability of the Executive shall not be considered Cause for her termination.

     5. Disability. In the event of disability of the Executive during the term hereof, the Company shall, during the continuance of her disability but only for a maximum of ninety (90) days, pay the Executive her then current salary, as provided for in Section 3(a), and adjusted pursuant to Section 3(b), and continue to provide the Executive all other benefits provided hereunder. As used herein, the term "disability" shall mean the complete and total inability of the Executive, due to illness, physical or comprehensive mental impairment, to substantially perform all of her duties as described herein for a consecutive period of thirty (30) days or more.

     6. Death. In the event of the death of the Executive, except with respect to any benefits which have accrued and have not been paid to the Executive hereunder, the provisions of this Agreement shall terminate immediately. The Executive's estate shall have the right to receive compensation due to the Executive as of and to the date of her death and shall have the right to receive an additional amount equal to one-twelfth (1/12) of the Executive's annual compensation then in effect.

     7. Severance. In the event that the Executive's employment is terminated by the Company other than for Cause or death of the Executive, the Executive shall be entitled to receive her then current salary, as provided for in Section 3(a), and adjusted pursuant to Section 3(b), payable on bi-weekly installments, for twelve (12) months following the date of the Executive's termination by the Company; PROVIDED, HOWEVER, that if any of such payments would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 (the "Code") and (ii) but for this provision, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"); the amount payable hereunder shall be reduced to the largest amount which the Executive determines would not result in any portion of the payments hereunder being subject to the Excise Tax. If the Executive voluntarily resigns her employment hereunder or if her employment is terminated for Cause, the Executive shall not be entitled to any severance pay or other compensation beyond the date of termination of her employment.

     8. Covenant Not to Compete.

     (a) During the continuance of the Executive's employment hereunder and for a period of twelve (12) months after termination of the Executive's employment hereunder, the Executive shall not engage in any business which competes directly or indirectly with the Company or its affiliates within a fifty (50) mile radius of any location in the United States where the Company or its affiliates are conducting operations during the Executive's employment hereunder or at the time of termination. As of the date hereof, the Company conducts operations in the following counties of California: Imperial, Kern, Los Angeles, Orange, Riverside, San Bernardino, San Diego, Santa Barbara and Ventura; and the Company's parent, Air Methods Corporation, conducts operations in the following locations: Bend, Oregon, Charlotte and Winston-Salem, North Carolina; Fairfax and Roanoke, Virginia, Duluth and St. Paul, Minnesota; Evansville, Indiana, Grand Junction, Greeley, and Aurora, Colorado; San Antonio and Texarkana, Texas; Billings, Montana; Des Moines, Iowa; Farmington, New Mexico; Marshfield, Wisconsin; Rockford, Illinois; Stanford, California; and Salt Lake City, Utah.

     (b) The Executive shall not, for a period of twelve (12) months after termination of the Executive's employment hereunder, employ, engage or seek to employ or engage, directly or indirectly, any individual or entity who is or was employed or engaged by the Company or any of its affiliates until the expiration of six (6) months following the termination of such person's or entity's employment or engagement with the Company or any of its affiliates.

     9. Trade Secrets and Confidential Information. During her employment by the Company and for a period of five (5) years thereafter, the Executive shall not, directly or indirectly, use, disseminate, or disclose for any purpose other than for the purposes of the Company's business, any of the Company's Confidential Information, unless such disclosure is compelled in a judicial proceeding. Upon termination of her employment, all documents, records, notebooks, and similar repositories of records containing information relating to any Confidential Information then in the Executive's possession or control, whether prepared by her or by others, shall be left with the Company or, if requested, returned to the Company.

     10. Severability. It is the desire and intent of the undersigned parties that the provisions of Sections 8 and 9 shall be enforced to the fullest extent permissible under the laws in each jurisdiction in which enforcement is sought. Accordingly, if any particular sentence or portion of either Section 8 or 9 shall be adjudicated to be invalid or unenforceable, the remaining portions of such section nevertheless shall continue to be valid and enforceable as though the invalid portions were not a part thereof. In the event that any of the provisions of Section 8 relating to the geographic areas of restriction or the provisions of Sections 8 or 9 relating to the duration of such Sections shall be deemed to exceed the maximum area or period of time which a court of competent jurisdiction would deem enforceable, the geographic areas and times shall, for the purposes of this Agreement, be deemed to be the maximum areas or time periods which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

     11. Injunctive Relief. The Executive agrees that any violation by her of the provisions contained in Sections 8 and 9 are likely to cause irreparable damage to the Company, and therefore she agrees that if there is a breach or threatened breach by the Executive of the provisions of said sections, the Company shall be entitled to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

     12. Miscellaneous.

     (a) NOTICES. Any notice required or permitted to be given under this Agreement shall be directed to the appropriate party in writing and mailed or delivered, if to the Company, to the attention of the President at 8190 Mango, Fontana, California 92334, or to the Company's then-principal office, if different, with a copy to Air Methods Corporation, to the attention of the Chairman of the Board, at 7301 South Peoria, Englewood, Colorado 80155, and if to the Executive, to 12482 Tulip Court, Rancho Cucamanga, California 91793.

     (b) BINDING EFFECT. This Agreement is a personal service agreement and may not be assigned by the Company or the Executive, except that the Company may assign this Agreement to a successor by merger, consolidation, sale of substantially all of the Company's assets or other reorganization. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

     (c) AMENDMENT. This Agreement may not be amended except by an instrument in writing executed by each of the undersigned parties.

     (d) APPLICABLE LAW. This Agreement is entered into in the State of California and for all purposes shall be governed by the laws of the State of California.

     (e) COUNTERPARTS. This instrument may be executed in one or more counterparts, each of which shall be deemed an original.

     (f) ENTIRE AGREEMENT. This Agreement supersedes and replaces all prior agreements between the parties related to the employment of the Executive by the Company.



                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date mentioned above.


                                  THE COMPANY:

                                  MERCY AIR SERVICE, INC.


                                  By:
                                     -------------------------------------------
                                       David L. Dolstein, President


                                  THE EXECUTIVE:


                                  ----------------------------------------------
                                  Mary J. Davis

                                    EXHIBIT E


                    CONSULTING AND NON-COMPETITION AGREEMENT


     This Consulting and Non-Competition Agreement ("Agreement") is entered into
this     day of July, 1997 between Mercy Air Services, Inc., a California
     ---
corporation, with its principal place of business at 8190 Mango, Fontana,
California 92334 (the "Company"), and              , an individual person (the
                                      -------------
"Consultant").


                                    RECITALS

     A. The Consultant was a major shareholder in the Company, engaged in the business of transportation services for individuals requiring advanced life support services during transport to an emergency medical care facility.

     B. Pursuant to that certain Stock Purchase Agreement dated July o, 1997 between Air Methods Corporation ("Air Methods"), the Consultant and the remaining Sellers (as defined in the Purchase Agreement), Air Methods purchased all of the outstanding shares of common stock of the Company such that the Company became a wholly-owned subsidiary of Air Methods.

     C. The Company desires to continue to consult with and receive advice from the Consultant and to have the Consultant agree not to compete with the Company. The Consultant has agreed to provide such consulting services to the Company, subject to and upon the terms and conditions set forth in this Agreement, and has also agreed not to compete with the Company during the term of this Agreement.

     D. The Consultant acknowledges that throughout the term of this Agreement the Consultant will receive or be exposed to certain confidential information and trade secrets (collectively referred to as "Confidential Information") of the Company. The Consultant also acknowledges that this Confidential Information is among the Company's most important business assets and that the value of this Confidential Information would be diminished or extinguished by disclosure.

                                    AGREEMENT

     In consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Effective Date. The Consultant hereby resigns all positions which he holds as an officer, director, and/or employee of the Company and terminates his employment with the Company effective at the end of business on the first date mentioned above (the "Effective Date"). On the Effective Date, this Agreement shall become effective and shall supersede any other agreements between the Consultant and the Company relating to the employment of the Consultant by the Company, which shall thereafter be deemed terminated for all purposes.

     2. Consultation by the Consultant.

     (a) The Consultant shall be reasonably available during the period beginning on the Effective Date and ending on July o, 2002 (the "Consulting Period") to perform such assignments as may be reasonably requested by the Company from time to time, which assignments may include, but shall not be limited to, advising the Company and/or its affiliates on issues related to the air medical services business, assisting the Company and/or its affiliates in its sales and marketing efforts, including preparing and presenting responses to requests for proposals, and assisting the Company and/or its affiliates with customer services, collections, and other aspects of their businesses. The Consultant agrees to provide up to five hundred (500) hours of consultation services per year under this Agreement. Consultation services hereunder may be provided in person, by telephone or in writing, depending on the circumstances of the specific assignment, as mutually agreed upon by the Company and the Consultant. Subject to specific requirements identified by the Company, the Consultant shall determine the time and manner of providing such services. The Consultant shall not be required under this Agreement to provide his services exclusively to the Company and may provide his services to others, provided the Consultant does not perform services for any third party which conflict with his obligations under this Agreement.

     (b) Consultants services hereunder shall principally be provided at the Company's facilities in Fontana, California. In no event shall the Consultant be required to relocate more than fifty (50) miles from the Company's executive officers in Fontana, California without the prior written consent of the Consultant other than a reasonable amount of travel related to the services to be provided hereunder.

     (c) The Consultant will be providing professional services as an independent contractor and shall not be, or be deemed to be, an employee, agent or partner of, or joint venturer with the Company. Neither party may represent nor refer to the Consultant as an employee of the Company to any entity or third party. Neither party shall have the power to bind nor obligate the other party, nor shall either party hold itself out as having such authority. THE CONSULTANT IS NOT ENTITLED TO WORKERS' COMPENSATION BENEFITS OR UNEMPLOY MENT INSURANCE BENEFITS HEREUNDER AND SHALL NOT RECEIVE SUCH BENEFITS UNLESS SUCH BENEFITS ARE PROVIDED BY THE CONSULTANT OR SOME PERSON OR ENTITY OTHER THAN THE COMPANY. THE CONSULTANT AGREES TO PAY AND FILE ALL REPORTS WITH RESPECT TO LOCAL, STATE AND FEDERAL TAXES, INCLUDING WITHHOLDING AND FICA TAXES, AND UNEMPLOYMENT AND WORKERS' COMPENSATION INSURANCE, ON ANY MONEYS EARNED PURSUANT TO THIS AGREEMENT.

     3. Consulting Fee.

     (a) The Consultant shall be paid the sum of $180,000 (the "Consulting Fee") in consideration of the services to be provided by the Consultant hereunder and the agreements of the Consultant set forth herein not to compete with the Company. The Consulting Fee shall be payable in monthly installments of $3,000,
beginning the     day of August, 1997. The Consulting Fee shall be paid to
              ---
Consultant irrespective of the number of hours actually spent by the Consultant in providing services hereunder; PROVIDED, HOWEVER, that the Company's obligation to pay the Consulting Fee shall terminate upon termination of the Consultant's services hereunder pursuant to Section 11, except to the extent otherwise provided in Section 11.

     (b) The Company shall reimburse the Consultant, in accordance with the Company's expense reimbursement policies, for reasonable out-of-pocket expenses incurred in connection with the services provided pursuant to this Agreement; provided that the Consultant presents to the Company an itemized accounting of such expenses including reasonable supporting data.

     4. Stock Options. The Consultant shall be granted an option to purchase 100,000 shares of the Common Stock of Air Methods at the closing price on the NASDAQ National Market on the Effective Date. The terms of the option will be set forth in an option agreement in the form attached hereto as EXHIBIT A.

     5. Health Benefits. The Consultant may, at his election, continue to cover himself under the group health insurance provided for Company employees (the "Group Plan"), and continue to cover his family members under the Group Plan on the same basis as employees of the Company, for such period as (i) the Consultant's services hereunder have not been terminated under Section 11(a) (expiration of the Consulting Period), 11(c) (by the Consultant) or 11(d) (by the Company for Cause) and such coverage is permitted under the Company's health insurance policies or (ii) the Consultant is entitled to continue coverage under federal or state law following termination of his employment with Company, whichever is longer. The time period that the Consultant continues to participate in the Group Plan after the Effective Date will be applied against the Consultant's eligibility period for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985. Coverage shall be provided at the Company's expense unless and until such time as the Company's employees are provided group health insurance through an Air Method's plan, at which point, coverage for family members shall be paid for by the Company only to the same extent as such coverage is paid for on behalf of family members of senior management employees of the Company. During any period that the Consultant is entitled to health benefits hereunder but for the fact that such coverage is not permitted under the Group Plan, the Company shall pay the Consultant on a monthly basis the amount the Company would have paid to cover the Consultant and, if applicable, his family members, under the preceding provisions had such coverage been permitted unless the Consultant is already covered under a comparable plan at the expense of a third party.

     6. Covenant Not to Compete.

     (a) In further consideration of the payments by the Company provided for herein, the Consultant shall not, during the term of this Agreement and for a period of twelve (12) months following the termination of Consultant's services hereunder (but in no event less than five (5) years from the date hereof), engage in any activity directly or indirectly related to the air medical services business at any location in the United States where the Company or its affiliates are conducting operations during the term of this Agreement or at the time of termination; except that the Consultant may continue to participate in the air medical services operation that has been conducted by the Company in the State of Hawaii in the same manner that the Consultant has participated in such operation prior hereto. As of the date hereof, the Company conducts operations in the following counties of California: Imperial, Kern, Los Angeles, Orange, Riverside, San Bernardino, San Diego, Santa Barbara and Ventura; and the Company's parent, Air Methods Corporation, conducts operations in the following locations: .

     (b) The Consultant shall not, for a period of twelve (12) months after termination of the Consultant's services hereunder (but in no event less than five (5) years from the date hereof), employ, engage or seek to employ or engage, directly or indirectly, any individual or entity who is or was employed or engaged by the Company or any of its affiliates until the expiration of six
(6) months following the termination of such person's or entity's employment or engagement with the Company or any of its affiliates.

     (c) In consideration of Consultant's agreement not to compete as provided in this Section 6, the Company shall pay to Consultant the sum of $10,000, payable as of the date first written above.

     (d) Notwithstanding the foregoing, the provisions of this Section 6 shall terminate and shall be of no further force or effect, if during the Consulting Period, an Event of Default occurs as that term is defined in either or both of
(i) the Promissory Note of even date herewith delivered by Air Methods to the Consultant or (ii) the Security Agreement of even date herewith among Air
Methods, the Company and               as collateral agent.
                         -------------

     7. Trade Secrets and Confidential Information. During the term of this Agreement and for a period of five (5) years following the termination of Consultant's services hereunder, the Consultant shall not, directly or indirectly, use, disseminate, or disclose for any purpose other than at the specific written request of the Company, any of the Company's Confidential Information, unless such disclosure is compelled in a judicial or governmental proceeding or is required by law; provided, however, that the Consultant shall give the Company written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use his best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced. All documents, records, notebooks, and similar repositories of records containing information relating to any Confidential Information now in the Consultant's possession or control, whether prepared by him or by others, shall be left with the Company or returned to the Company upon its request.

     8. Injunctive Relief. Consultant agrees that any violation by him of the agreements contained in Sections 6 and 7 are likely to cause irreparable damage to the Company and the Consultant therefore agrees that if there is a breach or threatened breach by Consultant of the provisions of said sections, the Company shall be entitled to an injunction restraining

Consultant from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

     9. General Release. Except as otherwise expressly stated in this Agreement, including this Section 9, the undersigned parties, for themselves and their heirs, successors, subrogees, executors, agents, officers, employees, directors, administrators and assigns, do hereby voluntarily and knowingly release and discharge each other, and their respective heirs, successors, subrogees, assigns, agents, employees, stockholders, officers, and directors from any and all claims, liabilities, demands, rights, damages, costs, attorneys' fees (including, without limitation, any claim of entitlement for attorneys' fees under any contract, statute or rule of law allowing the prevailing party or plaintiff to recover attorneys' fees), expenses, and controversies of every kind and description, without limitation, which either party has or may have under the common law and/or any federal, state or local laws, regulations or requirements, by reason of or arising out of the Consultant's prior employment by the Company. This general release includes, by way of example and not limitation, all claims under the Civil Rights Act of 1964, as amended, The Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act, as amended, The Older Workers' Benefit Protection Act, as amended, The Americans with Disabilities Act, as amended, and all other state and federal statutes and regulations.

     10. Representations of the Consultant. The Consultant represents and warrants as follows:

     (a) He has read this Agreement and agrees to the conditions and obligations set forth herein and has been advised by the Company to consult with legal counsel regarding this Agreement;

     (b) He has voluntarily executed this Agreement after having had full opportunity to consult with counsel and without being pressured or influenced by any statement or representation of any person acting on behalf of the Company, including the attorneys, officers, directors and employees of the Company;

     (c) He has had at least o days to consider all of the material terms of this Agreement, including the mutual releases.

     (d) He has been informed and understands that (i) to the extent that this Agreement waives or releases any claim he might have under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 ET SEQ., he may rescind his waiver and release within seven (7) calendar days of the execution of this Agreement and (ii) any such rescission must be in writing, and delivered to the Company or, if sent by mail, post marked within the seven (7) day period, sent by certified mail, return receipt requested and addressed as follows:

                           Chairman of the Board
                           Air Methods Corporation
                           7301 South Peoria
                           Englewood, Colorado  80112

     (e) He has full and complete legal capacity to enter into this Agreement.

     (f) He is not aware of any legal proceedings currently pending or threatened against the Company arising from matters contemplated in this Agreement.

     11. Termination.

     (a) TERMINATION UPON EXPIRATION OF CONSULTING PERIOD. The Consultant's services hereunder shall terminate at the end of the Consulting Period unless sooner terminated as provided below.

     (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein, the Company may, by delivering thirty (30) days' prior written notice to the Consultant, terminate the Consultant's services hereunder at any time without Cause (as hereinafter defined).

     (c) TERMINATION BY THE CONSULTANT WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein, the Consultant may, by delivering prior written notice to the Company, terminate the Consultant's services hereunder.

     (d) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Consultant's services hereunder for Cause immediately upon written notice stating the basis for such termination. "Cause" for termination of the Consultant's services shall only be deemed to exist if the Consultant has (i) materially breached this Agreement and if such breach continues or recurs more than thirty (30) days after notice from the Company specifying the action which constitutes the breach and demanding its discontinuance, (ii) exhibited willful disobedience to the Board of Directors, or (iii) committed gross malfeasance in performance of his duties hereunder or acts resulting in an indictment charging the Consultant with the commission of a felony; provided that the commission of acts resulting in such an indictment shall constitute Cause only if a majority of the directors who are not also subject to any such indictment determine that the Consultant's conduct has substantially adversely affected the Company or its reputation.

     (e) DISABILITY. In the event of disability of the Consultant during the term hereof, the Company shall, during the continuance of his disability but only for a maximum of ninety (90) days, pay to the Consultant his monthly installments under the provision of Section 3 and continue to provide the Consultant all other benefits provided hereunder. In addition, health benefits shall be continued until the end of the Consulting Period for the Consultant and his family on the same basis, and at the same party's expense, as such benefits were being provided pursuant to Section 5 immediately prior to such disability. As used herein, the term "disability" shall mean the complete and total inability of the Consultant, due to illness, physical or comprehensive mental impairment, to substantially perform all of his duties as described herein for a consecutive period of ninety
(90) days or more.

     (f) DEATH. In the event of the death of the Consultant, except with respect to any benefits which have accrued and have not been paid to the Consultant hereunder, the provisions of this Agreement shall terminate immediately. The Consultant's estate shall have the right to receive compensation due to the Consultant as of and to the date of his death and shall have the right to receive an additional amount equal to $3,000. In addition, the Consultant's family members may continue any health insurance coverage being provided pursuant to Section 5 on the same basis as and to the same extent that family members of deceased employees of the Company are entitled to continue such coverage.

     (g) SEVERANCE. In the event that the Consultant's services are terminated by the Company other than for Cause or death of the Consultant, the Consultant shall be entitled to continue to receive the Consulting Fee in monthly installments of $3,000 until the Consulting Fee has been paid in full and health benefits in accordance with Section 5 until the end of the Consulting Period.

     12. Irrevocability and Amendment. The obligations of the Company and the Consultant hereunder are irrevocable. This Agreement may be terminated only pursuant to Section 11 hereof and amended only pursuant to a written agreement signed and executed by both the Consultant and the Company.

     13. Successors and Assigns. This Agreement and all rights and obligations of the parties hereunder, and the releases contained herein, shall bind and inure to the benefit of the heirs, agents, employees, stockholders, partners, officers, directors, parents, subsidiaries, subrogees, affiliates, representatives, successors (including, in the case of the Company, any successor to the business of the Company, whether by merger, consolidation, acquisition of assets or any other transaction) and assigns of the parties.

     14. Nonassignability. This Agreement and the rights, interests and obligations thereunder may not be assigned or delegated by the parties.

     15. Entire Agreement. This Agreement is the entire agreement between the parties and no representations, warranties or other statements or promises have been made by either party to the other in connection with this Agreement.

     16. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision(s) shall be fully severable. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and be legal, valid and enforceable. In particular, it is the desire and intent of the parties that the provisions of Sections 6 and 7 shall be enforced to the fullest extent permissible under the laws of each jurisdiction in which enforcement is sought. Accordingly, in the event that any of the provisions of Section 6 relating to the geographic areas of restriction or the provisions of Section 6 or 7 relating to the duration of such sections shall be deemed to exceed the maximum area or period of time which a court of competent jurisdiction would deem enforceable, the geographic areas and times shall, for the purposes of this Agreement, be deemed to be the maximum areas or time periods which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

     17. Applicable Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of California.

     18. Enforcement Expenses. In any action for breach or enforcement of the terms of this Agreement, the prevailing party shall be entitled to all costs of enforcement including, without limitation, his/its attorneys' fees and costs.





                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

     IN WITNESS WHEREOF, the Consultant and the Company have caused this Agreement to be executed and delivered as of the first date mentioned above.



                                  THE COMPANY:

                                  MERCY AIR SERVICES, INC.


                                  By:
                                     -------------------------------------------

                                  THE CONSULTANT:


                                  ----------------------------------------------

                                   EXHIBIT F

                    CONSULTING AND NON-COMPETITION AGREEMENT


     This Consulting and Non-Competition Agreement ("Agreement") is entered into this 31st day of July, 1997 between Mercy Air Service, Inc., a California corporation, with its principal place of business at 8190 Mango, Fontana, California 92334 (the "Company"), and Homer L. Aerts, an individual person (the "Consultant").


                                    RECITALS

     A. The Consultant was a major shareholder in the Company, engaged in the business of transportation services for individuals requiring advanced life support services during transport to an emergency medical care facility.

     B. Pursuant to that certain Stock Purchase Agreement dated July 11, 1997 between Air Methods Corporation ("Air Methods"), the Consultant and the remaining Sellers (as defined in the Purchase Agreement), Air Methods purchased all of the outstanding shares of common stock of the Company such that the Company became a wholly-owned subsidiary of Air Methods.

     C. The Company desires to continue to consult with and receive advice from the Consultant and to have the Consultant agree not to compete with the Company. The Consultant has agreed to provide such consulting services to the Company, subject to and upon the terms and conditions set forth in this Agreement, and has also agreed not to compete with the Company during the term of this Agreement.

     D. The Consultant acknowledges that throughout the term of this Agreement the Consultant will receive or be exposed to certain confidential information and trade secrets (collectively referred to as "Confidential Information") of the Company. The Consultant also acknowledges that this Confidential Information is among the Company's most important business assets and that the value of this Confidential Information would be diminished or extinguished by disclosure.

                                    AGREEMENT

     In consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. EFFECTIVE DATE. The Consultant hereby resigns all positions which he holds as an officer, director, and/or employee of the Company and terminates his employment with the Company effective at the end of business on the first date mentioned above (the "Effective Date"). On the Effective Date, this Agreement shall become effective and shall supersede any other agreements between the Consultant and the Company relating to the employment of the Consultant by the Company, which shall thereafter be deemed terminated for all purposes.

     2. CONSULTATION BY THE CONSULTANT.

     (a) The Consultant shall be reasonably available, upon request, during the period beginning on the Effective Date and ending on July 31, 2002 (the "Consulting Period") to perform consultation services for the Company or its affiliates from time to time on issues related to the air medical services business. The scope of each assignment hereunder shall be subject to negotiation between the parties at the time services are requested. Consultation services hereunder may be provided in person, by telephone or in writing, depending on the circumstances of the specific assignment, as mutually agreed upon by the Company and the Consultant. Subject to specific requirements identified by the Company, the Consultant shall determine the time and manner of providing such services. The Consultant shall not be required under this Agreement to provide his services exclusively to the Company and may provide his services to others, provided the Consultant does not perform services for any third party which conflict with his obligations under this Agreement.

     (b) Consultant's services hereunder shall principally be provided at the Company's facilities in Fontana, California. In no event shall Consultant be required to relocate more than fifty (50) miles from the Company's executive offices in Fontana, California without the prior written consent of the Consultant other than a reasonable amount of travel related to the services to be provided hereunder.

     (c) The Consultant will be providing professional services as an independent contractor and shall not be, or be deemed to be, an employee, agent or partner of, or joint venturer with the Company. Neither party may represent nor refer to the Consultant as an employee of the Company to any entity or third party. Neither party shall have the power to bind nor obligate the other party, nor shall either party hold itself out as having such authority. THE CONSULTANT IS NOT ENTITLED TO WORKERS' COMPENSATION BENEFITS OR UNEMPLOY MENT INSURANCE BENEFITS HEREUNDER AND SHALL NOT RECEIVE SUCH BENEFITS UNLESS SUCH BENEFITS ARE PROVIDED BY THE CONSULTANT OR SOME PERSON OR ENTITY OTHER THAN THE COMPANY. THE CONSULTANT AGREES TO PAY AND FILE ALL REPORTS WITH RESPECT TO LOCAL, STATE AND FEDERAL TAXES, INCLUDING WITHHOLDING AND FICA TAXES, AND UNEMPLOYMENT AND WORKERS' COMPENSATION INSURANCE, ON ANY MONEYS EARNED PURSUANT TO THIS AGREEMENT.

     3. CONSULTING FEE.

     (a) The Consultant shall be paid the sum of $12,600 (the "Consulting Fee") in consideration of the services to be provided by the Consultant hereunder and the agreements of the Consultant set forth herein not to compete with the Company. The Consulting Fee shall be payable in monthly installments of $210, beginning the 31st day of August, 1997. The Consulting Fee shall be paid to Consultant irrespective of the number of hours actually spent by the Consultant in providing services hereunder; PROVIDED, HOWEVER, that the Company's obligation to pay the Consulting Fee shall terminate upon termination of the Consultant's services hereunder pursuant to Section 11, except to the extent otherwise provided in Section 11.

     (b) In addition to the Consulting Fee, the Consultant shall be paid a fee of $100 for each hour of services provided hereunder. The Consultant shall submit an invoice at the end of each month during which services are rendered hereunder which shall be payable within thirty (30) days of submission.

     (c) The Company shall reimburse the Consultant, in accordance with the Company's expense reimbursement policies, for reasonable out-of-pocket expenses incurred in connection with the services provided pursuant to this Agreement; provided that the Consultant presents to the Company an itemized accounting of such expenses including reasonable supporting data.

     4. STOCK OPTIONS. The Consultant shall be granted an option to purchase 100,000 shares of the Common Stock of Air Methods at the closing price on the NASDAQ National Market on the Effective Date. The terms of the option will be set forth in an option agreement in the form attached hereto as EXHIBIT A.

     5. HEALTH BENEFITS. The Consultant may, at his election, continue to cover himself and any eligible family members under the group health insurance provided for Company employees (the "Group Plan"), at his expense, for such period as the Consultant is entitled to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other applicable federal or state law following termination of his employment with the Company. If the Consultant and the Company agree upon consulting assignments hereunder which both parties agree are likely to result in the Consultant providing five hundred (500) or more hours of consulting services during a twelve (12) month period, then Consultant may elect to be covered by the Group Plan, and may elect coverage for his family members on the same basis as Company employees are permitted to cover family members, in each case at the Company's expense, for such twelve (12) month period if such coverage is permitted under the Group Plan; provided, however, that coverage for family members shall be paid for by the Company only to the same extent as such coverage is paid for family members of senior management employees of the Company if such election is in effect at a point in time when the Company's employees are provided group health insurance through an Air Method's plan. During any period that the Consultant is eligible to be covered at the Company's expense hereunder but for the fact that such coverage is not permitted under the Group Plan, the Company shall pay the Consultant on a monthly basis the amount the Company would have paid to cover the Consultant and, if applicable, his family members, under the preceding provisions had such coverage been permitted unless the Consultant is already covered under a comparable plan at the expense of a third party.

     6. COVENANT NOT TO COMPETE.

     (a) In further consideration of the payments by the Company provided for herein, the Consultant shall not, during the term of this Agreement and for a period of twelve (12) months following the termination of Consultant's services hereunder (but in no event less than five (5) years from the date hereof), engage in any activity directly or indirectly related to the air medical services business at any location in the United States where the Company or its affiliates are conducting operations during the term of this Agreement or at the time of termination; except that the Consultant may continue to participate in the air medical services operation that has been conducted by the Company in the State of Hawaii in the same manner that the Consultant has participated in such operation prior hereto. As of the date hereof, the Company conducts operations in the following counties of California: Imperial, Kern, Los Angeles, Orange, Riverside, San Bernardino, San Diego, Santa Barbara and Ventura; and the Company's parent, Air Methods Corporation, conducts operations in the following locations: Bend, Oregon; Charlotte and Winston-Salem, North Carolina; Fairfax and Roanoke, Virginia; Duluth and St. Paul, Minnesota; Evansville, Indiana; Grand Junction, Greeley, and Aurora, Colorado; San Antonio and Texarkana, Texas; Billings, Montana; Des Moines, Iowa; Farmington, New Mexico; Marshfield, Wisconsin; Rockford, Illinois; Stanford, California; and Salt Lake City, Utah.

     (b) The Consultant shall not, for a period of twelve (12) months after termination of the Consultant's services hereunder (but in no event less than five (5) years from the date hereof), employ, engage or seek to employ or engage, directly or indirectly, any individual or entity who is or was employed or engaged by the Company or any of its affiliates until the expiration of six
(6) months following the termination of such person's or entity's employment or engagement with the Company or any of its affiliates.

     (c) In consideration of Consultant's agreement not to compete as provided in this Section 6, the Company shall pay to Consultant the sum of $10,000, payable as of the date first written above.

     (d) Notwithstanding the foregoing, the provisions of this Section 6 shall terminate and shall be of no further force or effect, if during the Consulting Period, an Event of Default occurs as that term is defined in either or both of
(i) the Promissory Note of even date herewith delivered by Air Methods to the Consultant or (ii) the Security Agreement of even date herewith among Air Methods, the Company, and J. Steven Dickmeyer, as collateral agent.

     7. TRADE SECRETS AND CONFIDENTIAL INFORMATION. During the term of this Agreement and for a period of five (5) years following the termination of Consultant's services hereunder, the Consultant shall not, directly or indirectly, use, disseminate, or disclose for any purpose other than at the specific written request of the Company, any of the Company's Confidential Information, unless such disclosure is compelled in a judicial or governmental proceeding or is required by law; provided, however, that the Consultant shall give the Company written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use his best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced. All documents, records, notebooks, and similar repositories of records containing information relating to any Confidential Information now in the Consultant's possession or control, whether prepared by him or by others, shall be left with the Company or returned to the Company upon its request.

     8. INJUNCTIVE RELIEF. Consultant agrees that any violation by him of the agreements contained in Sections 6 and 7 are likely to cause irreparable damage to the Company and the Consultant therefore agrees that if there is a breach or threatened breach by Consultant of the provisions of said sections, the Company shall be entitled to an injunction restraining Consultant from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

     9. GENERAL RELEASE. Except as otherwise expressly stated in this Agreement, including this Section 9, the undersigned parties, for themselves and their heirs, successors, subrogees, executors, agents, officers, employees, directors, administrators and assigns, do hereby voluntarily and knowingly release and discharge each other, and their respective heirs, successors, subrogees, assigns, agents, employees, stockholders, officers, and directors from any and all claims, liabilities, demands, rights, damages, costs, attorneys' fees (including, without limitation, any claim of entitlement for attorneys' fees under any contract, statute or rule of law allowing the prevailing party or plaintiff to recover attorneys' fees), expenses, and controversies of every kind and description, without limitation, which either party has or may have under the common law and/or any federal, state or local laws, regulations or requirements, by reason of or arising out of the Consultant's prior employment by the Company. This general release includes, by way of example and not limitation, all claims under the Civil Rights Act of 1964, as amended, The Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act, as amended, The Older Workers' Benefit Protection Act, as amended, The Americans with Disabilities Act, as amended, and all other state and federal statutes and regulations.

     10. REPRESENTATIONS OF THE CONSULTANT. The Consultant represents and warrants as follows:

     (a) He has read this Agreement and agrees to the conditions and obligations set forth herein and has been advised by the Company to consult with legal counsel regarding this Agreement;

     (b) He has voluntarily executed this Agreement after having had full opportunity to consult with counsel and without being pressured or influenced by any statement or representation of any person acting on behalf of the Company, including the attorneys, officers, directors and employees of the Company;

     (c) He has had at least twenty (20) days to consider all of the material terms of this Agreement, including the mutual releases.

     (d) He has been informed and understands that (i) to the extent that this Agreement waives or releases any claim he might have under the Age Discrimination in

Employment Act, 29 U.S.C. ss. 621 ET SEQ., he may rescind his waiver and release within seven (7) calendar days of the execution of this Agreement and (ii) any such rescission must be in writing, and delivered to the Company or, if sent by mail, post marked within the seven (7) day period, sent by certified mail, return receipt requested and addressed as follows:

                           Chairman of the Board
                           Air Methods Corporation
                           7301 South Peoria
                           Englewood, Colorado  80112

     (e) He has full and complete legal capacity to enter into this Agreement.

     (f) He is not aware of any legal proceedings currently pending or threatened against the Company arising from matters contemplated in this Agreement.

     11. TERMINATION.

     (a) TERMINATION UPON EXPIRATION OF CONSULTING PERIOD. The Consultant's services hereunder shall terminate at the end of the Consulting Period unless sooner terminated as provided below.

     (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein, the Company may, by delivering thirty (30) days' prior written notice to the Consultant, terminate the Consultant's services hereunder at any time without Cause (as hereinafter defined).

     (c) TERMINATION BY THE CONSULTANT WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein, the Consultant may, by delivering prior written notice to the Company, terminate the Consultant's services hereunder.

     (d) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Consultant's services hereunder for Cause immediately upon written notice stating the basis for such termination. "Cause" for termination of the Consultant's services shall only be deemed to exist if the Consultant has (i) materially breached this Agreement and if such breach continues or recurs more than thirty (30) days after notice from the Company specifying the action which constitutes the breach and demanding its discontinuance, (ii) exhibited willful disobedience to the Board of Directors, or (iii) committed gross malfeasance in performance of his duties hereunder or acts resulting in an indictment charging the Consultant with the commission of a felony; provided that the commission of acts resulting in such an indictment shall constitute Cause only if a majority of the directors who are not also subject to any such indictment determine that the Consultant's conduct has substantially adversely affected the Company or its reputation.

     (e) DISABILITY. In the event of disability of the Consultant during the term hereof, the Company shall, during the continuance of his disability but only for a maximum of ninety (90) days, pay to the Consultant his monthly installments under the provision of Section 3. In addition, health benefits shall be continued for the Consultant and his family on the same basis, and at the same party's expense, as such benefits were being provided pursuant to
Section 5 immediately prior to such disability. As used herein, the term "disability" shall mean the complete and total inability of the Consultant, due to illness, physical or comprehensive mental impairment, to substantially perform all of his duties as described herein for a consecutive period of ninety
(90) days or more.

     (f) DEATH. In the event of the death of the Consultant, except with respect to any benefits which have accrued and have not been paid to the Consultant hereunder, the provisions of this Agreement shall terminate immediately. The Consultant's estate shall have the right to receive compensation due to the Consultant as of and to the date of his death and shall have the right to receive an additional amount equal to $210. In addition, the Consultant's family members may continue any health insurance coverage being provided pursuant to
Section 5 on the same basis as and to the same extent that family members of deceased employees of the Company are entitled to continue such coverage.

     (g) SEVERANCE. In the event that the Consultant's services are terminated by the Company other than for Cause or death of the Consultant, the Consultant shall be entitled to continue to receive the Consulting Fee in monthly installments of $210 until the Consulting Fee has been paid in full, and, if the Consultant was receiving health benefits under Section 5 at the Company's expense at the time of such termination, the Consultant shall be entitled to continue to receive benefits in accordance with Section 5 until the end of the Consulting Period.

     12. IRREVOCABILITY AND AMENDMENT. The obligations of the Company and the Consultant hereunder are irrevocable. This Agreement may be terminated only pursuant to Section 11 hereof and amended only pursuant to a written agreement signed and executed by both the Consultant and the Company.

     13. SUCCESSORS AND ASSIGNS. This Agreement and all rights and obligations of the parties hereunder, and the releases contained herein, shall bind and inure to the benefit of the heirs, agents, employees, stockholders, partners, officers, directors, parents, subsidiaries, subrogees, affiliates, representatives, successors (including, in the case of the Company, any successor to the business of the Company, whether by merger, consolidation, acquisition of assets or any other transaction) and assigns of the parties.

     14. NONASSIGNABILITY. This Agreement and the rights, interests and obligations thereunder may not be assigned or delegated by the parties.

     15. ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties and no representations, warranties or other statements or promises have been made by either party to the other in connection with this Agreement.

     16. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision(s) shall be fully severable. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and be legal, valid and enforceable. In particular, it is the desire and intent of the parties that the provisions of Sections 6 and 7 shall be enforced to the fullest extent permissible under the laws of each jurisdiction in which enforcement is sought. Accordingly, in the event that any of the provisions of Section 6 relating to the geographic areas of restriction or the provisions of Section 6 or 7 relating to the duration of such sections shall be deemed to exceed the maximum area or period of time which a court of competent jurisdiction would deem enforceable, the geographic areas and times shall, for the purposes of this Agreement, be deemed to be the maximum areas or time periods which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

     17. APPLICABLE LAW. This Agreement shall be interpreted and construed in accordance with the laws of the State of California.

     18. ENFORCEMENT EXPENSES. In any action for breach or enforcement of the terms of this Agreement, the prevailing party shall be entitled to all costs of enforcement including, without limitation, his/its attorneys' fees and costs.





                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

     IN WITNESS WHEREOF, the Consultant and the Company have caused this Agreement to be executed and delivered as of the first date mentioned above.



                                  THE COMPANY:

                                  MERCY AIR SERVICE, INC.


                                  By:
                                     -------------------------------------------
                                     David L. Dolstein, President

                                  THE CONSULTANT:


                                  ----------------------------------------------
                                  Homer L. Aerts

                                    EXHIBIT G


                                OPTION AGREEMENT

              (NON-INCENTIVE STOCK OPTION UNDER STOCK OPTION PLAN)


     THIS AGREEMENT is made and entered into this      day of July, 1997, by and
                                                  ----
between AIR METHODS CORPORATION (the "Company") and                    (the
                                                    ------------------
"Optionee") (together, the "Parties").

                                    RECITALS:

     I. On June 1, 1987, the Board of Directors of the Company adopted a Stock Option Plan (the "Plan") and effective August 15, 1995, provides that Employees, Non-Employee Directors and Consultants of the Company and its subsidiaries may receive options to purchase Common Stock of the Company.

     II. The Plan permits the granting of incentive stock options, which conform to the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and non-incentive stock options, which do not qualify as incentive stock options under that Section.

     III. The Optionee has been selected to receive a non-incentive stock option pursuant to the Plan.

     IV. The Optionee is desirous of obtaining the non-incentive stock option on the terms and conditions herein contained.


                                   AGREEMENT:

     IT IS THEREFORE agreed by and between the Parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

     A. The Company hereby confirms and acknowledges that it has granted to the
Optionee, on July    , 1997, an option to purchase 100,000 shares of Common
                  ---
Stock of the Company (the "Option") upon the terms and conditions herein set forth and subject to the terms and conditions of the Plan. The Option is granted as a matter of separate agreement, and not in lieu of salary or any other regular or special compensation for services.

     B. The purchase price of the shares which may be purchased pursuant to the
Option is $        per share, which is, in the opinion of the Company, not less
           -------
than the fair market value of the shares on the date the Option was granted as specified in paragraph A.

     C. Unless sooner terminated or modified under the provisions of this Agreement, the Option shall continue and shall automatically expire at midnight
July     , 2002, the fifth anniversary date of the original option grant.
     ----

     D. The Option may be exercised by the Optionee to purchase the total number of shares specified in paragraph A as follows:

                One-third (1/3rd) of the total number of shares shall be
                     exercisable on the first anniversary of the date of grant,
                An additional one-third (1/3rd) of the total
                     number of shares shall become exercisable on the second anniversary of the date of grant, and
                The remaining one-third (1/3rd) of the total
                     number of shares shall become exercisable the third anniversary of the date of grant.

The Optionee need not exercise any part of the Option when it becomes exercisable, but may accrue the fractional increments described above and exercise them in any later period, prior to expiration of the Option.

     E. If the Optionee's consulting services with the Company or a participating subsidiary of the Company shall be terminated by the Company or a participating subsidiary with "Cause" (as defined in the Consulting and Non-Competition Agreement between Mercy Air Services, Inc. and Optionee dated the date hereof), or by the Optionee, the Option, to the extent then exercisable as provided in paragraph D, shall remain exercisable after the termination of his consulting services for a period of three months. If the Optionee's consulting services are terminated due to the Optionee's death or because the Optionee is disabled within the meaning of Section 22(e)(3) of the Code, the Option, to the extent then exercisable as provided in paragraph D, shall remain exercisable after the termination of his consulting services for a period of twelve months. If the Optionee's consulting services with the Company or a participating subsidiary are terminated by the Company or a participating subsidiary without Cause, the Option shall continue to vest in accordance with paragraph D and shall remain exercisable until the expiration date set forth in paragraph C. If the Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

     F. The Option may not be exercised by anyone other than the Optionee during his lifetime. In the event of the Optionee's death, the Option may be exercised by the personal representative of the Optionee's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Optionee's will or under the applicable laws of descent and distribution. The Option may not be transferred, assigned, encumbered or alienated in any way by the Optionee, and any attempt to do so shall render the Option and any unexercised portion thereof, at the discretion of the Company, null and void and unenforceable by the Optionee.

     G. The Option may be exercised in whole or in part by delivering to the Company written notice of exercise together with payment in full for the shares being purchased upon such exercise.

     H. The Company will, upon receipt of said notice and payment, issue or cause to be issued to the Optionee (or to his personal representative or other person entitled thereto) a stock certificate for the number of shares purchased thereby. The Optionee may designate a member of the Optionee's immediate family as a co-owner of the said shares.

     I. The Company may, in its discretion, file and maintain effective with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), covering the sale of the optioned shares to Optionee upon exercise of the Option. If, at the time of exercise, the Company does not have an effective Registration Statement on file covering the sale of the optioned shares, the Optionee represents and agrees that: (i) the Option shall not be exercisable unless the purchase of optioned shares upon the exercise of the Option is pursuant to an applicable effective registration statement under the Act, or unless in the opinion of counsel for the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Option, he will acquire the optioned shares for his own account for investment and not with any intent or view to any distribution, resale or other disposition of the optioned shares; (iii) he will not sell or transfer the optioned shares, unless they are registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent any of the optioned shares shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the Option, that the Optionee sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

     J. If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, any unexercised portion of the Option as of the day before the consummation of such sale, liquidation, merger or reorganization shall for all purposes under this Agreement become exercisable in full as of such date even though the anniversary dates, as provided in paragraph D, have not yet occurred.

     K. In consideration of the granting by the Company of the Option, the Optionee hereby affirms that he has a present intention to remain in the service of the Company or a participating subsidiary for the period that this Option continues. This affirmation, however, shall confer no right on the Optionee to continue as a consultant to the Company or a participating subsidiary, nor interfere in any way with the right of the Company or a participating subsidiary to discharge the Optionee at any time for any reason whatsoever, with or without Cause.

     L. The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock which may be purchased pursuant to the Option until such shares are issued to the Optionee.

     M. This Agreement is entered into and shall be governed by, construed and enforced in accordance with the laws of the State of Colorado.

     N. The terms and conditions contained in the Plan, as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and all provisions of the Option are made subject to any and all terms of the Plan.

     IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions on the date first above mentioned.


                                    AIR METHODS CORPORATION



                                    By
                                      ------------------------------------------


                                    OPTIONEE



                                    --------------------------------------------

                                   EXHIBIT H




                                 July 31, 1997



Air Methods Corporation
7301 South Peoria
Englewood, Colorado  80112

Ladies and Gentlemen:

     We have acted as counsel to Homer L. Aerts, J. Steven Dickmeyer, Don D. Reed, Terry L. Russ and Richard J. Silva (collectively, the "Shareholders"), in connection with the execution and delivery by the Shareholders of that certain Stock Purchase Agreement dated as of July 11, 1996 (the "Agreement") among the Shareholders and Air Methods Corporation, a Delaware corporation (the "Buyer"). As you know, that Agreement provides for the sale by the Shareholders to Buyer and Buyer's purchase from the Shareholders of all of their respective shares of common stock of Mercy Air Service, Inc., a California corporation (the "Company" or "Mercy"). This opinion is being delivered pursuant to Section 9.9 of the Agreement. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

     In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that there are no other documents or agreements among the Shareholders and the Buyer which would expand or otherwise modify the respective rights and obligations of the Shareholders and the Buyer as set forth in the Agreement and the documents required or contemplated thereby, including a Letter Agreement dated as of July 31, 1997 between the Shareholders and the Buyer.

     We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures (other than signatures of the Shareholders). We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto (other than the Shareholders), such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

     As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Agreement and the other documents and certificates delivered in connection therewith, certificates of the Shareholders and certificates and advices of public officials.

Air Methods Corporation
July 31, 1997
Page Two



     Whenever a statement herein is qualified by "known to us," "to our current actual knowledge," or similar phrase, it is intended to indicate that, during the course of our representation of the Shareholders, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the transaction described in the introductory paragraph hereof. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Shareholders.

     Based upon the foregoing, and subject to the additional assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to do business as a foreign corporation and is in good standing in each other state in which the nature of its activities or of its properties owned or leased makes such qualification necessary, except to the extent that failure to so qualify would not have a material adverse effect on the Company.

     2. The Company has the corporate power and authority to own its properties and assets, to carry on its business as presently conducted, and to enter into the Agreement and the other documents required or contemplated thereby and perform its respective obligations thereunder.

     3. The authorized capital stock of the Company consists of 10,000 shares of common stock of the Company, without par value, and, to our actual knowledge, based solely on the representations and warranties of the Shareholders contained in the Agreement and factual certificates which they have delivered to us in connection with our preparation of this opinion, as of the date hereof a total of 83-2/3rds shares of common stock of the Company were issued and outstanding.

     4. The Agreement, the Consulting and Non-Competition Agreements and the Security Agreement have been duly executed and delivered by the Shareholders, to the extent that they are parties thereto.

     5. The Agreement and the Security Agreement are each a legal, valid and binding obligation of the Shareholders enforceable against them in accordance with their respective terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     6. To our knowledge, the execution and delivery by the Shareholders of the Agreement, the Non-Competition and Consulting Agreements and the Security Agreement, to the extent that they are parties thereto, and the other documents required or contemplated thereby and the performance by the Shareholders of their respective terms will not constitute a material breach of or constitute a material default under any of the Material Contracts (as defined in the Agreement).

     7. To our actual knowledge, except as set forth on Schedule 5.15 to the Purchase Agreement, there are no pending legal actions or proceedings in which the Company is a named defendant and the outcome thereof is expected to be materially adverse to the Company.

     The foregoing opinions are subject to the following:

          (a) Except as otherwise provided herein, we expressly do not comment upon or render any opinion with respect to any documents referenced in the Agreement;

          (b) The opinions hereinabove set forth are further subject to the following additional qualifications:

               (i) The effect of provisions releasing or indemnifying a party against liability for its own wrongful or negligent acts, or where indemnification is contrary to public policy.

               (ii) The effect of Section 1698 of the California Civil Code which provides in part that provisions of any instrument or agreement may only be waived in writing will not be enforced to the extent that an oral agreement has been executed modifying provisions of such instrument or agreement.

               (iii) We express no opinion regarding the enforceability of the choice of law provisions of Section 16.5, or of the arbitration provisions of Section 16.10, of the Agreement.

               (iv) The unenforceability in certain circumstances of provisions waiving broadly or vaguely stated rights, statutory or other rights representing public policy, or unknown future rights and of provisions that rights or remedies are not exclusive.

               (v) The unenforceability under certain circumstances of provisions to the effect that failure to exercise or delay in exercising any right or remedy will not operate as a waiver of that right or remedy.

               (vi) Limitations on the exercise of certain contractual rights and remedies if the defaults are not material or the penalties bear no reasonable relation to the damages suffered by the aggrieved party as a result of the delinquencies or defaults.

     We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California and federal law.

     The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent.



                                    Very truly yours,



                                    DRAFT-SUBJECT TO FINALIZATION

                                   EXHIBIT I






                                  July 31, 1997


Homer L. Aerts
J. Steven Dickmeyer
Don D. Reed
Terry L. Russ
Richard J. Silva
c/o Mercy Air Service, Inc.
8190 Mango Avenue
Fontana, CA 92334

Gentlemen:

     We have acted as counsel to Air Methods Corporation, a Delaware corporation ("Air Methods"), in connection with its purchase of the stock of Mercy Air Service, Inc., a California corporation ("Mercy"), pursuant to the Stock Purchase Agreement, dated as of July 11, 1997 (the "Agreement"), by and among Air Methods and Homer L. Aerts, J. Steven Dickmeyer, Don D. Reed, Terry L. Russ and Richard J. Silva (collectively referred to as the "Sellers"). This opinion is rendered pursuant to Section 10.8 of the Agreement and pursuant to Section
10.7 of the Asset Purchase agreement (as defined below). Unless otherwise indicated, the capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

     In rendering the opinions set forth herein, we have examined the following documents:

     (a)  The Agreement together with the exhibits and schedules thereto;

     (b) The Asset Purchase Agreement between Helicopter Services, Inc., a California corporation ("HSI"), and Air Methods, dated as of July 11, 1997 (the "Asset Purchase Agreement");

     (c) The Bill of Sale and Assumption Agreement, dated the date hereof, among HSI, Sellers and Air Methods (the "Bill of Sale");

c/o Mercy Air Service, Inc.
July 31, 1997
Page 2


     (d) The Employment Agreement, dated the date hereof, between Mary J. Davis and Mercy (the "Davis Employment Agreement");

     (e) The Employment Agreement between David L. Dolstein and Air Methods and the Stock Option Agreement between David L. Dolstein and Air Methods (collectively referred to as the "Dolstein Employment Agreement");

     (f) The Consulting and Non-Competition Agreements, dated the date hereof, between each individual Seller and Mercy (the "Consulting Agreements");

     (g) The Stock Option Agreements, dated the date hereof, between each individual Seller and Air Methods (the "Stock Option Agreements");

     (h)  The Notes; and

     (i)  The Security Agreement.

The Agreement, the Asset Purchase Agreement, the Bill of Sale, the Stock Option Agreements, the Dolstein Employment Agreement, the Notes and the Security Agreement shall hereinafter be referred to collectively as the "Air Methods Documents." The Davis Employment Agreement, the Consulting Agreements, and the Security Agreement shall hereinafter be referred to collectively as the "Mercy Documents."

     In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation and the bylaws of Air Methods, such certificates of public officials, officers and representatives of Air Methods and such other persons, and such other documents, and we have made such examinations of law, as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In all such examinations, we have assumed the genuineness of all signatures on original or certified documents and the conformity to the original or certified documents of all documents submitted to us as conformed or photostatic copies.

     As to certain matters of fact relating to the opinions expressed herein, we have relied upon a certificate of an officer of Air Methods, a copy of which is attached as EXHIBIT A hereto, and a certificate of an officer of Mercy, a copy of which is attached as EXHIBIT B hereto
c/o Mercy Air Service, Inc.
July 31, 1997
Page 3


(the "Certificates"). We have assumed the accuracy of all information furnished to us in the Certificates and have not independently verified the accuracy of such information.

     For purposes of these opinions, we have assumed that: (i) Mercy is and will be, after giving effect to the transactions which are the subject of these opinions, solvent; (ii) there is adequate consideration for the execution and delivery of the Security Agreement; (iii) Mercy owns the Collateral (as defined in the Security Agreement), and the value has been given within the meaning of
Section 9-203 of the Uniform Commercial Code ("UCC"); and (iv) Mercy main tains its records concerning the Collateral and its chief executive office in the State of California.

     The following opinions are limited solely to applicable federal laws of the United States of America, the laws of the State of Colorado, and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of the State of Delaware as we have deemed appropriate in connection with the opinions expressed in paragraphs 1 and 2 below. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law. With your consent, our opinions regarding the Documents are given based on the application of the laws of the State of Colorado thereto even though such Documents state that they are to be governed by the laws of California. Specifically, with respect to the opinions in paragraphs 4 and 5, we have assumed, with your consent and without investigation, that the California UCC is identical to the Colorado UCC.

     Based upon the foregoing and subject to the further assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. Air Methods is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and carry on its business as now conducted.

     2. Air Methods has the corporate power and authority to execute, deliver and perform its obligations under the Documents. The execution and delivery of the Documents and the consummation by Air Methods of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Air Methods. Each of the Air Methods Documents has been duly executed and delivered by Air Methods. Each of the Mercy Documents has been duly executed and delivered by Mercy.

     3. The Air Methods Documents constitute the legal, valid and binding obligation of Air Methods, enforceable against it in accordance with their terms. The Mercy
c/o Mercy Air Service, Inc.
July 31, 1997
Page 4


Documents constitute the legal, valid and binding obligation of Mercy, enforceable against it in accordance with their terms.

     4. The provisions of the Security Agreement are sufficient to create a security interest on behalf of Sellers which has attached to the right, title and interest of Mercy in those items and types of Collateral in which a security interest may be created pursuant to Article 9 of the UCC.

     5. The UCC-1 Financing Statement relating to the Collateral and listing Air Methods and Mercy as the debtors and the Collateral Agent (as defined in the Security Agreement), as agent for the Sellers, as the secured party (the "Financing Statement"), is in adequate and legally sufficient form for filing with the Secretary of State of California and sufficiently describes the Collateral; provided, however, that we render no opinion with respect to such description to the extent the Financing Statement includes terms which are not defined in the UCC. Assuming that the Financing Statement is duly filed with the Secretary of the State of California in accordance with the provisions of
Section 9-403(1) of the UCC, a security interest will be perfected in those items and types of Collateral in which a security interest can be perfected and maintained solely by filing financing statements in the Secretary of State's office in California.

     These opinions do not address any event which may occur subsequent to the date hereof to the extent such event affects the validity or perfection of the Sellers' security interest in the Collateral. We call your attention to the necessity of filing continuation statements from time to time under the applicable provisions of the UCC and to the fact that additional filings may be required, among other things, upon the change of location of Mercy as provided in Section 9-103(e) of the UCC or the change of the name or corporate structure of Mercy as provided in Section 9-402(7) thereof.

     The opinions expressed herein as to the validity, binding effect and enforceability of the Documents and as to perfection of the security interest in the Collateral are subject to the following limitations: (a) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); (b) the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws and court decisions relating to or affecting creditors' rights generally; (c) we have made no investigation and express no opinion as to the applicability of any fraudulent conveyance or similar law; (d) the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (e) the UCC requires that a secured party exercise its rights in good faith and in a commercially reasonable manner and a court may not strictly enforce certain covenants therein if it concludes
c/o Mercy Air Service, Inc.
July 31, 1997
Page 5


that such enforcement would be unreasonable under the then existing circumstances; (f) certain liabilities and duties imposed by Colorado law with respect to foreclosure of a security interest, including the duty to exercise reasonable care in the custody and preservation of collateral in a secured party's possession or control and certain notice requirements, cannot be waived, disclaimed or varied; (g) public policy considerations may limit the rights to obtain indemnification or to limit a party's liability for its own negligence or wrongful acts; (h) we express no opinion as to the enforceability of the choice of law, severability, waiver or set off provisions contained in the Documents;
(i) to the extent that the Security Agreement purports to authorize the Secured Parties to purchase any Collateral at a private sale thereof, such provision would not be enforceable; (j) to the extent that the Security Agreement might be deemed to provide that the Secured Parties may enter upon and take possession of the Collateral by force amounting to a breach of the peace or public disturbance without liability by reason of the manner of such entry and possession, such provision would not be enforceable, and (k) we express no opinion as to the enforceability of the provisions of the Security Agreement which purport to authorize the Collateral Agent to sign and file documents in the name or on behalf of Mercy without the signatures of the appropriate officers of Mercy.

     To the extent the obligations of Air Methods may be dependent upon such matters, we assume for purposes of these opinions that the Air Methods Documents are within the capacity and power of, and have been duly authorized, executed and delivered by the parties thereto other than Air Methods (and with respect to the Security Agreement, other than Mercy) and constitute the legal, valid and binding obligation of such parties enforceable against them in accordance with their terms. To the extent the obligations of Mercy may be dependent upon such matters, we assume for purposes of these opinions that the Mercy Documents are within the capacity and power of, and have been duly authorized, executed and delivered by the parties thereto other than Mercy (and with respect to the Security Agreement, other than Air Methods) and constitute the legal, valid and binding obligation of such parties enforceable against them in accordance with their terms.

     The opinions set forth herein are as of the date hereof and we disclaim any under taking or obligation to advise you of any changes which may hereafter be brought to our attention. These opinions are rendered only to the persons to whom this letter is addressed and are solely for their benefit in connection with the transactions contemplated by the Documents. These opinions may not be relied upon by the addressees, or any of them, for any other purpose or relied upon by any person other than such persons for any purpose without our prior written consent.

                                       Very truly yours,


                                       DAVIS, GRAHAM & STUBBS LLP

                                  SCHEDULE 2.1


    Ownership of the Shares/Allocation of Closing Date Cash Payment and Notes



  SHAREHOLDER      # OF SHARES HELD/1/   % OF SHARES HELD    CASH PAYMENT DUE/2/   NOTE AMOUNT DUE/2/
  -----------      -----------------     ----------------    -----------------     ---------------

Homer L. Aerts           16 2/3                 20%             $930,000.00          $300,000.00
J. Steven Dickmeyer      16 2/3                 20%             $930,000.00          $300,000.00
Don D. Reed              16 2/3                 20%             $930,000.00          $300,000.00
Terry L. Russ            16 2/3                 20%             $930,000.00          $300,000.00
Richard J. Silva         16 2/3                 20%             $930,000.00          $300,000.00






--------

1 Under California law, consent from the spouses and ex-spouses of certain of the Shareholders may be required prior to the transfer of the Shares.

2 Represents the sum of the respective cash payments and Note amounts due under the Stock Purchase Agreement and the Western Helicopter Asset Purchase Agreement. This Schedule will be revised to include only the cash payments and Note Amounts due as consideration for the sale of the Mercy Shares, when the allocation of purchase price is determined.

                                  SCHEDULE 2.2

                               Assumed Obligations



     The Textron Debt and the guaranty thereunder (as defined in SCHEDULE 8.5 to the Stock Purchase Agreement).

                                  SCHEDULE 2.3
                   DETERMINATION OF PURCHASE PRICE ADJUSTMENTS

     Reference is hereby made to (i) that certain Stock Purchase Agreement dated as of July 11, 1997 (the "Stock Purchase Agreement"), by and among Air Methods Corporation, a Delaware corporation ("Buyer"), and Homer L. Aerts, J. Steven Dickmeyer, Don D. Reed, Terry L. Russ and Richard J. Silva (each, a "Seller" and collectively, the "Sellers"), who own all of the outstanding shares of common stock Mercy Air Service, Inc., a California, corporation (the "Company"), and
(ii) that certain Asset Purchase Agreement dated as of July 11, 1997 (the "Asset Purchase Agreement"), by and among Buyer, and Helicopter Services, Inc., a California corporation ("HSI"), and the Sellers, who also are the owners of the outstanding shares of common stock of HSI. The Company provides emergency medical transportation services by helicopter and HSI provides helicopter maintenance and repair services primarily to the Company.

     The Stock Purchase Agreement provides for Sellers to sell to Buyer and for Buyer to purchase from the Sellers, the outstanding shares of the Company (the "Shares") and the Asset Purchase Agreement provides for HSI to sell to Buyer and Buyer to purchase from HSI substantially all of the assets of HSI (the "Purchased Assets"). This SCHEDULE 2.3, which has been incorporated into and made an integral part of the Stock Purchase Agreement, sets forth the provisions, agreed upon by the parties to that Agreement, for determining the nature and amount of the adjustments, if any, that will be made to the Purchase Price to be paid for the Shares (the "Share Purchase Price"). In addition, as a matter of convenience and to avoid unnecessary duplication, the parties to the Asset Purchase Agreement have agreed to include the purchase price adjustment provisions applicable to the Purchase Price to be paid for the Purchased Assets (the "Asset Purchase Price") into this SCHEDULE 2.3 and to incorporate the provisions hereof applicable to the determination of such Adjustments.

     Terms with initial capital letters contained in this SCHEDULE 2.3 shall have the meanings given to them in the Stock Purchase Agreement or the Asset Purchase Agreement, as applicable, unless such terms are otherwise defined herein or the context indicates that a different meaning is intended by the Parties.

A.   DEFINITIONS.

     For purposes of determining the Share Price Adjustments and the Asset Price Adjustments pursuant to this SCHEDULE 2.3, the terms set forth below shall have the following meanings:

          "APPLICABLE BALANCE SHEETS" shall mean (i) the respective balance sheets for the Company and HSI as of December 31, 1996 (the "1996 Balance Sheets"), which shall be prepared from the financial books and records of the Company and HSI, respectively, by KMPG Peat Marwick, independent public accountants ("Peat Marwick") in connection with its preparation of an audited combined balance sheet of the Company and HSI as of December 31, 1996, as contemplated by the Purchase Agreement, and (ii) balance sheets for the Company and HSI, respectively, as of the Closing Date (the "Closing Date Balance Sheets"). Except as otherwise provided below, neither the 1996 Balance Sheets nor the Closing Date Balance Sheets shall give effect to the respective stock purchase and asset purchase transactions between the parties that are contemplated by the Stock Purchase Agreement and the Asset Purchase Agreement, respectively. Each of the 1996 Balance Sheets and the Closing Date Balance Sheets shall be prepared in accordance with GAAP, consistently applied on an accrual basis.

          "ADJUSTED NET WORKING CAPITAL" with respect to either the Company or HSI shall mean the amount by which the current assets of the Company or HSI, as the case may be, exceeds the current liabilities of the Company or HSI, as the case may be, as of December 31, 1996 and as of the Closing Date, determined from the 1996 Balance Sheets and the Closing Date Balance Sheets, respectively, after making the following adjustments thereto:

               (1) Eliminating the cash balances from each of the respective Applicable Balance Sheets of the Company and HSI and the short-term investment in the amount of $230,625 from HSI's 1996 Balance Sheet;

               (2) Eliminating the accounts receivable balance on the Company's 1996 Balance Sheet and the Company's Closing Balance Sheet (so that there shall be no adjustment made for changes in the Company's accounts receivables between December 31, 1996 and the Closing Date);

               (3) Excluding the current portion of long term debt of the Company and HSI, respectively, from each of their respective Applicable Balance Sheets;

               (4) Deducting any "accrued overhead and parts replacement costs" from the respective 1996 and Closing Balance Sheets of the Company and HSI, respectively;

               (5) Deducting, from the current liabilities on each of the respective 1996 and Closing Date Balance Sheets of the Company and HSI, all accounts payable and indebtedness of the Company and all accounts payable and all indebtedness of HSI owed to their respective shareholders or to affiliates of such shareholders;

               (6) Deducting, from the assets on each of the respective 1996 and Closing Date Balance Sheets of the Company and HSI, all accounts receivable and other amounts due from any of the respective shareholders of the Company or HSI or from any of their affiliates;

               (7) Deducting, from the liabilities of HSI on each of its 1996 and Closing Date Balance Sheets, all liabilities of HSI that Buyer is not assuming and HSI is retaining pursuant to the provisions of the Asset Purchase Agreement;

               (8) Deducting, from the assets of HSI on each of on each of its 1996 and Closing Date Balance Sheets, all Excluded Assets (as such term is defined in the Asset Purchase Agreement);

               (9) Adding to the assets of HSI on its Closing Date Balance Sheet, as inventory, the helicopter engine described on SCHEDULE 1.7 to the Asset Purchase Agreement; and

               (10) Adding to the respective assets of the Company or HSI, on their respective Closing Date Balance Sheets, as receivables or as offsets to accounts payable or other current liabilities, any credits or discounts received or receivable from vendors, suppliers or service providers that arose out of the operations of the Company or HSI, respectively, conducted prior to the Closing.

          "CLOSING DATE INDEBTEDNESS" shall mean the long-term indebtedness, including the current portion thereof, if any, of the Company or HSI, as the case may be, that is outstanding as of the Closing Date, as reflected on its Closing Date Balance Sheet, and shall include (i) any borrowings of the Company or of HSI, if any, under any of the any of their respective revolving lines of credit or revolving credit facilities outstanding as of the Closing Date, even if such indebtedness would otherwise be required to be classified as current debt or short-term debt under GAAP, and (ii) the outstanding balance of the Textron Debt, as defined in SCHEDULE 8.5 of the Stock Purchase Agreement, outstanding as of the Closing Date. "Closing Date Indebtedness" shall not include any indebtedness due by the Company or HSI to any of their respective shareholders or their affiliates.

          "WRITTEN-OFF ACCOUNTS" shall mean the accounts receivable of the Company or HSI that were uncollected and had been "written-off" by the Company or HSI, as the case may be, as of or at any time prior to the Closing Date.

B.   CLOSING PURCHASE PRICE ADJUSTMENTS.

     1. PREPARATION OF CLOSING DATE BALANCE SHEETS. Buyer shall arrange for Peat Marwick to prepare, and issue review reports with respect to, the Closing Date Balance Sheets for the Company and HSI. Such Balance Sheets and review reports shall be issued to both Buyer and the Sellers by no later than ninety (90) days after the Closing Date.

     2. DETERMINATION OF ADJUSTED NET WORKING CAPITAL. Based on the respective 1996 Balance Sheets and the respective Closing Date Balance Sheets of the Company and HSI, within the aforesaid ninety (90) days period immediately following the Closing Date, Peat Marwick shall determine (i) the Adjusted Net Working Capital of each of Company and of HSI as of December 31, 1996, and (ii) the Adjusted Net Working Capital of each of Company and of HSI as of the Closing Date.

     3. DETERMINATION OF CLOSING DATE INDEBTEDNESS. Peat Marwick shall determine the amount of the Closing Date Indebtedness From the Closing Date Balance Sheet of the Company.

     4. DETERMINATION OF CLOSING ADJUSTMENTS TO PURCHASE PRICE.

          (a) NET WORKING CAPITAL ADJUSTMENT: Immediately following the determination of the Adjusted Net Working Capital of the Company and HSI, respectively, as of December 31, 1996 and the Adjusted Net Working Capital of the Company and HSI, respectively, as of the Closing Date, the Share Purchase Price and the Asset Purchase Price shall be adjusted as follows (the "Net Working Capital Adjustments"):

               (i) In the event that the Company's or HSI's Adjusted Net Working Capital as of December 31, 1996 exceeds its respective Adjusted Net Working Capital as of the Closing Date, then, the Share Purchase Price (in the case of the Company), or the Asset Purchase Price (in the case of HSI) shall be reduced by the amount of such excess, in the manner described below (a "Downward Share Price Adjustment" and a "Downward Share Price Adjustment," respectively).

               (ii) If, on the other hand, the Company's or HSI's Adjusted Net Working Capital as of the Closing Date exceeds its respective Adjusted Net Working Capital as of December 31, 1996, then, the Share Purchase Price (in the case of the Company), or the Asset Purchase Price (in the case of HSI), shall be increased by the amount of such excess, in the manner described below (an "Upward Share Price Adjustment" and an "Upward Asset Price Adjustment," respectively).

          (b) CLOSING DATE INDEBTEDNESS ADJUSTMENT. Immediately following the determination of the Closing Date Indebtedness, the Share Purchase Price shall be adjusted as follows (the "Closing Date Indebtedness Adjustment"):

               (i) Subject to the any further adjustment required pursuant to Subparagraph 4(b)(iii) below, if the Closing Date Indebtedness exceeds $8,200,000, then, the Share Purchase Price shall be reduced by the amount of such excess, in the manner described below (a "Downward Share Price Adjustment").

               (ii) Subject to the any further adjustment required pursuant to Subparagraph 4(b)(iii) below, if, on the other hand, the sum of $8,200,000 is determined to have exceeded the Closing Date Indebtedness, then, the Share Purchase Price shall be increased by the amount of such excess, in the manner described below (an "Upward Share Price Adjustment").

               (iii) If a Downward Share Price Adjustment is determined to be required pursuant to Subparagraph 4(b)(i), that Adjustment shall be
          (A) reduced to the extent that the Share Purchase Price was reduced at Closing, or (B) increased to the extent that the Share Purchase Price was increased at Closing, as the case may be, on the basis of the estimate of Closing Date Indebtedness made pursuant to Subsection 2.3 of the Stock Purchase Agreement. If, on the other hand, an Upward Share Price Adjustment is determined to be required pursuant to Subparagraph 4(b)(ii), that Adjustment shall be (A) increased to the extent that the Share Purchase Price was reduced at Closing, or (B) decreased to the extent that the Share Purchase Price was increased at Closing, as the case may be, on the basis of the estimate of Closing Date Indebtedness made pursuant to Subsection 2.3 of the Stock Purchase Agreement.

     5. EFFECTUATION OF CLOSING PURCHASE PRICE ADJUSTMENTS. If any Upward or Downward Share Price or Asset Price Adjustment (any of the foregoing, a "Closing Price Adjustment") is required to be made to the Share Purchase Price or Asset Purchase Price, either pursuant to Subsection 4(a) or Subsection pursuant to Subsection 4(b) of this Section B, such Closing Price Adjustment or Adjustments (as the case may be) shall be given effect as follows:

          (a) If any Closing Price Adjustment is required pursuant to either Paragraph 4(a) or Paragraph 4(b), but not pursuant to both of those Subsections, then:

               (i) UPWARD SHARE PRICE ADJUSTMENT. If such Closing Price Adjustment is an Upward Share Price Adjustment pursuant to Subsection 4(a) or Subsection 4(b), the amount thereof shall be applied to increase the respective principal amounts due under the notes issued to the Sellers pursuant to the Stock Purchase Agreement (the "Seller Notes"), with the amount of such Closing Price Adjustment to be allocated among the Seller Notes in the same proportions as the then outstanding principal amount of each such Note bears to the aggregate sum of the respective then outstanding principal amounts of all of such Notes, PROVIDED, HOWEVER, that the amount of any such Closing Price Adjustment shall become due and payable (together with interest thereon at the interest rate specified in such Notes) on the first anniversary of the Closing Date together with the installments of principal and interest already scheduled to be paid on such date under such Notes.

               (ii) UPWARD ASSET PRICE ADJUSTMENT. If such Closing Price Adjustment is an Upward Asset Price Adjustment pursuant to Subsection 4(a), the amount thereof shall be paid in cash by Buyer to HSI or, if the amount thereof exceeds $50,000, then, at Buyer's option, by issuing to HSI a secured promissory note of Buyer (the "Buyer Note") that shall be (A) substantially similar in form to the notes issued to the Sellers pursuant to the Stock Purchase Agreement (the "Seller Notes"), (B) payable by Buyer in twelve (12) equal consecutive monthly installments of principal and interest (which shall accrue on such principal sum at the same rate at which interest accrues under the Shareholder Notes issued pursuant to Stock Purchase Agreement) and (C) secured by a security interest, that Buyer shall cause to be granted by the Company in its accounts receivable to HSI pursuant to a security agreement in a form substantially similar to the

          Security Agreement entered into by the Company pursuant to the Stock Purchase Agreement, or in such other assets as Buyer and HSI may agree, that shall be junior in priority only to the the security interest in such accounts receivable that secures the Seller Notes and up to $700,000 of indebtednes owed to the Company's revolving credit lender.

               (iii) DOWNWARD SHARE PRICE ADJUSTMENT. If such Closing Price Adjustment is, instead, a Downward Share Price Adjustment pursuant to Subsection 4(a) or Subsection 4(b), the amount thereof shall be allocated among the Seller Notes in the same proportions as the then principal amount of each such Note bears to the aggregate sum of the respective principal amounts of all of the Notes and the amount allocated to each such Note shall be credited against and to that extent shall decrease the respective amounts of the installments of principal that will come due thereafter under such Notes in the order in which such installments would otherwise become due and payable.

               (iv) DOWNWARD ASSET PRICE ADJUSTMENT. If such Closing Purchase Price Adjustment is, instead, a Downward Asset Price Ajustment pursuant to Subsection 4(a), the amount thereof shall be payable by HSI to Buyer either in cash or, at HSI's option, by the issuance of an HSI promissory note (the "HSI Note") that shall be (i) payable in twelve (12) consecutive equal monthly payments of principal and interest (which shall accrue at the same rate as the rate set forth in the Seller Notes) and (ii) shall be secured by a written agreement of each of HSI's shareholders that shall extend to Buyer the right to set-off up to an amount equal to 20% of any unpaid principal balance of the HSI Note, together with accured and unpaid interest thereon, in the event of a payment default under such note by HSI, against amounts that Buyer would otherwise be obligated to pay to such shareholder under his Seller Note.

          (b) If there are Share Price Adjustments required pursuant to both Paragraphs 4(a) and 4(b) of this SECTION B, then:

               (i) If those Adjustments are both Upward Share Price Adjustments or both Downward Share Price Adjustments, they shall be added to each other to determine the aggregate amount of the Share Price Adjustment (either upward or downward) and such Adjustment shall be given effect and paid:

                    (A) in the manner set forth in Paragraph 5(a)(i), if the
               Adjustments are both Upward Share Price Adjustments; or

                    (B) in the manner set forth in Paragraph 5(a)(iii), if the adjustments are both Downward Share Price Adjustments.

               (ii) If those Share Price Adjustments include both an Upward and a Downward Adjustment, those Share Price Adjustments shall be netted against each other as follows:

                    (A) if the amount of a Downward Share Price Adjustment
               exceeds the amount of the Upward Share Price Adjustment, then, the amount of such excess shall be applied to decrease the respective principal amounts of the Seller Notes in the proportions and in the manner set forth in Paragraph 5(a)(iii) above; or

                    (B) if the amount of the Upward Share Price Adjustment
               exceeds the amount of the Downward Share Price Adjustment, then, the amount of such excess shall be applied to increase the respective principal amounts of the Seller Notes in the proportions, and such increase shall be paid in the manner, set forth in Paragraph 5(a)(i) hereof.

All such adjustments to the Seller Notes shall be deemed made on the date of original issuance thereof, with the effect that interest shall accrue on the adjusted amount from the date of original issuance. Any Noteholder may submit, and on the request of Buyer each Noteholder shall submit, his originally-signed Seller Note to the Buyer, in exchange for which Buyer shall issue to such Noteholder a new Seller Note of like tenor, except that the new Seller Note shall give effect to the Share Price Adjustment provided for herein as if such adjustment had occurred on the Closing Date; PROVIDED, HOWEVER, that the failure of any Noteholder to submit, or the failure or refusal of the Buyer to accept, the original Seller Note of any Noteholder for exchange in the manner hereinabove provided shall not affect the Share Price Adjustment, which shall nevertheless become effective retroactively to the Closing Date and, in such event, the original Seller Note shall thereafter represent the right to receive the principal amount stated thereon plus any Upward Share Price Adjustment or minus any Downward Share Price Adjustment, as the case may be, on the terms set forth herein.

     6. ISSUANCE OF REPORT. Promptly following the determination of the Share Price Adjustments and the Asset Price Adjustments, Peat Marwick shall issue written reports to Buyer, Sellers and HSI (the "Share Price Adjustment Report" and the "Asset Price Adjustment Report"), setting forth its determinations of
(i) the Adjusted Net Working Capital of the Company and the Adjusted Net Working Capital of HSI, respectively, as of December 31, 1996, (ii) the Adjusted Net Working Capital of the Company and the Adjusted Net Working Capital of HSI, respectively, as of the Closing Date, (iii) the Closing Date Indebtedness, (iv) the Net Working Capital Adjustments for each of the Company and HSI, and (v) the Closing Date Indebtedness Adjustment. Such Report shall contain detail sufficient to enable the parties to determine the nature and amount of each of the adjustments made by Peat Marwick in determining the Share Price and the Asset Price Adjustments and such Price Adjustment Reports shall be accompanied by copies of the 1996 Balance Sheets and the Closing Date Balance Sheets for each of the Company and HSI, together with Peat Marwick's review reports with respect to such Closing Date Balance Sheets. The fees and reasonable out-of-pocket expenses of Peat Marwick in connection with the preparation of the Closing Date Balance Sheet and each of the foregoing determinations shall be paid by Buyer.

     7. RESOLUTION OF DISPUTES. Buyer, Sellers and HSI shall each have thirty
(30) days following delivery of the Price Adjustment Reports (the "Objection Period") to deliver a written statement to the other parties of any objections that such party has to either of the 1996 Balance Sheets or either of the Closing Date Balance Sheets or any of the determinations contained in the Price Adjustment Reports (an "Objection Statement"). The failure of any party to deliver to the other parties hereto, prior to the expiration of the Objection Period, such a written Objection Statement which identifies, with reasonable particularity, the items in the 1996 Balance Sheets or in the Closing Date Balance Sheets or in such Reports to which such party objects and the changes or adjustments that such party proposes be made thereto, shall constitute such party's acceptance of the 1996 Balance Sheets, the Closing Date Balance Sheets and each of the determinations contained in the Price Adjustment Reports. If a party has delivered such an Objection Statement to the other parties within the Objection Period, then, the parties shall attempt to resolve their difference by mutual agreement within the succeeding twenty (20) days. If the parties are unable to do so, the matters that remain in dispute (which shall consist solely of the items as to which any party objected in such party's Objection Statement and were not resolved by agreement of the parties) shall be submitted, for binding resolution, to a firm of independent certified public accountants (the "Review Accountants"), that shall be selected by agreement of the parties, or
(ii) if such agreement cannot be reached within a period of ten (10) business days, then, by lot from among the five "Big Six" accounting firms other than Peat Marwick. The determination of the Review Accountant with respect to the matters in dispute shall be final and binding on, and non-appealable by, the parties hereto. The fees and expenses of the Review Accountants and the reasonable accountants and attorneys fees and disbursement and other reasonably incurred out-of-pocket expenses of the prevailing party shall be paid or reimbursed, as the case may be, by the non-prevailing party with respect to such dispute.

C.   POST-CLOSING ADJUSTMENTS TO PURCHASE PRICE.

     As an inducement to Sellers to enter into the Stock Purchase Agreement and to sell the Shares to Buyer, the Buyer and Sellers have agreed that the Share Purchase Price (as the same may have been theretofore adjusted pursuant to the provisions of Section 2.3 of the Stock Purchase Agreement or Section B of this
SCHEDULE 2.3), shall be subject to the following possible additional adjustment (the "Post Closing Adjustment"):

     1. EXCLUSIVE LICENSE ADJUSTMENT. The County of San Diego has issued a Request For Proposals (an "RFP") pursuant to which the County intends to award a contract for the provision of helicopter medical transport services in that County beginning in 1998 and the Company is in the process of preparing such a proposal in response to the RFP. If, within eighteen (18) months following the Closing Date, the Company is awarded that contract by the County of San Diego (the "San Diego County Contract"), the Share Purchase Price shall be increased by $500,000 (the "Post Closing Share Price Adjustment") by increasing the then remaining principal amount of each of the Seller Notes by an amount that bears the same ratio to $500,000 as the original principal amount of each such Note bears to the aggregate sum of the respective original principal amounts of all of the Notes.

     2. EFFECTUATION OF POST-CLOSING ADJUSTMENT. If a Post-Closing Share Price Adjustment is required to be made pursuant to Subsection 1 of this Section C, each Noteholder may submit his originally-signed Seller Note to the Buyer in exchange for which Buyer shall issue to such Noteholder a new Seller Note of like tenor, except that such new Seller Note shall give effect the Post Closing Share Price Adjustment provided for in this SECTION C as if such adjustment had become effective on the date the San Diego County Contract was awarded to the Company; PROVIDED, HOWEVER, that the failure or refusal of the Buyer to accept the Seller Note of any Noteholder for exchange in the manner hereinabove provided shall not affect the Post-Closing Share Price Adjustment, which shall nevertheless become effective retroactively to the date the San Diego County Contract was granted to the Company and, in such event, the originally-signed Seller Note shall thereafter represent the right to receive the principal amount stated thereon plus the amount of the increase in the principal amount thereof arising from such Post-Closing Share Price Adjustment.

                                  SCHEDULE 4.3

                                Seller Conflicts



Under California law, consent from the spouses and ex-spouses of certain of the Shareholders may be required prior to the transfer of the Shares.

                                  SCHEDULE 5.2

                                   Securities



     Pursuant to the terms of the Company's Articles of Incorporation, each Shareholder has a preemptive right to purchase such Shareholder's pro rata share (based on such Shareholder's percentage ownership of all of the outstanding shares) of any shares of capital stock that may be issued by Mercy Air Service, Inc.

                                  SCHEDULE 5.4

                                Company Conflicts



1. Consent will be required from the Federal Aviation Administration for the sale of the Shares to Air Methods Corporation.

2. Consent will be required from the County of Orange, California for the transfer of the License issued by the County to the Company on January 1, 1997.

3. Consent will be required from the County of San Diego Department of Health Services for the transfer of the Ambulance/Transport Permit # A-96-033 issued by the County to the Company.

4. Consent will be required from the County of Kern, California for the transfer of the Kern County Ambulance Service Operation Permit issued by the County to the Company on October 1, 1994 and renewed on February 29, 1996.

5. Consent will be required from the Riverside County Health Services Agency, Department of Public Health, for the transfer of the Ambulance Operator Permit issued by the County to the Company on July 1, 1996

6. Consent will be required from the San Bernardino County Department of Public Health for the transfer of the EMS Aircraft Service Permit issued by the County to the Company and effective July 1, 1996. (This Permit expired on June 30, 1997. See SCHEDULE 5.13.)

7. Consent will be required from California State Bank pursuant to the Company's line of credit with such bank.

8. Consent will be required from First Security Bank of Utah, N.A. (as assignee of Mitsui & Co.) pursuant to Section 21 of that certain helicopter lease dated January 30, 1994.

9. Consent will be required from Sky Harbor Hangars pursuant to Section 11 of that certain Aviation Sublease Agreement dated August 1, 1996.

                                  SCHEDULE 5.5

                         Financial Statement Exceptions


None.

                                  SCHEDULE 5.6

                                 Certain Changes


(c) The Company has entered into the following contracts since December 31, 1996:

      1. Lease Agreement, between the Company and the City of Banning, dated March 1, 1997.

      2. Patient Transport Agreement, between the Company and California Speedway Corporation, dated May 24, 1997.

(d) The Company is currently one of two providers of emergency air ambulance services to San Diego County. Effective January 1, 1998, the provider(s) of such services will be determined by a bidding process.

                                  SCHEDULE 5.7

                                 Tangible Assets

See attached list.

DESCRIPTION                                     DATE ACQUIRED    NET BOOK VALUE

Morrow Mav Radio                                   04/19/89               0
Motorola 8SE Statn                                 09/16/89               0
Motorola 800 MNZ RDO                               12/05/90               0
ACS-PA100F Siren. Sys                              01/15/91              57
Motorola DSP Base                                  06/05/91             333
II Morrow Apollo MDL                               12/18/91             239
Sperry RT220 Radio                                 08/31/92             637
Aircraft Base Station                              04/21/92             446
Telephone Coupler                                  06/03/92             724
VHS AM Base Station                                05/27/92           1,554
Telephone System                                   06/01/92             407
Lanier Messenger                                   03/25/92              92
Spectra Radio                                      02/28/94           1,342
800 MZ Radio-C-GUIN                                01/31/96           4,942
Dispatch Console                                   01/16/96          54,928
---------------------------------------         ------------     -------------
                                                                     65,701

1982 Bell 412 Copter                               04/21/89         776,513
Bell 412 Helicopter                                12/31/91       2,327,733
Bell 222-415MA                                     12/30/93       1,330,100
Bell 222-416MA                                     12/30/93       1,143,790
Bell 222-403MA                                     04/13/94       1,199,612
Bell 222-408MA                                     06/05/94       1,060,490
416MA Heli Modificat                               05/11/94         375,237
415MA Heli Modificat                               03/31/94           9,443
Med Tadio-415MA                                    02/21/95          36,470
Lock Box-415MA                                     04/30/95          12,834
Patient Handler-416M                               12/27/95          23,362
---------------------------------------         ------------     -------------
                                                                  8,295,584

Anaheim Concrete                                   06/28/94           7,571
Anaheim Electrical                                 07/26/94           1,340
STA 4 Helipad Anaheim                              09/08/94          16,598
---------------------------------------         ------------     -------------
                                                                     25,509

STA 3                                              03/01/97       13,521.32
                                                         (not included in total)

1990 Ford Tempo                                    09/17/91               0
1990 Ford Van                                      09/17/91               0
'93 Mercury                                        03/26/96           5,816

DESCRIPTION                                     DATE ACQUIRED    NET BOOK VALUE

'94 Dutchman RV                                    03/07/96           8,295
---------------------------------------         ------------     -------------
                                                                     14,111

1988 Skyline MBL HME                               01/27/89          24,630
Utility and Phone Line (Disposed of 3/31/97)       02/14/89           5,103
---------------------------------------         ------------     -------------
                                                                     29,733

Tandy 1000 Computer                                06/30/89               0
80286 Comptr W/40MB                                02/01/90               0
25MMZ Computer                                     11/18/91               0
HP Laser Printer                                   09/17/91               0
A/R Billing Software                               03/18/92               0
RISL System 6000                                   03/18/92               0
Alpha Micro 1200                                   07/07/93             300
486DX PC                                           04/29/93             236
MT932BA Modem                                      04/29/93             109
ML393 Printer                                      04/29/93             157
Accounting Software                                04/29/93             234
486DX Computer                                     01/27/94             928
486 Colorbook                                      01/05/94             877
PC Notebook                                        03/15/94             748
COMPAQ                                             02/08/94             483
486 Colorbook (MD)                                 03/30/94           1,087
Notebook (SD)                                      04/12/94           1,793
Alpha Micro 1500                                   08/25/94             450
Unitex 484 Computer                                12/15/94             436
(5) Toshiba Laptop                                 05/26/95           5,693
(3) Optogust Monitor                               05/31/95           1,980
402 CDW Computer                                   12/31/95           1,122
Starion Computer                                   04/19/96           1,237
Compaq Computer                                    05/31/96           1,431
RISC 6000 Disk Drive                               06/11/96           1,149
(2) Pentium Computer                               03/19/96           2,640
HP Laserjet 5 Printer                              09/18/96             957
---------------------------------------         ------------     -------------
                                                                     24,047

2-Lifepak 5 Monitors                               01/18/89               0
2-Lifepak 5 Defibtrs                               01/18/89               0
2-Lifestat 100BP                                   01/18/89               0

DESCRIPTION                                     DATE ACQUIRED    NET BOOK VALUE

Uni-Vent MOL 706                                   02/07/89               0
2-Med Tech Trans PMP                               04/25/89               0
Hellcor Oximeter                                   05/23/89               0
LSP Autovent 3000                                  04/24/91              64
40MIN Pulse Oximeter                               04/29/91              44
MINIMED Infusion System                            04/22/91             161
Defib W/Monitor                                    04/23/91             307
Defib W/Monitor                                    04/23/91             307
2-Blood Pressure EQP                               04/23/91             162
Battery Charger                                    04/23/91              50
Helio Med Package                                  05/01/91         215,285
Battery Charger                                    09/18/91              85
Minimed Infusion System                            01/21/92             628
LSP Autovent 3000                                  03/19/92             354
Infusion System                                    09/16/93           1,022
LSP Autovent 3000                                  08/16/93             564
LSP Autovent                                       03/30/94             840
IVAC Infus Pump                                    04/01/94           1,514
Defib W/ Monitor                                   04/25/94           3,511
Propaq 106 EL                                      09/16/94           4,503
Propaq 106 EL                                      09/20/94           4,503
(2) ASIC Infus Pump                                09/16/94           2,896
Aspirator/Oximeter                                 06/09/94             540
(2) Propaq CO2 Sensor                              03/29/95          12,076
(2) ASIC Infus PMP                                 03/31/95           4,249
Patient Simulator                                  06/15/95             798
S/D Life PAC N30249                                12/11/95           4,274
(2) Autovent Ventil                                01/01/96           2,276
(2) Monitors W/Defib                               01/01/96           7,979
(2) Port Infus Pumps                               01/01/96           3,926
Upgrade Propaq Monit                               03/18/96           3,446
LOX Converter                                      02/21/96           1,689
Monitor W/Defib                                    08/29/96           4,174
---------------------------------------         ------------     -------------
                                                                    282,227

CVA UPS                                            06/22/92             300
Damon 3050 Copier                                  06/02/93           1,075
HP Fax-200                                         02/08/93             118
---------------------------------------         ------------     -------------
                                                                      1,493

DESCRIPTION                                     DATE ACQUIRED    NET BOOK VALUE

A/C Unit                                           08/25/93             401
(2) Press Transducer                               06/28/94             686
Mango Air Condition                                08/28/95             741
---------------------------------------         ------------     -------------
                                                                      1,828
                                                                 =============

TOTALS                                                            8,740,233

                                  SCHEDULE 5.8

                          Intangible Personal Property


The Company's trade name, "Mercy Air Service, Inc." is not registered with the United States Patent and Trademark Office.

The Company holds licenses to use the following computer software:

     a. AeroMed Software Dispatch Module v2.2, Network Version, Flight Management Module v2.2, Network Version, Continuing Education Module v2.2, Network Version, and sample data relating to the foregoing.
     b. The following modules and programs from RECORDATA WEST, Inc.: Basic Billing Level 4, Basic Analysis Module, Graphic Analysis Module, Electronic Claims Submission-- Medicare, Async Modem, Multi-Company Module, and Auto Bill Processor Feature.
     c. Certain accounting and payroll software from Data Management Technigies, Inc.
     d. EasyLoan
     e. Haines Directory
     f. Pro CD Phone Books
     g. Perfect Works
     h. Word Perfect
     i. Quattro Pro for Windows
     j. Quicken
     k. Microsoft Office
     l. Microsoft Office 95
     m. Microsoft Works for Windows
     n. Microsoft Windows 95
     o. Rand McNally TripMaker
     p. EZ Page
     q. Message Flash
     r. Norton AntiVirus

                                  SCHEDULE 5.9

                                     Leases


1.   REAL PROPERTY LEASED BY THE COMPANY:

     (a) Lease dated August 28, 1996 by and between H.S.T.D.-I Partnership and the Company for premises located at 8190 Mango Avenue, Fontana, California 92335.

     (b) Heliport Lease dated December 20, 1996 by and between the City of Adelanto and the Company for a heliport located on the grounds of Fire Station #322, at 10370 Rancho Road, Adelanto, California 92301.

     (c) Heliport Lease dated March 1, 1997 by and between the City of Banning and the Company for a heliport located on the grounds of Banning Municipal Airport, at 200 S. Hathaway, Banning, California.

     (d) Helicopter Base Station Lease dated June 16, 1996 by and between North Net Fire Training Center and the Company for a helicopter base station at 2400 E. Orangewood Ave., Anaheim, California 92806.

     (e) Office and Helicopter Parking Space Rental Agreement dated October 3, 1996 by and between Western Flight, Inc. and the Company for office space at 2210 Palomar Airport Rd., Carlsbad, California 92008 and helicopter parking space adjacent thereto.

     (f) Agreement dated January 1, 1996 by and between Palomar Pomerado Health System and the Company for a helicopter station at 555 East Valley Parkway, Escondido, California.

     (g) Sublease Agreement dated March 11, 1996 by and between Cruiseair Aviation, Inc. and the Company for premises at Ramona Airport, Ramona, California.

     (h) Aviation Sublease Agreement dated August 1, 1996 by and between Sky Harbor Hangars and the Company for rental of Hangar 1 at 545 Kenney Street, Bldg. G, Gillespie Field, El Cajon, California.

     (i) Sublease Agreement dated April 20, 1994 by and between the City of Rancho Cucamonga and the Company for an ambulance base station at Fire Station Number 174, 11297 Jersey Boulevard, Rancho Cucamonga, California.

2.   PERSONAL PROPERTY LEASED BY THE COMPANY:

     (a) Helicopter lease (s/n 47523) dated 1/30/94 from First Security Bank of Utah, N.A. (as assignee of Mitsui & Co.).

     (b) Helicopter lease (Bell Model 222B Aircraft, s/n 47134) dated March 7, 1994 from H.A.S. Corporation dba Western Pennsylvania Helicopter.

     (c) Postage machine (Model E500, S/N 0064564) lease from Pitney Bowes dated August, 1996.

                                  SCHEDULE 5.11

                                Title Exceptions

1. All of the Company's inventory, equipment, documents, books and records are covered by, and subject to a lien under, a UCC-1 Financing Statement filed by California State Bank as Secured Party. The UCC-1 Financing Statement was filed on 3/11/96 and expires on 3/11/2001.

In addition, the following Company assets and leased personal property are subject to a UCC-1 Financing Statement in favor of the secured parties named below:

2. Bell Helicopter Model 222UT (S/N 47526), together with engines and equipment
     Secured Party: Air Methods Corporation
     Filing Date: 1/14/94
     Expiration Date: 1/14/99

3. Bell Helicopter Model 222U (S/N 47568), together with engines and equipment Secured Party: Air Methods Corporation
     Filing Date: 1/14/94
     Expiration Date: 1/14/99

4. Bell Helicopter Model 222UT (S/N 47523), together with equipment and avionics
     Secured Party: Mitsui & Co. (Canada) Ltd.
     Filing Date: 4/13/94
     Expiration Date: 4/13/99

5. Bell Helicopter Model 412SP (S/N 36009), together with engines and equipment
     Secured Party: Textron Financial Corporation
     Filing Date: 3/4/96
     Expiration Date: 3/5/2001

6. Bell Helicopter Model 222UT (S/N 47514), together with all equipment and avionics
     Secured Party: Mitsui & Co. (Canada), Ltd.
     Filing Date: 3/22/96
     Expiration Date: 3/22/2001

7. 1st Source Bank has a security interest in the three helicopters with S/N 33060, S/N 47135 and S/N 47156.

                                  SCHEDULE 5.12

                           Material Company Contracts

1. Agreement with the Department of the Youth Authority, Heman G. Stark Youth Training School (a division of the State of California), dated July 1, 1996.

2. Agreement with the Department of Corrections, Ironwood State Prison and Chuckawalla Valley State Prison (a division of the State of California), dated February 28, 1996.

3. Agreement with the County of Kern, a political subdivision of the State of California, dated July 9, 1996. This Agreement expires on June 30, 1997, and will be replaced by a new Agreement dated July 1, 1997, a copy of which has been provided.

4. Agreement with the County of San Diego, a political subdivision of the State of California, dated December 12, 1995.

5. Agreement for Provision of Medical Director with the Regents of the University of California, on behalf of the University of California at San Diego Medical Center, dated January 1, 1996.

6. Agreement for Postgraduate Training in Emergency Medical with the Regents of the University of California, on behalf of the University of California at San Diego Medical Center, dated January 1, 1996.

7. Agreement with the Regents of the University of California, on behalf of the University of California at San Diego Medical Center, dated January 1, 1996. Under this Agreement, the Company shall respond to requests for air medical transportation within San Diego and Imperial Counties. The Regents shall provide the Company with, among other things, access to its telecommunications equipment and with certain medical equipment.

8. Line of Credit Agreement with California State Bank, dated March 1, 1996.

9. Promissory Note in the principal amount of $3,565,153.80 issued by the Company to Bell Helicopter Textron Inc., dated November 26, 1990.

10. Security Agreement between the Company and Bell Helicopter Textron Inc., dated November 26, 1990.

11. Financing Agreement with Premium Financing Specialists.

12. Exclusive Supply Agreement between the Company and Air Liquide America Corporation dated January 1, 1996.

                                  SCHEDULE 5.13

                              Compliance with Laws

The Department of Public Health of San Bernardino County, which exercises local regulatory authority over medical transportation providers that operate within that county, has requested additional information regarding the Company's compliance with that agency's liability insurance requirements. The Company believes it is in compliance with those requirements and that the County's questions stem from a misreading of the certificates of insurance furnished to that Department. The Company has arranged for its insurance brokerage firm to issue a new certificate that sets out, in greater detail, the liability insurance coverage that it has and expects this matter to be resolved within the next two weeks.

                                  SCHEDULE 5.14

                 Labor and Employment Agreements; Benefit Plans


DIRECTORS AND OFFICERS OF THE COMPANY:

     Directors:  Homer L. Aerts, J. Steven Dickmeyer, Don D. Reed, Terry L. Russ
                 and Richard J. Silva

     Officers:   Chief Executive Officer: David Dolstein
                 President: Richard J. Silva
                 Vice-President: Homer L. Aerts
                 Secretary: Don D. Reed

EMPLOYEES AND CONSULTANTS OF THE COMPANY WHOSE ANNUAL CASH COMPENSATION EXCEEDS $60,000:

        David Dolstein
        Mary Davis
        Richard J. Silva
        Roy Cox
        Dennis Donovan
        Stephen Grace
        Donna Kovacs
        Dan Miller
        Michele Neff
        Danny Nicholson
        Marie Podboy

        Homer L. Aerts, J. Steven Dickmeyer, Don D. Reed and Terry L. Russ each received $36,000 in W-2 income from the Company.

EMPLOYMENT CONTRACTS

      David Dolstein is employed by the Company pursuant to that certain Employment, Non-Competition and Profit Participation Agreement, dated December 30, 1994, between David Dolstein and the Company.

NO VIOLATION OF EMPLOYMENT LAWS; NO STRIKES

      None.

EMPLOYEE PLANS

     1. Medical Insurance: The Company provides all full time regular employees the option of enrolling in one of two health insurance plans: Blue Shields' Access+ HMO and Blue Shields' Preferred Plan (90/70). The Administrator of both plans is Blue Shield of California, Two North Point, San Francisco, California 94133.

     2. Dental Insurance: The Company provides all full time regular employees the option of enrolling in the 490 Monterey Dental Plan. The Administrator of the plan is California Dental Health Plan, 14471 Chambers Road, Tustin, California 92680.

     3. Life Insurance: The Company provides all full time employees life insurance with a death benefit of $35,000. Certain medically qualified employees are eligible for an additional $15,000 death benefit. The Administrator is California Physician's Insurance Corp., P.O. Box 7725, San Francisco, California 94120.

     4. Pension/Retirement: The Company provides a 401(k) plan (the Company does not match employee contributions). The Administrator is The Senex Group, 21021 Ventura Blvd., Suite 310, Woodland Hills, California 91364.

     5. Other Benefits: The Company provides holiday pay, vacation pay, and pay for "well days."

                                  SCHEDULE 5.15

                                   Litigation

None.

                                  SCHEDULE 5.16

                              Environmental Matters


None.

                                  SCHEDULE 5.18

                           Related Party Transactions

The Company leases premises at 8190 Mango Ave., Fontana, California pursuant to a Lease dated August 28, 1996 by and between H.S.T.D.-I Partnership and the Company. H.S.T.D.-I Partnership is owned by the Shareholders.

David Dolstein is employed by the Company pursuant to that certain Employment, Non-Competition and Profit Participation Agreement, dated December 30,
1994, between David Dolstein and the Company.

The Company has made loans to, and received loans from, its Shareholders and certain affiliates of the Shareholders. These loans will be paid or canceled as set forth in the Stock Purchase Agreement.

                                  SCHEDULE 5.19

                              Taxes and Tax Returns

(a)   None.

(b)   None.

(c)   None.

                                  SCHEDULE 5.20

                                    Insurance

1. Worker's compensation insurance policy with Liberty Mutual, through U.S. Aviation Underwriters, Inc. (Policy No. WC7-A21-968143-016), a copy of which is attached.

2. "Combination Aircraft Liability and Physical Damage and Airport Commercial General Liability Policy" with U.S. Aviation Underwriters, Inc. (Policy Number SIHL 1-7986).

3.   Professional Liability Insurance with Admiral Insurance Company.

4. Commercial Property Insurance with Commercial Union Insurance Company (Policy No. CTK311497).

5.   Auto Insurance with Commercial Union Insurance Company (Policy No.
     CTK311506).

                                  SCHEDULE 5.21

                                  Bank Accounts


      1.  California State Bank, West Covina, California
                        o  Money Market Account #892 520275
                        o  General/Payroll Account #892 520208

          Each of the Sellers and David Dolstein are authorized to draw on the account.

                                  SCHEDULE 5.22

                                     Brokers

None.

                                  SCHEDULE 7.2

                               Permitted Dividends

The Company shall be permitted to pay dividends to the Sellers in a manner and amount sufficient to allow the Sellers to timely pay the monthly payments under the Textron Debt. The amount of each such monthly payment is approximately $31,227.33.

                                  SCHEDULE 8.5

                                  Textron Debt


The Textron Debt is the debt evidenced by that certain Promissory Note in the principal amount of $2,415,207.00, made, jointly and severally, by Homer L. Aerts, Don D. Reed, Richard J. Silva, J. Steven Dickmeyer and Terry L. Russ, on March 8, 1996, and held by Textron Financial Corporation, a Delaware corporation. The Promissory Note is secured by a Guaranty made on March 8, 1996 by Mercy Air Service, Inc., in favor of Textron Financial Corporation, and by a Pledge and Security Agreement executed by Mercy Air Service, Inc. in favor of Textron Financial Corporation. The collateral under the Security Agreement is a Bell Model 412SP Helicopter, S/N 36009, and all parts and engines thereto. The remaining unpaid balance of the Promissory Note, as of June 3, 1997, was approximately $2,221,022.44.

                                  SCHEDULE 8.6

                             Short-Term Investments


Cash in a business money-market account at California State Bank, account number 892521328.

                                  SCHEDULE 8.7

                     Indebtedness of Company to Shareholders


As of July 31, 1997, the Company owes the Shareholders the following amounts under loans made by the Shareholders to the Company:


SHAREHOLDER                 AMOUNT DUE TO SHAREHOLDER FROM COMPANY

Homer L. Aerts                           $284,120.98
J. Steven Dickmeyer                      $284,120.98
Don D. Reed                              $ 84,299.75
Terry L. Russ                            $284,120.98
Richard J. Silva                         $      0.00
                                         -----------
    Total                                $936,662.69

                                  SCHEDULE 8.8

                                  Stock Options



     Homer L. Aerts                     100,000 shares
     J. Steven Dickmeyer                100,000 shares
     Don D. Reed                        100,000 shares
     Terry L. Russ                      100,000 shares
     Richard J. Silva                   100,000 shares

                                  SCHEDULE 16.1

                        Mailing Addresses of the Parties


Notices to Sellers shall be mailed to:



With a copy to:

Ben Frydman
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660

Notice to Buyer shall be mailed to:

Air Methods Corporation
7301 South Peoria
Englewood, Colorado 80112
Attn.: Chairman of the Board